As filed with the Securities and Exchange Commission on December 11, 1997
                                                   Registration No. 333-40813



                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                 FORM S-11

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                             -----------------

                        ANTHRACITE MORTGAGE CAPITAL, INC.
    (Exact Name of Registrant as Specified in its Governing Instruments)

                             -----------------

           345 Park Avenue, 29th Floor, New York, New York 10154
                               (212) 754-5560
 (Address, Including Zip Code, and Telephone Number, including Area Code, of
                 Registrant's Principal Executive Offices)

                             -----------------

                               Hugh R. Frater
                                 President
                      Anthracite Mortgage Capital Inc.
                        345 Park Avenue, 29th Floor
                          New York, New York 10154
                               (212) 754-5560
    (Name, Address, Including Zip Code, and Telephone Number, Including
                      Area Code, of Agent for Service)
                             -----------------

                                 COPIES TO:

   RICHARD T. PRINS, ESQ.                           [TO COME]
   SKADDEN, ARPS, SLATE
     MEAGHER & FLOM LLP
   919 THIRD AVENUE
   NEW YORK, NEW YORK 10022
   TELEPHONE: (212) 735-2790
   FACSIMILE: (212) 735-2000

                             -----------------


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



                     CALCULATION OF REGISTRATION FEE

                                                      PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF SECURITIES         AMOUNT BEING       OFFERING PRICE PER   AGGREGATE OFFERING       AMOUNT OF
       BEING REGISTERED          REGISTERED (1)            SHARE               PRICE(2)         REGISTRATION FEE


    Common Stock, par value      330,000 shares            $20.00             $6,600,000                $0(3)
        $0.01 per share
------------------------------------------------------------------------------------------------------------------




(1) Includes 0 shares of Common Stock which may be purchased by the Underwriters to cover over-allotments, if any (the
           "Underwriting).
(2) Estimated based on a bona fide estimate of the maximum offering price of $20.00 solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933.
(3)        A fee of $2,000.00 was paid on November 21, 1997.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                     ANTHRACITE MORTGAGE CAPITAL, INC.
            CROSS-REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
                  OR REGISTRATION STATEMENT OF INFORMATION
                           REQUIRED BY ITEMS 1-30


       FORM S-11                                                        CAPTION IN PROSPECTUS OR
       ITEM NUMBER AND CAPTION                                              PAGE REFERENCE
       ----------------------------------------------------   ---------------------------------------------------------
1.     Forepart of Registration Statement and Outside Front   FOREPART OF REGISTRATION STATEMENT, OUTSIDE FRONT
          Cover Page of Prospectus.........................      COVER PAGE OF PROSPECTUS
2.     Inside Front and Outside Back Cover Pages of           INSIDE FRONT COVER PAGE OF PROSPECTUS; OUTSIDE
          Prospectus.......................................      BACK COVER PAGE OF PROSPECTUS
3.     Summary Information, Risk Factors and Ratio of
          Earnings to Fixed Charges........................   PROSPECTUS SUMMARY; RISK FACTORS
4.     Determination of Offering Price.....................   OUTSIDE FRONT COVER PAGE OF PROSPECTUS; UNDERWRITING
5.     Dilution............................................   *
6.     Selling Security Holders ...........................   *
7.     Plan of Distribution................................   OUTSIDE FRONT COVER PAGE OF PROSPECTUS; UNDERWRITING
8.     Use of Proceeds.....................................   PROSPECTUS SUMMARY; USE OF PROCEEDS
9.     Selected Financial Data.............................   *
10.    Management's Discussion and Analysis of Financial      MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
          Condition and Results of Operations..............      CONDITION AND RESULTS OF OPERATIONS
11.    General Information as to Registrant................   PROSPECTUS SUMMARY; BUSINESS; THE MANAGER; THE
                                                                 COMPANY
12.    Policy with Respect to Certain Activities...........   BUSINESS; THE MANAGER; DESCRIPTION OF CAPITAL STOCK;
                                                                 ADDITIONAL INFORMATION
13.    Investment Policies of Registrant...................   PROSPECTUS SUMMARY; BUSINESS; THE MANAGER; THE
                                                                 COMPANY
14.    Description of Real Estate..........................   *
15.    Operating Data......................................   *
16.    Tax Treatment of Registrant and Its Security Holders   PROSPECTUS SUMMARY; RISK FACTORS; CERTAIN FEDERAL
                                                                 INCOME TAX CONSIDERATIONS; ERISA CONSIDERATIONS
17.    Market Price of and Dividends on the Registrant's      RISK FACTORS; DIVIDEND AND DISTRIBUTION POLICY;
          Common Equity and Related Stockholder Matters....      PRINCIPAL STOCKHOLDERS
18.    Description of Registrant's Securities..............   OUTSIDE FRONT COVER PAGE OF PROSPECTUS; PROSPECTUS
                                                                 SUMMARY; DESCRIPTION OF CAPITAL STOCK, CERTAIN
                                                                 FEDERAL INCOME TAX CONSIDERATIONS; ERISA
                                                                 CONSIDERATIONS
19.    Legal Proceedings...................................   BUSINESS
20.    Security Ownership of Certain Beneficial Owners and    OUTSIDE FRONT COVER PAGE OF PROSPECTUS; THE MANAGER;
          Management.......................................      THE COMPANY; PRINCIPAL STOCKHOLDERS
21.    Directors and Executive Officers....................   THE MANAGER; THE COMPANY
22.    Executive Compensation..............................   THE MANAGER; THE COMPANY
23.    Certain Relationships and Related Transactions......   RISK FACTORS; THE MANAGER
24.    Selection, Management and Custody of Registrant's
          Investments......................................   RISK FACTORS; THE MANAGER
25.    Policies with Respect to Certain Transactions.......   RISK FACTORS; THE MANAGER
26.    Limitations of Liability............................   THE MANAGER; THE COMPANY; DESCRIPTION OF CAPITAL
                                                                 STOCK
27.    Financial Statements and Information................   INDEX TO FINANCIAL STATEMENTS
28.    Interests of Named Experts and Counsel..............   LEGAL MATTERS; EXPERTS
29.    Disclosure of Commission Position on Indemnification
          for Securities Act Liabilities...................   *
       Quantitative and Qualitative Disclosures About Market  *
          Risk.............................................


+++
30.                                                           *


----------------------

*  Not Applicable



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH
THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION
STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN
OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE
ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER,
SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR
QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                           SUBJECT TO COMPLETION
               PRELIMINARY PROSPECTUS DATED JANUARY __, 1998


                                 PROSPECTUS

                             __________ SHARES

                     ANTHRACITE MORTGAGE CAPITAL, INC.

                                COMMON STOCK

           Anthracite Mortgage Capital, Inc. (the "Company") is a newly organized Maryland corporation created to invest in a diversified portfolio of multifamily, commercial and residential mortgage loans, mortgage-backed securities and other real estate related assets in U.S.
and non U.S. markets financed by the proceeds of this offering and borrowings. The Company will seek to achieve strong investment returns by maximizing the spread of investment income (net of credit losses) earned on its real estate assets over the cost of financing and hedging these assets and/or liabilities. The Company's business decisions will depend on changing market factors and the Company will pursue various strategies and opportunities in different market environments. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"), and generally will not be subject to federal taxes on its income to the extent that it distributes its net income to stockholders and maintains its qualification as a REIT.

           The Company's business plan and associated risk profile will be similar to that of a bank or savings association. However, the REIT structure will provide tax benefits for the Company's investors that are not available to investors in a bank or savings association. The
Company's operations will be managed by BlackRock Financial Management
Inc. (the "Manager"), a wholly owned subsidiary of PNC Bank Corp ("PNC").
The Manager has more than $50 billion in assets under management, including over $15 billion of mortgage-backed securities and other real estate related assets.

           All of the shares of common stock (the "Common Stock") offered hereby are being sold by the Company. The Common Stock offered to the public hereby will represent substantially all of the equity ownership of the Company.

           Prior to the Offering, there has been no public market for the Common Stock. It is currently estimated that the initial public offering price for the Common Stock will be between $____ and $____ per share. See
"Underwriting" for information relating to the determination of the initial public offering price. Application has been made to list the Common Stock on the [New York Stock Exchange] under the symbol "[ ]MC."

                               --------------

           SEE "RISK FACTORS" COMMENCING ON PAGE __ FOR A DISCUSSION OF
CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE
COMMON STOCK OFFERED HEREBY, INCLUDING:



o The Company intends to acquire significant amounts of mortgage loans and non-investment grade mortgage-backed securities, including Interest only securities (IOs), which are likely to be subject to significant risk of loss of principal and non-payment of interest;
o The Company may invest in distressed mortgage loans and properties, including real properties with known environmental problems, which may not generate sufficient revenues to meet operating expenses and debt service and may expose the Company to liabilities substantially in excess of the Company's investment;
o Borrower defaults, casualty losses and state or foreign law enforceability issues, as well as other events and circumstances, may result in losses on the Company's investments;
o The Company's operations are expected to be highly leveraged, which is likely to increase the volatility of the Company's income and net asset value and could result in operating or capital losses;
o The Company's investments and income will be sensitive to changes in prevailing interest rates, reshaping of the yield curve and changes in prepayment rates, which may result in a mismatch between the Company's borrowing rates and asset yields;
o The Company intends to acquire Mortgage Loans and mortgage backed securities ("MBS") secured by real property located outside the U.S. which will be subject to sovereign, political and currency risks in addition to usual real estate risks.
o The Company intends to use hedging strategies that involve risk and that may not be successful in insulating the Company from exposure to changing interest and prepayment rates;
o The Company will be dependent on the Manager for successful operations;
o Conflicts of interest between the Manager and its Affiliates and the Company could result on decisions that do not fully reflect the interests of the Company's stockholders;
o The Company has no operating history and will have many competitors; and
o The Company will be taxed as a corporation if it fails to maintain its qualification as a REIT.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                                           UNDERWRITING DIS-  PROCEEDS TO
                   PRICE TO PUBLIC             COUNT(1)        COMPANY
-------------------------------------------------------------------------
PER SHARE         $                       $                 $
TOTAL (3)         $                       $                 $
-------------------------------------------------------------------------

(1)    THE COMPANY HAS AGREED TO INDEMNIFY THE SEVERAL UNDERWRITERS AGAINST
       CERTAIN LIABILITIES, INCLUDING LIABILITIES UNDER THE SECURITIES ACT
       OF 1933, AS AMENDED.  SEE "UNDERWRITING."
(2)    BEFORE DEDUCTING ESTIMATED EXPENSES OF $_______, PAYABLE BY THE COMPANY.
(3)    THE COMPANY HAS GRANTED TO THE UNDERWRITERS AN OPTION, EXERCISABLE
       WITHIN 30 DAYS OF THE DATE HEREOF, TO PURCHASE UP TO AN AGGREGATE OF
       1,500,000 ADDITIONAL SHARES OF COMMON STOCK AT THE INITIAL
       PRICE TO PUBLIC PER SHARE LESS THE UNDERWRITING DISCOUNT, FOR
       THE PURPOSE OF COVERING OVER-ALLOTMENTS, IF ANY. IF SUCH
       OPTION IS EXERCISED IN FULL, THE TOTAL PRICE TO PUBLIC,
       UNDERWRITING DISCOUNT AND PROCEEDS TO THE COMPANY WILL BE
       $_______, $_______, AND $______, RESPECTIVELY. SEE
       "UNDERWRITING."

                             -----------------


THE SHARES OF COMMON STOCK ARE BEING OFFERED BY THE SEVERAL UNDERWRITERS,
SUBJECT TO PRIOR SALE, WHEN, AS AND IF ISSUED TO AND ACCEPTED BY THE
UNDERWRITERS AND SUBJECT TO APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL
FOR THE UNDERWRITERS AND CERTAIN OTHER CONDITIONS. THE UNDERWRITERS RESERVE
THE RIGHT TO WITHDRAW, CANCEL OR MODIFY SUCH OFFER AND TO REJECT ORDERS IN
WHOLE OR IN PART. IT IS EXPECTED THAT DELIVERY OF THE SHARES OF COMMON
STOCK WILL BE MADE IN NEW YORK, NEW YORK ON OR ABOUT _______, 1998.



                              ----------------


                            FRIEDMAN, BILLINGS,
                             RAMSEY & CO., INC.
                              ----------------

              The date of this Prospectus is _________, 1998.



           CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN
TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE
COMMON STOCK. SUCH TRANSACTIONS MAY INCLUDE STABILIZING THE PURCHASE OF
SHARES OF COMMON STOCK TO COVER SYNDICATE SHORT POSITIONS AND THE
IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE
"UNDERWRITING."

                              ----------------

           CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS AND THE
DOCUMENTS INCORPORATED BY REFERENCE HEREIN CONSTITUTE "FORWARD-LOOKING
STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF
1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934,
AS AMENDED, WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING
TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "EXPECT," "ANTICIPATE,"
"ESTIMATE," "INTEND," "CONTINUE," OR "BELIEVES" OR THE NEGATIVES THEREOF
OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY. THE STATEMENTS IN
"RISK FACTORS" IN THIS PROSPECTUS CONSTITUTE CAUTIONARY STATEMENTS
IDENTIFYING IMPORTANT FACTORS, INCLUDING CERTAIN RISKS AND UNCERTAINTIES,
WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS THAT COULD CAUSE THE
ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO DIFFER
MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.

           THE COMPANY MAY PROVIDE PROJECTIONS, FORECASTS OR ESTIMATES OF
FUTURE PERFORMANCE OR CASH FLOWS OF THE COMPANY. PROJECTIONS, FORECASTS
AND ESTIMATES ARE ALSO FORWARD-LOOKING STATEMENTS AND WILL BE BASED UPON
CERTAIN ASSUMPTIONS. ACTUAL EVENTS ARE DIFFICULT TO PREDICT AND MAY BE
BEYOND THE COMPANY'S CONTROL. ACTUAL EVENTS MAY DIFFER FROM THOSE
ASSUMED. SOME IMPORTANT FACTORS THAT WOULD CAUSE ACTUAL RESULTS TO DIFFER
MATERIALLY FROM THOSE IN ANY FORWARD-LOOKING STATEMENTS INCLUDE CHANGES
IN INTEREST RATES; DOMESTIC AND FOREIGN BUSINESS, MARKET, FINANCIAL OR
LEGAL CONDITIONS; DIFFERENCES IN THE ACTUAL ALLOCATION OF THE ASSETS OF
THE COMPANY FROM THOSE ASSUMED; AND THE DEGREE TO WHICH ASSETS ARE HEDGED
AND THE EFFECTIVENESS OF THE HEDGE, AMONG OTHERS. IN ADDITION, THE DEGREE
OF RISK WILL BE INCREASED BY THE COMPANY'S LEVERAGING OF ITS ASSETS.
ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT ANY ESTIMATED RETURNS OR
PROJECTIONS CAN BE REALIZED OR THAT ACTUAL RETURNS OR RESULTS WILL NOT BE
MATERIALLY LOWER THAN THOSE THAT MAY BE ESTIMATED.



                             PROSPECTUS SUMMARY

           The following summary should be read in conjunction with and is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Certain capitalized and other terms used herein shall have the meanings assigned to them in the Glossary, which, starts at page __. Unless otherwise indicated, the information in this Prospectus assumes that the Underwriters, over-allotment option is not exercised.

           This Prospectus contains forward-looking statements that inherently involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of the information set forth under the heading
"Risk Factors" and within the Prospectus generally.


                                THE COMPANY


           Anthracite Mortgage Capital Inc. (the "Company"), a Maryland corporation, was formed on January ___, 1998, to invest in multifamily, commercial and residential mortgage loans, mortgage-backed securities and other real estate related assets in both U.S. and non U.S. markets. The
Company will use its equity capital and borrowed funds to seek to achieve strong investment returns by maximizing the spread of investment income
(net of credit losses) earned on its real estate assets over the cost of financing and hedging these assets. The Company will elect to be taxed as a real estate investment trust ("REIT") under the Code. The Company generally will not be subject to federal taxes on its income to the extent that it distributes its net income to its stockholders and maintains its qualification as a REIT. See "Federal Income Tax
Considerations--Requirements for Qualification as a REIT--Distribution
Requirement."


           The day-to-day operations of the Company will be managed by BlackRock Financial Management, Inc. (the "Manager") subject to the direction and oversight of the Company's Board of Directors, a majority of whom will be unaffiliated with PNC Bank Corp ("PNC" and, together with its subsidiaries and Affiliates, the "PNC Group") and the Manager. The
Manager, a Delaware corporation, is a wholly owned subsidiary of PNC. The
Manager provides discretionary investment management services for over $50 billion in assets, including over $15 billion of multifamily, commercial and residential mortgage-backed securities and provides non discretionary risk management advisory services for over $150 billion in mortgage assets. See "The Manager." The Company has elected to be externally managed by the Manager to take advantage of the existing business relationships, operational and risk management systems, expertise and economies of scale associated with the Manager's current business operations.

           The Company intends to purchase and originate multifamily, commercial and residential term loans ("Mortgage Loans") and interests in multifamily and commercial mortgage-backed securities ("CMBS"). The
Company also may invest in interests in residential mortgage-backed securities ("RMBS" and, together with CMBS, "MBS"). The Company may hold its Mortgage Loans or utilize them as collateral to create its own MBS.

           Initially, one of the Company's primary investment focuses will be the acquisition of non-investment grade MBS. These MBS offer the potential of a higher yield than relatively more senior classes of MBS, but carry greater credit and prepayment risk. The Company believes that a prudently managed portfolio of non-investment grade MBS can produce attractive returns in a variety of interest rate environments.

           The Company will take an opportunistic approach to its investments and, accordingly, the Company may invest in assets other than Mortgage Loans and MBS. The Company may invest in or provide loans used to finance construction ("Construction Loans"), loans secured by real property and used as temporary financing ("Bridge Loans") and loans secured by junior liens on real property ("Mezzanine Loans"). The Company may invest in multifamily and commercial Mortgage Loans that are in default
("Nonperforming Mortgage Loans") or for which default is likely or imminent or for which the borrower is making monthly payments in accordance with a forbearance plan ("Subperforming Mortgage Loans" and, together with Nonperforming Mortgage Loans and other distressed mortgage loans, "Distressed Mortgage Loans").

           The Company may also invest, for hedging and other purposes, in derivative mortgage securities such as Interest only (IO) strips, Principal only (PO) strips and other securities with significant exposure to changes in mortgage prepayment rates. The Company may invest in mortgage assets secured by real property located outside the United
States.

           The Company may invest in multifamily, commercial and other real property, including Net Leased Real Estate, properties acquired at foreclosure or by deed-in-lieu of foreclosure ("REO Property") and other underperforming or otherwise distressed real property (all of such underperforming and distressed real property, together with REO Property, being referred to collectively as "Distressed Real Property"). The
Company expects that a portion of its mortgage assets will consist of mortgage-based derivative securities and foreign MBS and Mortgage Loans.
In addition, the Company may invest in Real Property located outside the United States. The Company may invest in registered investment companies, partnerships and other investment funds and other types of non-mortgage related assets and intends to engage in hedging transactions to reduce interest rate, prepayment and any currency exchange rate risks.

           PNC Bank, a subsidiary of PNC and the 13th largest bank in the U.S., will enter into an agreement granting the Company, so long as the Management Agreement (as hereinafter defined) with the Manager remains in effect, a right of first offer to purchase not less than $500 million annually of multifamily and commercial Mortgage Loans typical of Loans originated by PNC Bank. Although not contractually committed to do so, the Company intends to purchase pools of Mortgage Loans offered to it pursuant to the foregoing right of first offer, provided such purchase would comply with the Company's guidelines and underwriting criteria as established and modified from time to time. The Company believes that pools of PNC Bank's Mortgage Loans will be appropriate investments for the Company given the Company's investment strategy.

           PNC Bank's Real Estate Line of Business provides credit for all commercial and multifamily property types to middle market and institutional clients throughout the U.S. including commercial and residential developers, investors, mortgage brokers and property management companies. Over 350 employees in 12 offices are focused into four segments: Institutional, Regional, Affordable Housing and Warehouse
Lending. Also included within the business are Capital Markets units devoted to Loan Syndications, Commercial Mortgage Backed Securitization and Permanent Mortgages Placement. As of September 30, 1997, PNC Bank's
Real Estate Line of Business had commitments to the real estate industry exceeding $8.5 billion. Originations, net of syndications, for the nine months ended September 30, 1997 were in excess of $2.7 billion.

           The Company will finance its assets with the net proceeds of this offering (the "Offering") and borrowings and expects that it will, employ significant leverage consistent with the type of assets acquired and the desired level of risk in various investment environments, in general. The Company will leverage primarily with reverse repurchase agreements, dollar rolls, securitizations of its Mortgage Loans and secured and unsecured loans including issuance of commercial paper. The
Company may also issue preferred stock as a source of longer term capital to finance asset growth.

           The Company's policy is to acquire those mortgage assets which it believes are likely to generate the highest returns on capital invested, after considering the amount and nature of anticipated cash flows from the asset, the credit risk of the borrower, the Company's ability to pledge the asset to secure collateralized borrowings, the capital requirements resulting from the purchase and financing of the asset, the potential for appreciation and the costs of financing, hedging and managing the asset.
Prior to acquisition, potential returns on capital employed will be assessed over the expected life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios.
In managing the Company's portfolio, the Manager will establish stringent credit standards and credit monitoring procedures and will also consider balance sheet management and risk diversification issues. The Company will employ proprietary risk management tools developed by the Manager to continually monitor the risks of its assets and liabilities.

           The Company intends to manage the credit risk associated with its investment portfolio by regularly monitoring the individual credit exposures associated with its investment portfolio, diversifying its portfolio of non-investment grade investments and maintaining a portion of its assets in high quality investments. The Company will implement various hedging strategies, primarily to protect itself from the effects of interest rate fluctuations on its variable rate liabilities. However, no hedging strategy will insulate the Company completely from such risks and the Company's ability to enter into hedging transactions may be limited by the Code and the transaction costs associated with entering into such transactions.


                                THE MANAGER

           The Manager is a wholly owned subsidiary of PNC. Established in 1988, the Manager is one of the largest fixed income investment management firms in the United States. The Manager's staff includes over 200 investment and administrative professionals. The professional investment staff includes more than 30 portfolio managers and analysts, and approximately 80 research and software development personnel. The
Manager engages in investment and risk management as its sole businesses and specializes in the management of domestic and offshore fixed income assets for pension and profit sharing plans, financial institutions such as banking and insurance companies and mutual funds for retail and institutional investors. The Manager also provides risk management and asset/liability advisory services on over $150 billion of complex assets and liabilities including mortgage securities, loans and servicing rights. Many of the Manager's senior professionals were pioneers in the mortgage and structured finance markets and average over ten years experience in raising and managing mortgage capital.

           The Manager has more than $50 billion in assets under management, including over $15 billion in commercial, multifamily and residential mortgage-backed securities and other real estate related assets. The Manager and its Affiliates have significant experience in underwriting originating, servicing and securitizing commercial, multifamily and residential Mortgage Loans and has participated in several non U.S. mortgage and MBS transactions. Since the beginning of 1996, Affiliates of the Manager have acquired or originated over $10 billion in mortgage assets and, to date, have issued over $5.8 billion in securities collateralized by such assets.

           At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors. The Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the assets and operations of the Company as may be appropriate. The Manager will be primarily involved in three primary activities: (i) underwriting, originating and acquiring
Mortgage Loans and other real estate related assets; (ii) asset/liability and risk management, hedging of floating rate liabilities, and financing, management and disposition of assets, including credit and prepayment risk management; and (iii) capital management, structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing and hedging strategies for the Company, monitor the performance of the Company's assets and provide certain administrative and managerial services in connection with the operation of the Company.


           The Manager will receive a quarterly base management fee calculated as a percentage of the Average Invested Assets of the Company for each calendar quarter and equal to 1% per annum of the first $1 billion of such Average Invested Assets, 0.75% of the next $250 million of such Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company.

           The Manager will be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds From Operations of the Company
(before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus loses) from debt restructuring and sales of property per share of Common
Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of the initial offering and the prices per share of any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury
Rate plus two percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter.
Notwithstanding the foregoing, accrual and payment of any portion of the incentive compensation that is attributable to net capital gains of the Company will be delayed to the extent, if any, required by the Investment
Advisers Act of 1940 as in effect at that time. "Funds From Operations" as defined by the National Association of Real Estate Investment Trusts
("NAREIT") means net income (computed in accordance with generally accepted accounting principals ("GAAP") excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities
(adjusted to constant maturities of ten years) published by the Federal
Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company. See "The
Manager -- Management Compensation" for a more detailed explanation of the management compensation arrangements.


           The ability of the Company to generate Funds From Operations in excess of the Ten Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level of credit losses, the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

           The Manager is expected to use the proceeds from its base management fee and incentive compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will receive no cash compensation directly from the Company.

           The Company expects to rely primarily on the facilities, personnel and resources of the Manager to conduct its operations. The
Company expects to contract with third parties for the ongoing servicing of certain assets. The Manager will be reimbursed by the Company for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase.
Expense reimbursement will be made quarterly.


           The management fees are payable in arrears. The Manager's base and incentive fees and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter. If requested by the Manager, the Company will make advance payments of the base management fee as often as semi-monthly at the rate of 75% of the amount estimated by the Manager.


           The Company will enter into the Management Agreement with the Manager at the closing of the Offering. Except in the case of a termination by the Company for cause, upon termination of the Management Agreement by the Company, the Company will be obligated to pay the Manager a substantial termination fee. See "The Manager -- The Management Agreement."


                              INDUSTRY TRENDS

           Management believes fundamental changes are occurring in the U.S. mortgage market, resulting in the shifting of investment capital and mortgage assets out of traditional lending and savings institutions and into the development and growth of new forms of mortgage banking and mortgage investment firms, including those that qualify as REITs under the Code. Management believes that traditional mortgage investment companies, such as banks, thrifts and insurance companies, provide less attractive investment structures for investing in mortgage assets because of the costs associated with regulation, infrastructure, and corporate level taxation. Additionally, with the development of highly competitive national mortgage markets (which the Company believes is partly due to the expansion of government sponsored enterprises such as GNMA, FNMA and FHLMC), local and regional mortgage originators have lost market share to more efficient mortgage originators who compete nationally. The Manager also anticipates that these trends will ultimately be reflected throughout the world markets. The growth of the secondary mortgage market, including new securitization techniques, has also resulted in financing structures that can be utilized efficiently to fund leveraged mortgage portfolios and better manage interest rate risk.


           As a REIT, the Company can generally pass through earnings to stockholders without incurring an entity-level federal income tax, thereby allowing the Company to pay higher dividends than financial institutions and mortgage banking competitors that are subject to federal income tax on their earnings. In addition, recent changes to federal tax laws provide REITs with greater flexibility to manage and hedge their floating rate liabilities. See "Federal Income Tax Considerations --
Taxation of the Company."


           The U.S. residential and commercial mortgage markets have experienced considerable growth over the past 15 years with total U.S.
residential mortgage debt outstanding growing from approximately $965 billion in 1980 to approximately $3.9 trillion in 1996, according to the Mortgage Market Statistical Annual for 1997, and total U.S. commercial mortgage debt outstanding growing from approximately $955 billion in 1993 to approximately $1.06 trillion in 1996, according to The Federal
Reserve. In addition, according to the same sources, the total U.S.
residential mortgage debt securitized into MBS has grown from approximately $110 billion in 1980 to approximately $1.9 trillion in 1996, and total U.S. commercial MBS outstanding has grown from approximately $34.2 billion in 1993 to approximately $97.2 billion in 1996.

           Foreign mortgage loan and securitization markets have also grown rapidly in recent years. For example, in Europe commercial and residential Mortgage Loans outstanding have grown by over $200 billion since 1993 to reach $1.6 trillion in 1996. This global growth of the supply and demand for mortgage capital is expected to continue and the REIT investment structure is expected to be the most efficient vehicle for financing such growth.


                     DIVIDEND POLICY AND DISTRIBUTIONS


           To maintain its qualification as a REIT, the Company intends to make annual distributions to its stockholders of at least 95% of the Company's Taxable Income (which does not necessarily equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and by excluding any net capital gains. The foregoing dividend policy is subject to revision at the discretion of the Company's Board of Directors. All distributions in excess of those required for the Company to maintain REIT status will be made by the Company at the discretion of the Board of Directors and will depend on the taxable earnings of the Company, its financial condition and such other factors as the Board of Directors deems relevant.



                            SUMMARY RISK FACTORS

           Each prospective purchaser of the Common Stock offered hereby should review "Risk Factors" beginning on page __ for a discussion of certain factors that should be considered before investing in the Common
Stock, including the following:

           o The Company intends to acquire significant amounts of Mortgage Loans and non-investment grade mortgage-backed securities, including Interest only securities (IOs), which are subject to greater risk of loss of principal and non-payment of interest than investments in Mortgage Loans or senior investment grade securities;

           o The Company may invest in distressed Mortgage Loans and properties, including real properties with known environmental problems, which may not generate sufficient revenues to meet operating expenses and debt service and may expose the Company to liabilities substantially in excess of the Company's investment;

           o Borrower defaults, casualty losses and state or foreign law enforceability issues, as well as other events and circumstances, may result in losses on the Company's investments;

           o The Company's operations are expected to be highly leveraged, which is likely to increase the volatility of the Company's income and net asset value and could result in operating or capital losses;

           o The Company's investments and income will be sensitive to changes in prevailing interest rates, reshaping of the yield curve and changes in prepayment rates which may result in a mismatch between the Company's borrowing rates and asset yields;

           o The Company intends to acquire Mortgage Loans and mortgage backed securities secured by real property located outside the U.S., which will be subject to sovereign, political and foreign currency risks in addition to usual real estate risks;

           o The Company intends to use hedging strategies that involve risk and that may not be successful in insulating the Company from exposure to changing interest and prepayment rates;

           o The Company will contract with the Manager to advise the Board of Directors and direct the day-to-day business affairs of the Company. Thus, the Company's success will depend to a large degree on the skill and experience of the Manager's employees. In particular, the Unaffiliated Directors will rely on information provided by the Manager to review transactions of the Company with PNC Bank Corp. and its Affiliates;

           o Conflicts of interest between the Manager and its Affiliates and the Company, including the purchase from Affiliates of term loans originated by such Affiliates, could result on decisions that do not fully reflect the interests of the Company's stockholders;

           o The Company has no operating history and will have many competitors;

           o The Company will be taxed as a corporation if it fails to maintain its qualification as a REIT;

           o         Failure to maintain an exception from the Investment
                     Company Act would adversely affect results of operations;


           o         Active formation and operation of competing mortgage
                     REITs may adversely affect the ability of the Company to acquire assets and the market price of the Common Stock.


           o Future revisions in policies and strategies may be made at the discretion of the Board of Directors;

           o Future offerings of debt and equity may have an adverse effect on market price of the Common Stock;
                     and

           o Restrictions on ownership of the Common Stock may make it more difficult to change control of the Company.


                                THE OFFERING

Common Stock Offered........................  __________ shares(1)
Common Stock to be Outstanding
After the offering..........................  __________ shares(1)(2)
Use of Proceeds.............................  Purchase of the Company's
                                              initial portfolio of mortgage
                                              and other assets. The Company
                                              intends to temporarily invest
                                              proceeds of the Offering in
                                              readily marketable interest
                                              bear ing assets until
                                              appropriate real estate
                                              assets are identified and
                                              acquired. Pending full
                                              investment in the desired mix
                                              of assets, funds will be
                                              committed to short-term
                                              investments that are expected
                                              to provide a lower net return
                                              than the Company hopes to
                                              achieve from its intended
                                              primary investments.

Proposed [NYSE] Symbol......................  "[  ]MC"

---------------

(1) Assumes that the Underwriters' option to purchase up to an additional _________ shares to cover over-allotments is not exercised. See "Underwriting."


(2) Includes 100 shares of Common Stock issued to the Manager in connection with the initial organization of the Company.
           Excludes _________ shares of Common Stock reserved for issuance under the Company's 1998 Stock Option Plan. Options to acquire _____ shares of Common Stock have been granted to the Manager and Unaffiliated Directors of the Company. See
           "Management of the Company--Stock Options."



                                RISK FACTORS

           Before investing in the shares of Common Stock offered hereby, prospective investors should give special consideration to the information set forth below, in addition to the information set forth elsewhere in this Prospectus. The following risk factors are interrelated and, consequently, investors should treat such risk factors as a whole.
This Prospectus may contain forward-looking statements that may be identified by the use of forward-looking terminology such as "may,"
"will," "should," "expect," "anticipate," "estimate," "intend,"
"continue," or "believes" or the negative thereof or other variations thereon or comparable terminology. The matters set forth under "Risk
Factors" constitute cautionary statements identifying important factors with respect to any forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

           An investment in the Company involves various risks, including the risk that an investor can lose its investment. While the Company will strive to attain its objectives through, among other things, the Manager's research and portfolio management skills, there is no guarantee of successful performance, that such objectives can be reached or that a positive return can be achieved. In addition to the information set forth elsewhere in this Prospectus, the following risk factors should be considered.

GENERAL

           The results of the Company's operations will be affected by various factors, many of which are beyond the control of the Company. The
Company's Net Income will vary primarily as a result of credit experience, changes in short-term interest rates and borrowing costs, the behavior of which involve various risks and uncertainties. Prepayment rates, interest rates and borrowing costs depend upon the nature and terms of the mortgage assets, the geographic location of the real estate securing the Mortgage Loans included in or underlying the mortgage assets, conditions in financial markets, the fiscal and monetary policies of the countries in which the Company invests (particularly the United
States government and the Federal Reserve Board), competition and other factors, none of which can be predicted with any certainty.

OPERATING RISKS

           CREDIT RISKS FROM OWNERSHIP OF NON-INVESTMENT GRADE MORTGAGE
ASSETS. The Company intends to acquire a significant amount of non-investment grade mortgage assets, including unrated "first loss" credit support subordinated interests. A first loss security is the most subordinated class in a structure and accordingly is the first to bear the loss upon a default on, restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Such classes are subject to special risks, including a substantially greater risk of loss of principal and non-payment of interest than more senior, rated classes. The market values of subordinated interests tend to be more sensitive to changes in economic conditions and less sensitive to changes than more senior, rated classes. As a result of these and other factors, subordinate interests generally are not actively traded and may not provide holders thereof with liquidity of investment.

           The yield to maturity on subordinated interests of the type the Company intends to acquire will be extremely sensitive to the default and loss experience of the underlying mortgage loans and the timing of any such defaults or losses. Because the subordinate interests of the type the Company intends to acquire generally have no credit support, to the extent there are realized losses on the mortgage loans, the Company may not recover the full amount or, in extreme cases, any of its initial investment in such subordinate interests.

           RISK OF LOSS ON MORTGAGE LOANS. The Company intends to acquire, accumulate and securitize Mortgage Loans as part of its investment strategy. While holding Mortgage Loans, the Company will be subject to risks of borrower defaults, bankruptcies, fraud and losses and special hazard losses that are not covered by standard hazard insurance. Also, the costs of financing and hedging the Mortgage Loans could exceed the interest income on the Mortgage Loans. In the event of any default under Mortgage
Loans held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. It may not be possible or economical for the Company to securitize all of the mortgage loans which it acquires, in which case the Company will continue to hold the mortgage loans and bear the risks of borrower defaults, bankruptcies, fraud losses and special hazard losses. Furthermore, the Company would expect to retain a subordinate interest in securitizations of such mortgage loans, in which case it would retain substantially all of these risks in a more concentrated form up to the amount of its subordinated interest.

           Multifamily and Commercial Loans Involve a Greater Risk of
Loss Than Single Family Loans. Multifamily and commercial real estate lending is considered to involve a higher degree of risk than single family residential lending because of a variety of factors, including generally larger loan balances, dependency for repayment on successful operation of the mortgaged property and tenant businesses operating therein, and loan terms that include amortization schedules longer than the stated maturity which provide for balloon payments at stated maturity rather than periodic principal payments. In addition, the value of multifamily and commercial real estate can be affected significantly by the supply and demand in the market for that type of property.

           Volatility of Values of Mortgaged Properties May Affect
Adversely the Company's Mortgage Loans. Commercial and multifamily property values and net operating income derived therefrom are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail, industrial, office or other commercial space); changes or continued weakness in specific industry segments;
perceptions by prospective tenants, retailers and shoppers of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; construction quality, age and design; demographic factors; retroactive changes to building or similar codes; and increases in operating expenses (such as energy costs).

           Construction, Bridge and Mezzanine Loans Involve Greater Risks of Loss Than Loans Secured by Income Producing Properties. The Company may acquire Construction Loans, Bridge Loans and Mezzanine Loans. These types of Mortgage Loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property. This is because of a variety of factors, including, in the case of Construction Loans, dependency on successful completion and operation of the project for repayment, difficulties in estimating construction or rehabilitation costs and loan terms that often require little or no amortization, providing instead for additional advances to be made and for a balloon payment at a stated maturity date. In the case of Mezzanine
Loans, the factors would include, among other things, that a foreclosure by the holder of the senior loan could result in a Mezzanine Loan becoming unsecured. Accordingly, the Company may not recover some or all of its investment in such Mezzanine Loan. In addition, Construction
Loans, Bridge Loans and Mezzanine Loans may have higher loan to value ratios than conventional Mortgage Loans because of shared appreciation provisions.


           Distressed Mortgage Loans May Have Greater Default Risks Than
Performing Loans. The Company may acquire Nonperfoming and Subperforming
Mortgage Loans, as well as Mortgage Loans that have had a history of delinquencies. These Mortgage Loans presently may be in default or may have a greater than normal risk of future defaults and delinquencies, as compared to newly originated, high quality loans. Returns on an investment of this type depend on the borrower's ability to make required payments or, in the event of default, the ability of the loan's servicer to foreclose and liquidate the mortgaged property underlying the Mortgage
Loan. There can be no assurance that the servicer can liquidate a defaulted Mortgage Loan successfully or in a timely fashion.

          RISKS RELATED TO INVESTMENTS IN REAL PROPERTY. Distressed Real
Properties may have significant amounts of unleased space and thus may not generate revenues sufficient to pay operating expenses and meet debt service obligations. The value of the Company's investments in real property and the Company's income and ability to make distributions to its stockholders will be dependent upon the ability of the Manager to hire and supervise capable property managers to operate the real property in a manner that maintains or increases revenues in excess of operating expenses and debt service. Revenues from real property may be affected adversely by changes in national or local economic conditions, competition from other properties offering the same or similar attributes, changes in interest rates and in the availability, cost and terms of mortgage funds, the impact of present or future environmental legislation and compliance with environmental laws, the ongoing need for capital improvements (particularly in older structures), changes in real estate tax rates and other operating expenses, adverse changes in governmental rules and fiscal policies, civil unrest, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured or underinsured losses), acts of war, adverse changes in zoning laws, and other factors which will be beyond the control of the Company.

           Although the Company's insurance will not cover all losses, the Company intends to maintain comprehensive casualty insurance on its real property, including liability and fire and extended coverage, in amounts sufficient to permit replacement in the event of a total loss, subject to applicable deductibles.


           All real property owned by the Company will be subject to real property taxes and, in some instances, personal property taxes. Such real and person property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. An increase in property taxes on the Company's real property could affect adversely the Company's income and ability to make distributions to its stockholders and could decrease the value of that real property.

           The operating costs and values of real property owned by the Company may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances in, on, under or in the vicinity of such real property. Such laws often impose liability whether or not the owner or operator know of, or was responsible for, the presence of such hazardous or toxic substances. The
Company's income and ability to make distributions to its stockholders could be affected adversely by the existence of an environmental liability with respect to its properties.

           The Company may invest in real property with known material environmental problems or Mortgage Loans secured by such real property.
If it does so, the Company may take certain steps to limit its liability for such environmental problems, such as creating a special purpose entity to own such Real Property. Despite these steps, there are risks associated with such an investment. The Manager has only limited experience in investing in Real Property with environmental problems.


           LEVERAGING STRATEGY. The Company expects to employ significant leverage consistent with the type of assets acquired and the desired level of interest rate risk in various investment environments. The
Company's Charter and By laws do not limit the amount of indebtedness the Company may incur.


           Leverage can reduce the net income available for distributions to stockholders. If the interest income on the assets purchased with borrowed funds fails to cover the cost of the borrowings, the Company will experience net interest losses and may experience net losses and erosion or elimination of its equity.


           The ability of the Company to achieve its investment objectives depends to a significant extent on its ability to borrow money in sufficient amounts and on sufficiently favorable terms to earn incremental returns. The Company may not be able to achieve the degree of leverage it believes to be optimal due to decreases in the proportion of the value of its assets that it can borrow against, decreases in the market value of the Company's assets, increases in interest rates, changes in the availability of financing in the market, conditions then applicable in the lending market and other factors. This may cause the Company to experience losses or less profits than would otherwise be the case.


           A substantial portion of the Company's borrowings are expected to be in the form of collateralized borrowings. If the value of the assets pledged to secure such borrowings were to decline, the Company would be required post additional collateral, to reduce the amount borrowed or suffer forced sales of the collateral. If sales were made at prices lower than the carrying value of the collateral, the Company would experience additional losses. If the Company is forced to liquidate Qualified REIT
Real Estate Assets to repay borrowings, there can be no assurance that it will be able to maintain compliance with the REIT provisions of the Code regarding asset and source of income requirements.

           INTEREST RATE MISMATCH BETWEEN ASSET YIELDS AND BORROWING RATES.  The
Company's operating results will depend in a large part on differences between the income from its assets (net of credit losses) and its borrowing costs. The Company intends to fund a substantial portion of its assets with borrowings having interest rates that reset relatively rapidly, such as monthly or quarterly. The Company anticipates that, in most cases, the income from its assets will respond more slowly to interest rate fluctuations than the cost of its borrowings, creating a potential mismatch between asset yields and borrowing rates.
Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence the Company's net income. Increases in these rates will tend to decrease the Company's net income and market value of the Company's net assets. Interest rate fluctuations resulting in the Company's interest expense exceeding interest income would result in the Company incurring operating losses.


           YIELD CURVE RESHAPING. The relationship between short-term and long-term interest rates is often referred to as the "yield curve."
Ordinarily, short-term interest rates are lower than long-term interest rates. If short-term interest rates rise disproportionately relative to long-term interest rates (a flattening of the yield curve), the borrowing costs of the Company may increase more rapidly than the interest income earned on its assets. Because the Company's borrowings will primarily bear interest at short-term rates and its assets will primarily bear interest at medium-term to long-term rates, a flattening of the yield curve will tend to decrease the Company's net income and market value of its net assets. Additionally, to the extent cash flows from long-term assets that return scheduled and unscheduled principal are reinvested, the spread between the yields of the new assets and available borrowing rates may decline and also may intend to decrease the net income and market value of the Company's net assets. It is also possible that short-term interest rates may adjust relative to long-term interest rates such that the level of short-term rates exceeds the level of long-term rates (a yield curve inversion). In this case, borrowing costs may exceed the interest income and operating losses could be incurred.


           RISK OF CHANGING PREPAYMENT RATES. The value of mortgage assets may be affected substantially by prepayment rates on the related
Mortgage Loans. Prepayment rates on mortgage assets are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond the control of the Company and cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage assets generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by the Company in assets yielding less than the yields on the mortgage assets that were prepaid.
In addition, the market value of the mortgage assets may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on mortgage assets generally decrease, in which the Company would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios the Company may fail to recoup fully its cost of acquisition of certain investments.

           The Company may acquire classes of mortgage assets that are entitled to no (or only nominal) payments of principal, but only to payments of interest, such as IOs. The yield to maturity of IOs is very sensitive to the rate of prepayments on the underlying mortgage loans. If the rate of prepayments is faster than anticipated, the yield on IOs will be negatively affected, and, in extreme cases, the initial investment amount may not be recovered and the IO investment could become worthless.
Some IOs bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specified interest rate index
("Inverse IOs"). Therefore, the yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The Company also expects to invest in subordinated IOs ("Sub IOs"). Interest amounts otherwise allocable to Sub IOs generally are used to make payments on more senior classes or to fund a reserve account for the protection of senior classes until overcollateralization occurs or the balance in the reserve account reaches a specified level. The yield to maturity of Sub IOs is very sensitive not only to default losses but also to the rate and timing of prepayment on the underlying loans. Under certain interest rate and prepayment scenarios, the Company may fail to recoup fully the cost of acquiring IOs, Inverse IOs and Sub IOs.

           RISKS ASSOCIATED WITH HEDGING TRANSACTIONS. The Company intends to enter into hedging transactions primarily to protect itself from the effect of interest rate fluctuations on its floating rate debt and also to protect its portfolio of mortgage assets from interest rate and prepayment rate fluctuations. There can be no assurance that the Company's hedging activities will have the desired beneficial impact on the Company's results of operations or financial condition. Moreover, no hedging activity can completely insulate the Company from the risks associated with changes in interest rates and prepayment rates.

           Hedging involves risk and typically involves costs, including transaction costs. Such costs increase dramatically as the period covered by the hedging increases and during periods of rising and volatile interest rates. The Company may increase its hedging activity and, thus, increase its hedging costs, during such periods when interest rates are volatile or rising and hedging costs have increased. The Company intends generally to hedge as much of the interest rate risk as the Manager determines is in the best interests of the stockholders of the Company given the cost of such hedging transactions and the need to maintain the Company's status as a REIT.

           Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default. Default by a party with which the Company has entered into a hedging transaction may result in the loss of unrealized profits and force the Company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

           There can be no assurance that the Company will be able to obtain financing at borrowing rates below the asset yields of its mortgage assets. The Company will face competition for financing sources which may limit the availability of, and adversely affect the cost of funds to, the Company.

           INVESTMENTS MAY BE ILLIQUID AND THEIR VALUE MAY DECREASE. Many of the Company's assets are and will be relatively illiquid. In addition, certain of the MBS that the Company will acquire will include interests that have not been registered under the relevant securities laws, resulting in a prohibition against transfer, sale, pledge or other disposition of those MBS except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. The ability of the Company to vary its portfolio in response to changes in economic and other conditions may be relatively limited. No assurances can be given that the fair market value of any of the Company's assets will not decrease in the future.

           NO OPERATING HISTORY. The Company is newly organized with no operating history and will commence operations only if the shares of Common Stock offered hereby are sold. Accordingly, the Company has not yet developed an earnings history or experienced a wide variety of interest rate fluctuations or market conditions.
Consequently, the Company lacks historical financial results.

           The Manager has no experience in managing a REIT. There can be no assurance that the past experience of the Manager will be sufficient to successfully manage the business of the Company. Further, the past performance of the Manager is not indicative of future results of the Company.

           COMPETITION FOR MORTGAGE ASSETS AND FINANCING. The Company's net income depends, in large part, on the Company's ability to acquire mortgage assets at favorable spreads over the Company's borrowing costs. In acquiring mortgage assets, the Company competes with other mortgage REITS, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. In addition, there are several mortgage REITS with asset acquisition objectives similar to the Company, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase by the Company. Many of the Company's competitors for mortgage assets may have access to greater capital and other resources and may have other advantages over the Company.

           DEPENDENCE ON THE MANAGER. The Company will be wholly dependent for the selection, structuring and monitoring of its mortgage assets and associated borrowings on the diligence and skill of the officers and employees of the Manager. The Company does not anticipate having employment agreements with its senior officers, or requiring the Manager to employ specific personnel or dedicate employees solely to the Company. The Manager in turn is dependent on its ability to attract, retain and motivate qualified personnel. The loss of key personnel could have a material adverse effect on the Company's business, financial condition, cash flows and results of operations.

           CONFLICTS OF INTEREST. The Manager has informed the Company that it expects to continue to purchase and manage mortgage assets and other real estate related assets in the future for third-party accounts.
The Manager and its Affiliates will have no obligation to make any particular investment opportunities available to the Company. As a result, there may be a conflict of interest between the operations of the Manager and its Affiliates in the acquisition and disposition of mortgage assets. In addition, the Manager and its Affiliates may from time to time purchase mortgage assets for their own account and may purchase or sell assets from or to the Company. The Company expects to acquire mortgage assets, including subordinate interests, from the Manager's Affiliates and will have a right of first offer to purchase up to $500 million annually in multifamily and commercial Mortgage Loans originated by the PNC Bank.. In addition, the Company may, but has no current plans to, invest as a co-participant with Affiliates of the Manager in loans originated or acquired by such Affiliates. Although such investments will be subject to prior review by a committee of Unaffiliated Directors, it is anticipated that they will rely primarily on information provided by the Manager. Such conflicts may result in decisions and/or allocations of mortgage assets by the Manager that are not in the best interests of the Company although the Manager seeks to allocate investment opportunities in a fair manner among accounts for which particular opportunities are suitable and to achieve the most favorable price in all transactions.

           In addition to its base management compensation, the Manager will have the opportunity to earn incentive compensation under the Management Agreement for each fiscal quarter in an amount equal to 25% of the Funds From Operations of the Company (before payment of such incentive compensation) plus gains (or minus losses) from certain transactions in excess of the amount that would produce an annualized return on invested common stock capital equal to the Ten-Year U.S.
Treasury Rate plus 2%. In evaluating mortgage assets for investment and in other management strategies, the opportunity to earn a performance fee based on net income may lead the Manager to place undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive compensation and could result in increased risk to the value of the Company's portfolio.

           The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including other REITS. The ability of the Manager and its employees to engage in other business activities could reduce the time and effort spent on the management of the Company.

TAX, LEGAL AND OTHER RISKS


           FAILURE TO MAINTAIN REIT STATUS. In order to maintain its qualification as a REIT for federal income tax purposes, the Company must continually satisfy certain tests with respect to the sources of its income, the nature of its assets, the amount of its distributions to stockholders and the ownership of its stock. If the Company fails to qualify as a REIT in any tax year, it would be taxed as a regular domestic corporation. In such a case, the Company would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the Company's stockholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to the Company's stockholders, which in turn could have an adverse impact on the value of, and trading prices for, the Common Stock.
In addition, the unremedied failure of the Company to be treated as a REIT for any one year would disqualify the Company from being treated as a REIT for four subsequent years.

           The REIT provisions of the Code may limit the ability of the Company to hedge its assets and the related Company borrowings. Under the REIT provisions, the Company must limit its income in each year from "Qualified Hedges" (together with any other income generated from other than qualifying real estate assets) to less than 25% of the Company's gross income. As a result, the Company may have to limit its use of certain hedging techniques that might otherwise be advantageous. Any limitation on the Company's use of hedging techniques may result in greater interest rate risk. If the Company were to receive income from Qualified Hedges in excess of the 25% limitation, it could incur payment of a penalty tax equal to the amount of income in excess of those limitations, or in the case of a willful violation, loss of REIT status for federal tax purposes.


           The Company must also ensure that at the end of each calendar quarter at least 75% of the value of its assets consists of cash, cash items, government securities and qualifying real estate assets, and of the investments in securities not included in the foregoing, the Company does not hold more than 10% of the outstanding voting securities of any one issuer and no more than 5% by value of the Company's assets consists of the securities of any one issuer. Failure to comply with any of the foregoing tests would require the Company to dispose of a portion of its assets within 30 days after the end of the calendar quarter or face loss of REIT status and adverse tax consequences.


           The Company must generally distribute at least 95% of its Taxable Income each year. The Company's operations may from time to time generate Taxable Income in excess of cash flows. To the extent that the Company does not otherwise have funds available, the Company may need to borrow money, receive additional capital or sell assets to obtain the cash needed for distribution to its stockholders.


           FAILURE TO MAINTAIN EXCLUSION FROM THE INVESTMENT COMPANY ACT.
The Company at all times intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act.
Accordingly, the Company does not expect to be subject to the restrictive provisions of the Investment Company Act. The Investment Company Act excludes from regulation entities that are primarily engaged in the business of purchasing or otherwise acquiring "mortgages and other liens on and interests in real estate." Under the current interpretations of the staff of the Commission, in order to qualify for this exception, the Company must, among other things, maintain at least 55% of its assets directly in mortgage loans, qualifying pass-through certificates and certain other qualifying interests in real estate. In addition, unless certain mortgage backed securities represent all the certificates issued with respect to an underlying pool of mortgage loans, such securities may be treated as securities separate from the underlying mortgage loans and, thus, may not qualify as qualifying interests in real estate for purposes of the 55% requirement. The Company's ownership of many mortgage assets, therefore, will be limited by the provisions of the Investment Company Act.
If the Company fails to qualify for exception from registration as an investment company, its ability to use leverage would be substantially reduced, and it would be unable to conduct its business as described herein. Any such failure to qualify for such exemption would have a material adverse effect on the Company.

           ABSENCE OF PUBLIC MARKET. Prior to the Offering, there has not been a public market for the Common Stock, and there can be no assurance that a regular trading market for the shares of Common Stock offered hereby will develop or, if developed, that any such market will be sustained. In the absence of a public trading market, an investor may be unable to liquidate his investment in the Company. The initial public offering price will be determined by the Company and representatives of the Underwriters. There can be no assurance that the price at which the shares of Common Stock will sell in the public market after the closing of the Offering will not be lower than the price at which they are sold by the Underwriters. See "Underwriting." While there can be no assurance that a market for the Common Stock will develop, the Company has applied to have the Common Stock listed on the [New York Stock Exchange] under the symbol "[ ]MC."

           In the event that a public market for the Common Stock exists, it is likely that the market price of the shares of the Common Stock will be strongly influenced by any variation between the gross yield on the Company's assets (net of credit losses) and prevailing market interest rates, with any narrowing of the spread between yield and cost adversely affecting the price of the Common Stock. In addition, since any positive spread between the yield on its assets and the cost of its borrowings will not necessarily be larger in high interest rate environments than in low interest rate environments, the Net Income of the Company and, therefore, the dividend yield on its Common Stock, may be less attractive compared with alternative investments, which could negatively affect the price of the Common Stock.

           TEMPORARY INVESTMENT IN SHORT-TERM INVESTMENTS. The Company's results of operations may be adversely affected during the period in which the Company is initially implementing its investment, leveraging and hedging strategies since during this time the Company will be primarily invested in short-term investments.

           ACTIVE FORMATION AND OPERATION OF COMPETING MORTGAGE REITS. In addition to existing companies, other companies may be organized for purposes similar to that of the Company, including companies organized as REITs focused on purchasing mortgage assets. A proliferation of such companies may increase the competition for equity capital and thereby adversely affect the market price of the Common Stock. In addition, adverse publicity affecting this sector of the capital markets or significant operating failures of competitors may adversely affect the market price of the Common Stock.


           RISK OF ADVERSE TAX TREATMENT OF EXCESS INCLUSION INCOME. In general, dividend income that a Tax-Exempt Entity receives from the Company should not constitute unrelated trade or business income as defined in
Section 512 of the Code ("UBTI"). If, however, Excess Inclusion income were realized by the Company and allocated to stockholders, such income cannot be offset by net operating losses and, if the stockholder is a Tax- Exempt
Entity, is fully taxable as UBTI under Section 512 of the Code and, as to foreign stockholders, would be subject to federal income tax withholding without reduction pursuant to any otherwise applicable income tax treaty.
Excess Inclusion income would be generated if the Company were to issue debt obligations with two or more maturities and the terms of the payments on such obligations bore a relationship to the payments that the Company received on its assets securing those debt obligations. The Company intends to arrange its borrowings in a manner to avoid generating significant amounts of Excess Inclusion income.


           FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Company's Board of Directors has established the investment policies, the operating policies, and the strategies set forth in this Prospectus as the investment policies, operating policies and strategies of the Company. However, these policies and strategies may be modified or waived by the Board of Directors of the Company without stockholder consent, subject, in certain cases, to approval by a majority of the Unaffiliated Directors.

           EFFECT OF FUTURE OFFERINGS OF DEBT AND EQUITY ON MARKET PRICE OF
THE COMMON STOCK. The Company may in the future increase its capital resources by making additional offerings of equity and debt securities, including classes of preferred stock, Common Stock, commercial paper, medium-term notes, CMOs and senior or subordinated notes. All debt securities and other borrowings, as well as all classes of preferred stock, will be senior to the Common Stock in a liquidation of the Company. The effect of additional equity offerings may be the dilution of the equity of stockholders of the Company or the reduction of the price of shares of the Common Stock, or both. The Company is unable to estimate the amount, timing or nature of additional offerings as they will depend upon market conditions and other factors.


           RESTRICTIONS ON OWNERSHIP OF THE COMMON STOCK. In order for the
Company to meet the requirements for qualification as a REIT at all times, the Articles of Incorporation prohibit any person from acquiring or holding, directly or indirectly, shares of capital stock in excess of 9.8%
(in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of any class of capital stock of the Company (other than the Manager and its Affiliates, with respect to whom such percentages are __% in the aggregate) ("Excess Shares"). The Articles of Incorporation further prohibits (i) any person from beneficially or constructively owning shares of capital stock that would result in the Company being "closely held" under Section 856(h) of the Code or would otherwise cause the Company to fail to qualify as a REIT, and (ii) any person from transferring shares of capital stock if such transfer would result in shares of capital stock being owned by fewer than 100 persons. If any transfer of shares of capital stock occurs which, if effective, would result in any transfer or ownership limitations, then that number of shares of capital stock, the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a Trustee of a Trust for the exclusive benefit of one or more Charitable
Beneficiaries, and the Intended Transferee may not acquire any rights in such shares; provided, however, that any transfer occurs which, if effective, would result in shares of capital stock being owned by fewer than 100 persons, the transfer shall be null and void and the Intended
Transferee shall acquire no rights to the stock. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for certain investors. See
"Description of Capital Stock -- Repurchase of Shares and Restrictions on
Transfer."

           Every owner of more than 5% (or such lower percentage as required by the Code or the Regulations promulgated thereunder) of the outstanding shares of any class or series of the Company's capital stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.


           The authorized capital stock of the Company includes preferred stock issuable in one or more series. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders.

           The provisions of the Company's Articles of Incorporation or relevant Maryland law may inhibit market activity and the resulting opportunity for the holders of the Common Stock to receive a premium for their Common Stock that might otherwise exist in the absence of such provisions. Such provisions also may make the Company an unsuitable investment vehicle for any person seeking to obtain ownership of more than [9.8%] of the outstanding shares of the Company's Common Stock.

           Certain provisions of the Maryland General Corporation Law
("MGCL") relating to "business combinations" and a "control share acquisition" and of the Articles of Incorporation and Bylaws of the Company may also have the effect of delaying, deterring or preventing a takeover attempt or other change in control of the Company that would be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. Although the Bylaws of the Company contain a provision exempting the acquisition of Common Stock by any person from the control share acquisition statute, there can be no assurance that such provision will not be amended or eliminated at any time in the future.


                              USE OF PROCEEDS

           The net proceeds from the Offering are estimated to be approximately $_______ ($________ if the Underwriters, overallotment option is exercised in full), assuming an initial offering price of $_____ per share of Common Stock. The net proceeds from the Offering will be used by the Company to purchase its initial portfolio of Assets.

           The Company intends temporarily to invest proceeds of the offering in readily marketable interest bearing assets until appropriate real estate assets are identified and acquired. The Company may require up to six months to have the net proceeds of the Offering fully invested in mortgage assets and up to an additional nine months to fully implement the leveraging strategy to increase the mortgage asset investments to its desired level. Pending full investment in the desired mix of assets, funds will be committed to short-term Investments that are expected to provide a lower net return than the Company hopes to achieve from its intended primary investments.


                      DIVIDEND AND DISTRIBUTION POLICY

           The Company intends to distribute substantially all of its net
Taxable Income (which does not ordinarily equal net income as calculated in accordance with GAAP) to stockholders in each year. The Company intends to declare four regular quarterly dividends. The Company's dividend policy is subject to revision at the discretion of its Board of Directors. All distributions will be made by the Company at the discretion of its Board of Directors and will depend on the earnings and financial condition of the Company, maintenance of REIT status and such other factors as the Company's Board of Directors deems relevant.

           In order to qualify as a REIT under the Code, the Company must make distributions to its stockholders each year in an amount at least equal to (i) 95% of its Taxable Income (before deduction of dividends paid less any net capital gain), plus (ii) 95% of the excess of the net income from Foreclosure Property over the tax imposed on such income by the Code, minus (iii) any excess noncash income. The "Taxable Income" of the Company for any year means the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure Property) subject to certain adjustments provided in the REIT Provisions of the Code.

           It is anticipated that distributions generally will be taxable as ordinary income to stockholders of the Company, although a portion of such distributions may be designated by the Company as capital gain or may constitute a return of capital. The Company will furnish annually to each of its stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital or capital gains. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income
Tax Considerations -- Taxation of Stockholders."


                               CAPITALIZATION

           The capitalization of the Company, as of _________ __, 1997 and as adjusted to reflect the sale of the shares of Common Stock offered hereby at an assumed per share price at the mid-point of the offering range set forth on the cover page of this Prospectus, is as follows:

                                                           As Adjusted(1)(2)
                                            Actual         (in thousands)
                                           ------------   -----------------
Common Stock, par value $.01               $              $
      Authorized -- 100,000,000 shares
      Outstanding -- 100 shares
         (as adjusted _______ shares)

           Additional Paid-in Capital      ------------   -----------------
               Total                       ============   =================

(1) Before deducting offering expenses estimated to be $_______, payable by the Company, and assuming no exercise of the Underwriters' overallotment option to purchase up to an additional _______ shares of Common Stock.


(2) Does not include _______ shares of Common Stock reserved for issuance upon exercise of options granted under the Company's
           1998 Stock Option Plan. See "Management of the Company --
           Stock Options."



                                  BUSINESS

GENERAL

           The Company was recently organized to invest in a diversified portfolio multifamily, commercial and residential Mortgage Loans, mortgage backed securities and other real estate related assets.


           The Company expects to use its equity and borrowed funds to seek to generate net income for distribution to stockholders based primarily on the spread between the yield on its assets (net of credit losses) and the cost of its borrowings and hedging activities. The
Company will elect to be taxed as a REIT under the Code. The Company generally will not be subject to federal income tax to the extent that it distributes its income to its stockholders and maintains its qualification as a REIT. See "Certain Federal Income Tax Considerations."
The day-to-day operations of the Company will be managed by the Manager subject to the direction and oversight of the Company's Board of Directors, a majority of whom will be unaffiliated with PNC and the Manager.


INVESTMENT STRATEGY

           The Company's investment strategy will be to maximize its net income by investing in a diversified portfolio of Mortgage Loans, MBS and other real estate related assets. In creating and managing its investment portfolio, the Company will utilize the Manager's expertise and significant business relationships of the Manager with its Affiliates, as well as unrelated participants in the real estate industry. The Company intends to trade its assets actively but does not intend to acquire, hold or sell assets in such a manner that such assets would be characterized as dealer property for tax purposes.


           The Company intends to acquire the following types of investments: (i) Mortgage Loans; (ii) MBS, including CMBS and RMBS; (iii) fixed and adjustable rate Privately-Issued Certificates and Agency
Certificates; (iv) CMOs and REMIC interests; (v) Mortgage Derivatives, including IOs; (v) multifamily and commercial real properties; (vi)
Non-U.S. Mortgage Loans, Non-U.S. MBS and real properties; and (vii) other assets. Consistent with the Company's policy of maintaining its status as a REIT for federal income tax purposes, substantially all of the Company's assets will consist of Qualified REIT Real Estate Assets under the REIT
Provisions of the Code. See "Description of Mortgage Assets" for a description of these instruments.


           The Company will finance its assets with the net proceeds of the Offering and borrowings and expects that it will maintain an equity-to-assets ratio of 10% to 20%, although the actual ratio may be higher or lower than this range from time to time. The Company will leverage primarily with reverse repurchase agreements, dollar rolls, securitizations of its Mortgage Loans, secured and unsecured borrowings, commercial paper and issuance of Preferred Stock.

           The Company's policy is to acquire those mortgage assets which it believes are likely to generate the highest returns on capital invested, after considering the amount and nature of anticipated cash flows from the asset, the Company's ability to pledge the asset to secure collateralized borrowings, the capital requirements resulting from the purchase and financing of the asset, the potential for appreciation and the costs of financing, hedging and managing the asset. Prior to acquisition, potential returns on capital employed will be assessed over the expected life of the asset and in a variety of interest rate, yield spread, financing cost, credit loss and prepayment scenarios. In managing the Company's portfolio, the Manager also will consider balance sheet management and risk diversification issues.


           Although the Company intends to invest primarily in Mortgage
Loans and CMBS, the Company's business decisions will depend on changing market factors. Thus the company cannot anticipate with any certainty the percentage of its assets that will be invested in each category of real estate related assets. The Company has a great deal of discretion as to the manner in which it may invest, leverage and hedge its assets. The
Company may change any of its policies without stockholder approval.
There can be no assurance that the Company will be successful in its investment strategy.


           As a requirement for maintaining REIT status, the Company generally intends to distribute to stockholders aggregate dividends equaling at least 95% of its Taxable Income each year. See "Certain Federal
Income Tax Considerations"

OPERATING POLICIES AND STRATEGIES

           OPERATING POLICIES. The Board of Directors has established certain operating policies for the Company. Except as specifically prohibited by the Company's Charter or Bylaws, the Board of Directors may, in its discretion, revise the guidelines from time to time in response to changes in market conditions or opportunities without stockholder approval.


           The Company also has adopted compliance guidelines, including restrictions on acquiring, holding and selling assets, to ensure that the Company continues to qualify as a REIT and is excluded from regulation as an investment company. Before acquiring any asset, the Manager will determine whether such asset would constitute a Qualified REIT Real
Estate Asset under the REIT Provisions of the Code. Substantially all of the assets that the Company intends to acquire are expected to be Qualified REIT Real Estate Assets. The Company will regularly monitor purchases of mortgage assets and the income generated from such assets, including income from its hedging activities, in an effort to ensure that at all times the Company maintains its qualification as a REIT and its exclusion under the Investment Company Act.


           CAPITAL AND LEVERAGE POLICIES. The Company's operations are expected to be highly leveraged. Initially, the Company intends to finance its acquisition of mortgage assets through the proceeds of the Offering and, thereafter, primarily by borrowing against or "leveraging" its existing portfolio and using the proceeds to acquire additional mortgage assets. See "Risk Factors--Operating Risks--Leveraging Strategy." The
Company expects to incur debt such that it will maintain an equity-to-assets ratio of 10% to 20%,although the actual ratio may be higher or lower from time to time depending on market conditions and other factors deemed relevant by the Manager. The Company's Charter and Bylaws do not limit the amount of indebtedness the Company can incur, and the Board of Directors has discretion to deviate from or change the Company's indebtedness policy at any time. However, the Company intends to maintain an adequate capital base to protect against various business environments in which the Company's financing and hedging costs might exceed interest income (net of credit losses) from its mortgage assets. These conditions could occur, for example, due to credit losses or when, due to interest rate fluctuations, interest income on the Company's mortgage assets lags behind interest rate increases in the Company's borrowings, which are expected to be predominantly variable rate. See "Risk Factors--Operating
Risks.

           LIABILITIES. Mortgage assets, other than securitized Mortgage
Loans, will be financed primarily at short-term borrowing rates through reverse repurchase agreements, dollar roll agreements, loan agreements, lines of credit, commercial paper borrowings and other credit facilities with institutional lenders. The Company may also borrow long term and issue preferred stock.


           Reverse repurchase agreements are structured as sale and repurchase obligations and have the economic effect of allowing a borrower to pledge purchased mortgage assets as collateral securing short-term loans to finance the purchase of such mortgage assets.
Typically, the lender in a reverse repurchase arrangement makes a loan in an amount equal to a percentage of the market value of the pledged collateral. At maturity, the borrower is required to repay the loan and the pledged collateral is released. Pledged mortgage assets continue to pay principal and interest to the borrower.

           A dollar roll agreement provides for the sale and delayed delivery of mortgage assets and a simultaneous forward repurchase commitment by the borrower to repurchase the same or a substantially similar security on a future date. During the roll period, the borrower forgoes principal and interest payments on the mortgage assets, but is compensated by the interest earned on the cash proceeds of the initial sale of the mortgage assets and the spread on the forward repurchase price. Because the dollar roll provides a borrower with funds for the roll period, its value may be expressed as an "implied financing rate."
Dollar rolls are a favorable means of financing when the forward repurchase price is low compared to the initial sale price, making the implied financing rate lower than alternative short-term borrowing rates.
The Company's ability to enter into dollar roll agreements may be limited in order to maintain the Company's status as a REIT or to avoid the imposition of tax on the Company.


           The Company expects that reverse repurchase agreements and, to the extent consistent with the REIT Provisions of the Code, dollar roll agreements will be, together with Mortgage Loan securitizations, the principal means of leveraging its mortgage assets. However, the Company may also utilize warehouse lines of credit, issue preferred stock or secured or unsecured notes of any maturity if it appears advantageous to do so. The Company intends to enter into reverse repurchase agreements with financially sound institutions, including broker/dealers, commercial banks and other lenders, which meet credit standards approved by the Board of Directors. Upon repayment of a reverse repurchase agreement, or a repurchase pursuant to a dollar roll agreement, the Company intends to pledge the same collateral promptly to secure a new reverse repurchase agreement or will sell similar collateral pursuant to a new dollar roll agreement. Since the Company is newly-formed and has not commenced operations, it has not yet established any lines of credit or collateralized financing facilities. The Company has conducted preliminary discussions with potential lenders and believes, on the basis of these discussions, that it will be able to obtain financing in amounts and at interest rates consistent with the Company's financing objectives.

           The reverse repurchase and dollar roll agreements also would require the Company to deposit additional collateral (a "margin call") or reduce its borrowings thereunder, if the market value of the pledge collateral declines. This may require the Company to sell mortgage assets to provide such additional collateral or to reduce its borrowings. The
Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements and other market conditions affecting the market value of the pledged mortgage assets.
However, there can be no assurance that the Company will be able to safeguard against being required to sell mortgage assets in the event of a change in market conditions.

           RELATIONSHIP WITH PNC. PNC Bank will enter into an agreement granting to the Company, for as long as the Management Agreement with the Manger remains in effect, a right of first offer to purchase not less than $___ million annually of multifamily and commercial Mortgage Loans typical of those originated by PNC Bank. Although not contractually committed to do so, the Company presently intends to purchase the Mortgage Loans offered to it pursuant to the foregoing right of first offer, subject to compliance with the Company's policy guidelines and underwriting criteria as established and modified from time to time.

           The Company expects to maintain a relationship with PNC Bank in which the Company will be a ready, willing and able purchaser of not only Mortgage Loans, but also other assets that may be offered from time to time by PNC Bank. Although no binding commitment will exist on the part of PNC Bank or the Company regarding the sale and purchase of such other assets, the Company expects to be able to purchase such other assets from PNC Bank on terms and at prices that will be fair to both parties and that meet the Company's investment criteria. If an asset that otherwise meets all of the Company's criteria for asset acquisition is being offered to the Company by PNC Bank or one of its Affiliates at a price that is greater, or on terms that are less favorable, than would be available from third parties for similar assets in bona fide arms' length transactions, the Manger would be expected to recommend that the Company decline to acquire that asset at the quoted price and terms, notwithstanding the relationship among the Company, PNC Bank and its Affiliates.


           The Manager will determine fair transfer prices for the Company's acquisitions of assets from PNC Bank and its Affiliates based on guidelines approved by the Unaffiliated Directors. The Unaffiliated
Directors will review those transactions on a quarterly basis to insure compliance with the guidelines.


           In deciding whether to approve an acquisition of any assets, including acquisitions of Mortgage Loans, MBS and other assets from PNC
Bank or its Affiliates, the Manager may consider such information as it deems appropriate to determine whether the acquisition is consistent with the guidelines, such as whether the price is fair and the investment otherwise is suitable and in the best interests of the Company. In addition, the Manager may consider, among other factors, whether the acquisition of that asset will enhance the Company's ability to achieve or exceed the Company's risk adjusted target rate of return, if any, whether the asset otherwise is well-suited for the Company and whether the Company financially is able to take advantage of the investment opportunity presented thereby. There is no geographic limitation or requirement of geographic diversification (either as to size, jurisdictional boundary, zip code or other geographic measure) as to the properties that secure repayment of the Mortgage Loans or underlying the MBS contemplated to be acquired or created by the Company; the only limitations as to the type of assets that the Company may acquire and the characteristics thereof being limitations either (i) imposed by law, (ii) set forth in the Guidelines or (iii) with which the Company must comply as a condition of maintaining both its status as a REIT and its exemption from regulation under the Investment Company Act.

           When possible, the price that the Company will pay for Mortgage Loans, MBS and other assets acquired from PNC Bank or its Affiliates will be determined by reference to the prices most recently paid to PNC Bank or its Affiliates for similar assets, adjusted for differences in the terms of such transactions and for changes in market conditions between the dates of the relevant transactions. If no previous sales of similar assets have occurred, the Company will attempt to determine a market price for the asset by an alternative method, such as obtaining a broker's price opinion or an appraisal, if it can do so at a reasonable cost. Investors should understand, however, that such determinations are estimates and are not bona fide third party offers to buy or sell.

           It is the intention of the Company that the agreements and transactions, including the sale of pools of Mortgage Loans, MBS and real property, between the Company on the one hand and PNC Bank and its Affiliates on the other hand are fair to both parties. However, there can be no assurance that each of such agreements and transactions will be on terms at least as favorable to the Company as it could have obtained from unaffiliated third parties.

           The Company anticipates that the price it pays for assets acquired from PNC Bank or its Affiliates, in certain cases, may be lower than the price that a third party would pay for those assets if economic benefits would inure to PNC Bank and its Affiliates by selling to the Company, rather than a third party. For example, PNC Bank and its affiliates generally would not incur any broker's fees in connection with a sale of Mortgage Loans and MBS to the Company. In addition, if PNC Bank and its affiliates engage in repetitive sales of assets to the Company, the purchase and sale agreement used in the successive transactions is likely to contain standard terms and conditions that previously will have been negotiated by the parties, resulting in reduced legal costs.

           SECURITIZATION. The Company intends to acquire and accumulate
Mortgage Loans for securitization. Securitization is the process of pooling Mortgage Loans and other fixed income assets in a trust or other special purpose vehicle and issuing securities, such as MBS or other debt securities, from the special purpose vehicle. The Company intends to securitize Mortgage Loans primarily by issuing structured debt. Under this approach, for accounting purposes, the securitized Mortgage Loans will remain on the Company's balance sheet as assets and the debt obligations (such as the CMOs) will appear as liabilities. The proceeds of securitizations by the Company will be used to reduce preexisting borrowings relating to such assets and to purchase additional assets.
Issuing structured debt in this manner locks in potentially less expensive, long-term, non-recourse financing that better matches the terms of the Mortgage Loans and fixed income instruments serving as collateral for such debt.

           The Company also may employ, from time to time to the extent consistent with the REIT Provisions of the Code, other forms of securitization under which a "sale" of an interest in the Mortgage Loans occurs, and a resulting gain or loss is recorded on the Company's balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized
Mortgage loans would remain on the Company's balance sheet. The Company may elect to conduct certain of its securitization activities, including such sales, through one or more taxable subsidiaries or through "Qualified REIT Subsidiaries", as defined under the REIT Provisions of the Code, formed for such purpose. In most cases, the special purpose vehicle would elect to be taxed as a Real Estate Mortgage Investment
Conduit ("REMIC") or a Financial Asset Securitization Investment Trust
("FASIT").

           The Company expects that it will retain interests in the underlying Mortgage Loans which will be subordinated with respect to payments or principal and interest on the underlying Mortgage Loans to the classes of securities issued to investors in such securitizations.
Accordingly, any losses incurred on the underlying Mortgage Loans will be applied first to reduce the remaining amount of the Company's retained interest, until reduced to zero.
Thereafter, the Company would have no further exposure to losses.

           Typically, in connection with the creation of a new Mortgage
Loan securitization, the issuer generally will be required to enter into a master servicing agreement with respect to such series of mortgage securities with an entity acceptable to the Rating Agencies, that regularly engages in the business of servicing Mortgage Loans (the
"Master Servicer"). Currently, the Company does not engage in this business. In order to assist the Company in maintaining its exclusion from investment company regulation, the Company expects that it will retain the right to initiate, direct or forbear foreclosure proceedings in connection with defaults on any of the underlying Mortgage Loans and may retain special servicers to maintain borrower performance and to exercise available remedies, including foreclosure, at the direction of the Company. Exercise of such rights may require the company to be responsible for advancing payments to investors in such securitizations as if such default has not occurred.

           The Company intends to structure its securitizations so as to avoid the attribution of any Excess Inclusion Income to the Company's stockholders. See "Certain Federal Income Tax Considerations--Taxation of
Stockholders."

           CREDIT RISK MANAGEMENT. With respect to its assets, the Company will be exposed to various levels of credit and special hazard risk, depending on the nature of the underlying assets and the nature and level of credit enhancements supporting such assets. The Company will originate or purchase mortgage loans which meet minimum debt service coverage standards established by the Company. The Manager will review and monitor credit risk and other risks of loss associated with each investment. In addition, the Manager will seek to diversify the Company's portfolio of assets to avoid undue geographic, issuer, industry and certain other types of concentrations. The Company's Board of Directors will monitor the overall portfolio risk and review levels of provision for loss.

           ASSET/LIABILITY MANAGEMENT. To the extent consistent with its election to qualify as a REIT, the Company will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. The Company intends to minimize its interest rate risk from borrowings both through hedging activities and by attempting to structure the key terms of its borrowings to generally correspond (in the aggregate for the entire portfolio, and not on an asset-by-asset basis) to the interest rate and maturity parameters of its assets.

           HEDGING ACTIVITIES. The Company intends to enter into hedging transactions to protect its investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, Mortgage Derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as the Manager determines is in the best interest of the Company's stockholders, given the cost of such hedges and the need to maintain the Company's status as a REIT. The Manager may elect to have the Company bear a level of interest rate risk that could otherwise be hedged when the Manager believes, based on all relevant facts, that bearing such risk is advisable. The Manager has extensive experience in hedging real estate assets with these types of instruments.

           Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there may be no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. The
Company will enter into these transaction only with counterparties with long term debt rated 'A' or better by at least one of the Rating
Agencies. The business failure of a counterparty with which the Company has entered into a hedging transaction will most likely result in a default, which may result in the loss of unrealized profits and force the company to cover its resale commitments, if any, at the then current market price. Although generally the Company will seek to reserve for itself the right to terminate its hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the counterparty, and the Company may not be able to enter into an offsetting contract in order to cover its risk. There can be no assurance that a liquid secondary market will exist for hedging instruments purchased or sold, and the Company may be required to maintain a position until exercise or expiration, which could result in losses.

           The Company intends to protect its investment portfolio against the effects of significant interest rate fluctuations and to preserve the net income flows and capital value of the Company.
Specifically, the Company's asset acquisition and borrowing strategies are intended to offset the potential adverse effects resulting from the differences between fixed rates or other limitations on coupon rate adjustment, such as interest rate caps, associated with its mortgage assets and the shorter term predominantly variable nature of the Company's related borrowings.

           The Company's hedging activities are intended to address both income and capital preservation. Income preservation refers to maintaining a stable spread between yields from mortgage assets and the Company's borrowing costs across a reasonable range of adverse interest rate environments. Capital preservation refers to maintaining a relatively steady level in the market value of the Company's capital across a reasonable range of adverse interest rate scenarios. To monitor and manage capital preservation risk, the Company will model and measure the sensitivity of the market value of its capital (i.e., the combination of its assets, liabilities and hedging positions) to various changes in interest rates in various economic scenarios. The Company will not enter into these types of the transactions for speculative purposes.

           The Company believes its hedging activities will provide a level of income and capital protection against reasonable interest rate risks. However, no strategy can insulate the Company completely from changes in interest rates.


           OTHER POLICIES. The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act.
The Company may (i) underwrite securities of other issuers, particularly in the course of disposing of its assets, (ii) originate loans and (iii) issue securities in exchange for real property or other assets.


           FUTURE REVISIONS IN POLICIES AND STRATEGIES. The Company's Board of Directors has approved the investment policies, the operating policies and the strategies set forth in this Prospectus. The Board of Directors has the power to modify or waive such policies and strategies without the consent of the stockholders to the extent that the Board of Directors
(including a majority of the Unaffiliated Directors) determines that such modification or waiver is in the best interest of the Company or its stockholders. Among other factors, developments in the market that affect the policies and strategies mentioned herein or which change the Company's assessment of the market may cause the Company's Board of Directors to revise its policies and strategies. However, if such modification or waiver relates to the relationship of, or any transaction between, the Company and the Manager or any Affiliate of the Manager, the approval of a majority of the Unaffiliated Directors is also required.

DESCRIPTION OF REAL ESTATE RELATED ASSETS

           The Company intends to invest principally in the following types of mortgage assets subject to the operating restrictions described in "Operating Policies and Strategies" above and the additional policies described below.

           MORTGAGE LOANS. The Company intends to acquire and accumulate fixed and adjustable-rate Mortgage Loans secured by first or second liens on multifamily residential, commercial, single-family (one-to-four unit) residential or other real property as a significant part of its investment strategy.

           The Mortgage Loans may be originated by or purchased from various suppliers of mortgage assets throughout the United States and abroad, such as savings and loan associations, banks, mortgage bankers, home builders, insurance companies and other mortgage lenders. The
Company may acquire Mortgage Loans directly from originators and from entities holding Mortgage Loans originated by others. The Company may also originate its own Mortgage Loans, particularly bridge financing of Mortgage Loan and real property portfolios. The Board of Directors of the Company has not established any limits upon the geographic concentration of Mortgage Loans to be acquired by the Company or the credit quality of suppliers of Mortgage Assets.

           In considering whether to acquire a pool of Mortgage Loans, the Company's policy is to request that the Manager perform certain due diligence tasks on behalf of the Company that reasonably may be expected to provide relevant and material information as to the value of the Mortgage Loans within that pool and whether the Company should acquire that pool.

           The Company's policy is to acquire Mortgage Loans only at prices that are fair to the Company and that meet the Company's investment criteria. In determining the price of a Mortgage Loan, the Company may request that the Manager review and analyze a number of factors. These factors include market conditions (market interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors). They also include a yield to maturity of the Mortgage Loan, the liquidity of the Mortgage Loan, the limitations on the obligations of the seller with respect to the Mortgage
Loan, the rate and timing of payments to be made with respect to the Mortgage Loan, the mortgaged property underlying the Mortgage Loan, the risk of adverse fluctuations in the market values of that mortgaged property as a result of economic events or governmental regulations, the historical performance and other attributes of the property manager responsible for managing the mortgaged property, relevant laws limiting actions that may be taken with respect to loans secured by real property and limitations on recourse against the obligors following realization on the collateral through various means, risks of timing with respect to Mortgage Loan prepayments, risks associated with geographic concentration of underlying assets constituting the mortgaged property for the relevant
Mortgage Loan, environmental risks, pending and threatened litigation, junior liens and other issues relating to title, a prior history of defaults by affiliated parties on similar and dissimilar obligations, and other factors.

           Distressed Mortgage Loans. The Company may acquire
Nonperforming or Subperforming Mortgage Loans secured by multifamily and commercial properties. In general, the Company expects to foreclose on such Mortgage Loans in an attempt to acquire title to the underlying
Distressed Real Properties. If the Company acquires pools of Distressed
Mortgage Loans (or pools of Mortgage Loans that are primarily Distressed
Mortgage Loans), the Company's policy is that the due diligence to be performed before acquiring such Distressed Mortgage Loans or pools is to be substantially similar to the due diligence process described above in connection with the acquisition of performing Term Loans and the due diligence process described below to be performed in connection with the acquisition of Distressed Real Properties.

           Construction Financing, Bridge Financing and Loans Subject to
Prior Liens. The Company may invest in or provide Construction Loans. The
Company will be permitted to make a Construction Loan of up to 90% of total project costs if the Construction Loan is secured by a first lien mortgage, deed of trust or deed to secure debt, as collateral security for the borrower's obligations with respect to the Construction Loan. In addition, the Company may invest in or provide Mezzanine Loans to owners of real properties that are encumbered by first lien mortgages, deeds of trust or deeds to secure debt, but only if the Company's Mezzanine Loans are to be secured by junior liens on the subject properties. The policy of the Company is that, at the time of origination of a Mezzanine Loan, the value of the subject property should not exceed the sum of the outstanding balances of the debt secured by the first lien and the maximum amount contemplated to be advanced by the Company under the Mezzanine Loan. With respect to both Construction Loans and Mezzanine
Loans, the Company may receive not only a stated fixed or variable interest rate on the loan, but also a percentage of gross revenues or a percentage of the increase in the fair market value of the property securing repayment of that Construction Loan or Mezzanine Loan, payable upon maturity or refinancing of the applicable Construction Loan or Mezzanine Loan or upon the sale of the property. The Company may also provide bridge financing, generally in the form of secured loans, for the acquisition of Mortgage Loan portfolios, real properties or other real estate related assets.

           Commitments to Mortgage Loan Sellers. The Company may issue commitments ("Commitments") to originators and other sellers of Mortgage
Loans and MBS who follow policies and procedures that comply with all applicable federal and state laws and regulations and satisfy the Company's underwriting criteria. Commitments will obligate the Company to purchase mortgage assets from the holders of the Commitments for a specific period of time, in a specific aggregate principal amount and at a specified price and margin over an index. Although the Company may commit to acquire Mortgage Loans prior to funding, all loans are required to be fully funded prior to their acquisition by the Company. Following the issuance of Commitments, the Company will be exposed to risks of interest rate fluctuations.

           Mortgage Loans acquired by the Company will generally be held until a sufficient quantity has been accumulated for securitization.
During the accumulation period, the Company will be subject to risks of borrower defaults and bankruptcies, fraud losses and special hazard losses (such as those occurring from earthquakes, floods or windstorms) that are not covered by standard hazard insurance. in the event of a default on any Mortgage Loan held by the Company, the Company will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral underlying the Mortgage Loan and the principal amount of the Mortgage Loan. No assurance can be given that any such mortgage, fraud or hazard insurance will adequately cover a loss suffered by the Company. Also during the accumulation period, the costs of financing the Mortgage Loans through reverse repurchase agreements and other borrowings and lines of credit with warehouse lenders could exceed the interest income on the Mortgage Loans. It may not be possible or economical for the Company to complete the securitization for all Mortgage Loans that the Company acquires, in which case the Company will continue to bear the risks of borrower defaults and special hazard losses.

           The Company may obtain commitments for mortgage pool insurance on the Mortgage Loans it acquires from a mortgage insurance company with a claims-paying ability in one of the two highest rating categories by either of the Rating Agencies. Mortgage pool insurance insures the payment of certain portions of the principal and interest on Mortgage
Loans. In lieu of mortgage pool insurance, the Company may arrange for other forms of credit enhancement such as letters of credit, subordination of cash flows, corporate guaranties, establishment of reserve accounts or overcollateralization. Credit losses covered by the pool insurance policies or other forms of credit enhancement are restricted to the limits of their contractual obligations and may be lower than the principal amount of the Mortgage Loan. The pool insurance or credit enhancement will be issued when the Mortgage Loan is subsequently securitized, and the Company will be at risk for credit losses on that loan prior to its securitization.

           In addition to credit enhancement, the Company may also obtain a commitment for special hazard insurance on the Mortgage Loans, if available at reasonable cost, to mitigate casualty losses that are not usually covered by standard hazard insurance, such as vandalism, war, earthquake, floods and windstorm. This special hazard insurance is generally not in force during the accumulation period, but is activated instead at the time the Mortgage Loans are pledged as collateral for the mortgage securities. Accordingly, the risks associated with such special hazard losses exist only between the times the Company purchases a Mortgage Loan and the inclusion of such Mortgage Loan within a newly created issue of mortgage securities.

           It is expected that when the Company acquires Mortgage Loans, the seller will represent and warrant to the Company that there has been no fraud or misrepresentation during the origination of the Mortgage
Loans. It will agree to repurchase any loan with respect to which there is fraud or misrepresentation. The Company will provide similar representations and warranties when the Company sells or pledges the Mortgage Loans as collateral for mortgage securities. If a Mortgage Loan becomes delinquent and the pool insurer is able to prove that there was a fraud or misrepresentation in connection with the origination of the Mortgage Loan, the pool insurer will not be liable for the portion of the loss attributable to such fraud or misrepresentation. Although the Company will have recourse to the seller based on the seller's representations and warranties to the Company, the Company will be at risk for loss to the extent the seller does not perform its repurchase obligations.

           The Company intends to acquire new mortgage assets, and will also seek to expand its capital base in order to further increase the Company's ability to acquire new mortgage assets, when the potential returns from new mortgage assets appear attractive relative to the return expectations of stockholders (as expressed principally by the effective dividend yield of the Common Stock). The Company may in the future acquire mortgage assets by offering its debt or equity securities in order to acquire such mortgage assets.

           The Company intends to retain a subordinate interest in the pools of Mortgage Loans it securitizes and to acquire subordinate interests in pools of Mortgage Loans securitized by others. The credit quality of Mortgage Loans and the mortgage securities utilizing Mortgage
Loans as the underlying collateral, depends on a number of factors, including their loan-to-value ratio, their terms and the geographic diversification of the location of the properties securing the Mortgage
Loans and, in the case of multi-family and commercial properties, the creditworthiness of tenants and debt service coverage ratios.

           BRIDGE LOANS. Bridge loans are short-term loans (generally 2-4 years) secured by liens on real property or by a pledge of partnership interests in a portfolio of properties. Bridge loans are not intended to be permanent debt capital but rather, interim financing prior to the sale of the property or its refinancing with bank debt or mortgage loans. The loans generally pay a floating rate of interest based on LIBOR or a similar floating rate index.

           Bridge loans carry a high sensitivity to default or extension of principal repayment terms due to the need for refinancing and minimal principal amortization. As they are associated with transfers of equity ownership, property repositioning and tenant lease-up, bridge loans bear the risk that operating strategies may not be successful, economic conditions may deteriorate and competitors may undertake competing strategies.

           MORTGAGE-BACKED SECURITIES. The Company intends to acquire
MBS, primarily non-investment grade classes, from various sources. MBS typically are divided into two or more interests, sometimes called
"tranches" or "classes." The Senior classes are often securities which, if rated, would have ratings ranging from low investment grade "BBB" to higher investment grades "A," "AA" or "AAA." The junior, subordinated classes typically would include one or more non-investment grade classes which, if rated, would have ratings below investment grade "BBB." Such subordinated classes also typically include an unrated higher-yielding, credit support class (which generally is required to absorb the first losses on the underlying Mortgage Loans).

           MBS generally are issued either as CMOs or Pass-Through
Certificates. "CMOs" are debt obligations of special purpose corporations, owner trusts or other special purpose entities secured by commercial Mortgage Loans or MBS. Pass-Through Certificates evidence interests in trusts, the primary assets of which are Mortgage Loans. CMO
Bonds and Pass-Through Certificates may be issued or sponsored by agencies or instrumentalities of the United States Government or private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage bankers, commercial banks, investment banks and other entities. MBS may not be guaranteed by an entity having the credit status of a governmental agency or instrumentality and in this instance are generally structured with one or more of the types of credit enhancement described below. In addition, MBS may be illiquid.

           In most non-government mortgage loan securitizations, MBS are issued in multiple classes in order to obtain investment-grade credit ratings for the senior classes and thus increase their marketability.
Each class of MBS may be issued with a specific fixed or variable coupon rate and has a stated maturity or final scheduled distribution date.
Principal prepayments on the Mortgage Loans comprising the mortgage collateral may cause the MBS to be retired substantially earlier than their stated maturities or final scheduled distribution dates, although, with respect to commercial Mortgage Loans, there generally are penalties for or limitation on the ability of the borrower to prepay the loan.
Interest is paid or accrued on MBS on a periodic basis, typically monthly.

           The credit quality of MBS depends on the credit quality of the underlying mortgage collateral. Among the factors determining the credit quality of the mortgage collateral will be a government or agency guarantee ratio of the Mortgage Loan balances to the value of the properties securing the Mortgage Loans, the purpose of the Mortgage Loans
(e.g., refinancing or new purchase), the amount of the Mortgage Loans, their terms, the geographic diversification of the location of the properties securing the Mortgage Loans, and, in the case of commercial
Mortgage Loans, the credit-worthiness of tenants.


           The principal of and interest on the underlying Mortgage Loans may be allocated among the several classes of a MBS in many ways, and the credit quality of a particular class results primarily from the order and timing of the receipt of cash flow generated from the underlying Mortgage
Loans. Subordinated interests in MBS carry significant credit risks.
Typically, in a "senior-subordinated" structure, the subordinated interest provide credit protection to the senior classes by absorbing losses form loan defaults or foreclosures before such losses are allocated to senior classes. As long as the more senior classes of securities are outstanding, all prepayments on the Mortgage Loans generally are paid to those senior classes, at least until the end of a lock-out period, which typically is five years or more. In some instances, particularly with respect to subordinated interests in commercial mortgage securitizations, the holders of subordinated interests are not entitled to receive scheduled payments of principal until the more senior classes are paid in full or until the end of a lock-out period. Because of this structuring of the cash flows from the underlying Mortgage Loans, subordinated interests in a typical securitization are subject to a substantially greater risk of non-payment than are the more senior classes. Accordingly, the subordinated interests are assigned lower credit ratings, or no ratings at all.


           As a result of the typical "senior-subordinated" structure, the subordinated classes of MBS will be extremely sensitive to losses on the underlying Mortgage Loans. For example, if the Company owns a $20 million first loss subordinated class of MBS consisting of $100 million of underlying Mortgage Loans, a 7% loss on the underlying Mortgage Loans generally will result in a 70% loss of the stated principal amount of the subordinated interest. Accordingly, the holder of the subordinated interest is particularly interested in minimizing the loss frequency (the percentage of the loan balances that default over the life of the mortgage collateral) and the loss severity (the amount of loss on defaulted Mortgage Loans, i.e., the principal amount of the Mortgage Loan unrecovered after applying any recovery to the expenses of foreclosure and accrued interest) on the underlying Mortgage Loans.

           Losses on the mortgage collateral underlying the Company's MBS will depend upon a number of factors, many of which will be beyond the control of the Company or the applicable servicer. Among other things, the default frequency on the mortgage collateral will reflect broad conditions in the economy generally and real property particularly, economic conditions in the economy generally and real property particularly, economic conditions in the local area in which the underlying mortgaged property is located, the loan-to-value ratio of the Mortgage Loan, the purpose of the loan, and the debt service coverage ratio (with respect to commercial and multifamily Mortgage Loans). The loss severity on the mortgage collateral will depend upon many of the same factors described above, and will also be influenced by certain legal aspects of Mortgage Loans that underlie the MBS acquired by the Company, including the servicer's ability to foreclose on the defaulted
Mortgage Loan and sell the underlying mortgaged property. Various legal issues affect the ability to foreclose on a Mortgage Loan or sell the mortgaged property. These legal issues may extend the time of foreclosure proceedings or may require the expenditure of additional sums to sell the underlying Mortgaged Property, in either case increasing the amount of loss with respect to the Mortgage Loans.


           In considering whether to acquire an MBS, the Company's policy is to determine, in consultation with the Manager, the scope of review to be performed before the Company acquires that MBS, which will be designed to provide to the Company such information regarding that MBS as the Company and Manager determine to be relevant and material to the Company's decision regarding the acquisition of that MBS. The Company's policy generally is to request that the Manager perform due diligence substantially similar to that described above in connection with the acquisition of performing Mortgage Loans. The due diligence may include an analysis of (i) the underlying collateral pool, (ii) the prepayment and default history of the originator's prior loans, (iii) cash flow analyses under various prepayment and interest rate scenarios (including sensitivity analyses) and (iv) an analysis of various default scenarios.
The Company also may request that the Manager determine and advise the Company as to the price at which the Manager would recommend acquisition of the MBS by the Company, and the Manager's reasons for such advice.
However, which of these characteristics (if any) are important and how important each characteristic may be to the evaluation of a particular
MBS depends on the individual circumstances. Because there are so many characteristics to consider, each MBS must be analyzed individually, taking into consideration both objective data as well as subjective analysis.


           Many of the MBS to be acquired by the Company will not have been registered under the Securities Act, but instead initially will have been sold in private placements. These MBS will be subject to restrictions on resale and, accordingly, will have substantially more limited marketability and liquidity.


           CMO Residuals are derivative mortgage securities issued by agencies of the U.S. Government or by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing. Many special purpose trusts or corporations that issue multi-class MBS elect to be treated, for federal income tax purposes, as REMICs. The Company may acquire not only MBS that are treated as regular interests in REMICs, but also those that are designated as REMIC Residual
Interests or as Non-REMIC Residual Interests. The cash flow generated by the Mortgage Loans underlying a series of CMOs is first applied to the required payments of principal and interest on the CMOs and second to pay the related administrative expenses of the issuer. The Residual Interests generally receives excess cash flows, if any, after making the foregoing payments. The amount of Residual Interests cash flow will depend on, among other things, the characteristics of the Mortgage Loans, the coupon rate of the CMOs, prevailing interest rates, and particularly the prepayment experience of the Mortgage Assets. Regular Interest in a CMO are treated as debt for tax purposes. Unlike regular interests, CMO Residual Interests typically generate Excess Inclusion or other forms of taxable income
(including the accretion of market discount) that bear no relationship to the actual economic income that is generally a REMIC. CMO Residuals that are required to report taxable income or loss but receive no cash flow from the Mortgage Loans are called "Non-Economic."


           Any purchases and sales of CMO Residuals will be conducted in a fully taxable corporate subsidiary to prevent the liability for Excess
Inclusion Income from being passed to the Company's Shareholders. See
"Federal Income Tax Considerations - Taxation of Taxable U.S.
Stockholders."

           Any securitizations carried out by the Company will generally create a Residual Interest. If the residual is a Non-Economic Residual, the Company may incur a negative purchase price to dispose of it, or the Company may retain it in a fully taxable corporate subsidiary. See
"Operating Policies and Strategies-Securitizations."

           Subordinated MBS generally are issued at a significant discount to their outstanding principal balance, which gives rise to OID for federal income tax purposes. The Company will be required to accrue the OID as taxable income over the life of the related subordinated MBS on a level-yield method whether or not the Company receives the related cash flow. The OID income attributable to a subordinated MBS generally will increase the Company's REIT distribution requirement in the early years of the Company's ownership of the MBS even though the Company may not receive the related cash flow from the MBS until a later taxable year. As a result, the Company could be required to borrow funds, to issue capital stock or to liquidate assets in order to satisfy the REIT distribution requirements for any taxable year.

           COMMERCIAL MORTGAGE-BACKED SECURITIES. It is expected that many of the MBS acquired by the Company will be interests in CMBS. The mortgage collateral supporting CMBS may be pools of whole loans or other
MBS, or both. Of the interests in CMBS that the Company acquires, most will be subordinated or IO classes of MBS Interests, but the Company also may acquire more senior classes or combined classes of first-loss and more senior CMBS.

           Unlike RMBS, which typically are collateralized by thousands of single family Mortgage Loans, CMBS are collateralized generally by a more limited number of commercial or multifamily Mortgage Loans with larger principal balances than those of single family Mortgage Loans. As a result, a loss on a single Mortgage Loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the subordinated MBS in such CMBS.

           With respect to CMBS, the Company will use sampling and other appropriate analytical techniques to determine on a loan-by-loan basis which loans will undergo a full-scope review and which loans will undergo a more streamlined review process. Although the choice is a subjective one, considerations that influence the choice for scope of review often include loan size, debt service coverage ratio, loan to value ratio, loan maturity, lease rollover, property type and geographic location. A full-scope review may include, among other factors, a property site inspection, tenant-by-tenant rent roll analysis, review of historical income and expenses for each property securing the loan, a review of major leases for each property (if available); recent appraisals (if available), engineering and environmental reports (if available), and the price paid for similar CMBS by unrelated third parties in arms' length purchases and sales (if available) or a review of broker price opinions
(if the price paid by a bona fide third party for similar CMBS is not available and such price opinions are available). For those loans that are selected for the more streamlined review process, the Manager's evaluation may include a review of the property operating statements, summary loan level data, third party reports, and a review of prices paid for similar CMBS by bona fide third parties or broker price opinions, each as available. If the Manager's review of such information does not reveal any unusual or unexpected characteristics or factors, no further due diligence is performed.

           FHA AND GNMA PROJECT LOANS. The Company intends to invest in loan participations and pools of loans insured under a variety of programs administered by the Department of Housing and Urban Development ("HUD").
These loans will be insured under the National Housing Act and will provide financing for the purchase, construction or substantial rehabilitation of multifamily housing, nursing homes and intermediate care facilities, elderly and handicapped housing, and hospitals.

           Similar to CMBS, investments in FHA and GNMA Project Loans will be collateralized by a more limited number of loans, with larger average principal balances, than RMBS, and will therefore be subject to greater performance variability. Loan participations are most often backed by a single FHA-insured loan. Pools of insured loans, while more diverse, still provide much less diversification than pools of single family loans.

           FHA insured loans will be reviewed on a case by case basis to identify and analyze risk factors which may materially impact investment performance. Property specific data such as debt service coverage ratio, loan to value ratio, HUD inspection reports, HUD financial statements and rental subsidies will be analyzed in determining the appropriateness of a loan for investment purposes. The Manager will also rely on the FHA insurance contracts and their anticipated impact on investment performance in evaluating and managing the investment risks. FHA insurance covers 99% of the principal balance of the underlying project loans. Additional GNMA credit enhancement may cover 100% of the principal balance.

           PASS-THROUGH CERTIFICATES. The Company's investments in mortgage assets are expected to be concentrated in Pass-Through
Certificates. The Pass-Through Certificates to be acquired by the Company will consist primarily of pass-through certificates issued by FNMA, FHLMC and GNMA, as well as privately issued adjustable-rate and fixed-rate mortgage pass-through certificates. The Pass-Through Certificates to be acquired by the Company will represent interests in mortgages that will be secured by liens on single-family (one-to-four units) residential properties, multifamily residential properties and commercial properties.

           Pass-Through Certificates backed by adjustable-rate Mortgage
Loans are subject to lifetime interest rate caps and to periodic interest rate caps that limit the amount an interest rate can change during any given period. The Company's borrowings are generally not subject to similar restrictions. In a period of increasing interest rates, the Company could experience a decrease in Net Income or incur losses because the interest rates on its borrowings could exceed the interest rates on ARM Pass-Through Certificates owned by the Company. The impact on Net
Income of such interest rate changes will depend on the adjustment features of the Mortgage Assets owned by the Company, the maturity schedules of the Company's borrowings and related hedging.

           Privately Issued Pass-through Certificates. Privately issued
Pass-Through Certificates are structured similarly to the FNMA, FHLMC and GNMA pass-through certificates discussed below and are issued by originators of and investors in Mortgage Loans, including savings and loan associations, savings banks, commercial banks, mortgage banks, investment banks and special purpose subsidiaries of such institutions.
Privately issued Pass-Through Certificates are usually backed by a pool of conventional Mortgage Loans and are generally structured with credit enhancement such as pool insurance or subordination. However, privately issued Pass-Through Certificates are typically not guaranteed by an entity having the credit status of FNMA, FHLMC or GNMA guaranteed obligations.

           FNMA Certificates. FNMA is a federally chartered and privately owned corporation. FNMA provides funds to the mortgage market primarily by purchasing Mortgage Loans on homes from local lenders, thereby replenishing their funds for additional lending.

           FNMA certificates may be backed by pools of Mortgage Loans secured by single-family or multi-family residential properties. The original terms to maturities of the Mortgage Loans generally do not exceed 40 years. FNMA certificates may pay interest at a fixed rate or adjustable rate. Each series of FNMA ARM certificates bears an initial interest rate and margin tied to an index based on all loans in the related pool, less a fixed percentage representing servicing compensation and FNMA's guarantee fee. The specified index used in each such series has included the Treasury Index, the 11(th) District Index, LIBOR and other indices. Interest rates paid on fully-indexed FNMA ARM certificates equal the applicable index rate plus a specified number of basis points ranging typically from 125 to 250 basis points. In addition, the majority of series of FNMA ARM certificates issued to date have evidenced pools of Mortgage Loans with monthly, semi-annual or annual interest rate adjustments. Adjustments in the interest rates paid are generally limited to an annual increase or decrease of either 100 or 200 basis points and to a lifetime cap of 500 or 600 basis points over the initial interest rate. Certain FNMA programs include Mortgage Loans which allow the borrower to convert the adjustable mortgage interest rate of its ARM to a fixed rate. ARMs which are converted into fixed rate Mortgage Loans are repurchased by FNMA, or by the seller of such loans to FNMA, at the unpaid principal balance thereof plus accrued interest to the due date of the last adjustable rate interest payment.

           FNMA guarantees to the registered holder of a FNMA Certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided by the FNMA Certificate) on the Mortgage
Loans in the pool underlying the FNMA Certificate, whether or not received, and the full principal amount of any such Mortgage Loan foreclosed or otherwise finally liquidated, whether or not the principal amount is actually received. The obligations of FNMA under its guarantees are solely those of FNMA and are not backed by the full faith and credit of the United States. If FNMA were unable to satisfy such obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

           FHLMC Certificates. FHLMC is a privately owned corporate instrumentality of the United States created pursuant to an Act of Congress. The principal activity of FHLMC currently consists of the purchase of conforming Mortgage Loans or participation interests therein and the resale of the loans and participations so purchased in the form of guaranteed MBS.

           Each FHLMC Certificate issued to date has been issued in the form of a Pass-Through Certificate representing an undivided interest in a pool of Mortgage Loans purchased by FHLMC. The Mortgage Loans included in each pool are fully amortizing, conventional Mortgage Loans with original terms to maturity of up to 40 years secured by first liens on one-to-four unit family residential properties or multi-family properties.

           FHLMC guarantees to each holder of its certificates the timely payment of interest at the applicable pass-through rate and ultimate collection of all principal on the holder's pro rata share of the unpaid principal balance of the related Mortgage Loans, but does not guarantee the timely payment of scheduled principal of the underlying Mortgage
Loans. The obligations of FHLMC under its guarantees are solely those of FHLMC and are not backed by the full faith and credit of the United
States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying Mortgage Loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

           GNMA Certificates. GNMA is a wholly owned corporate instrumentality of the United States within HUD. GNMA guarantees the timely payment of the principal of and interest on certificates that represent an interest in a pool of Mortgage Loans insured by the FHA and other loans eligible for inclusion in mortgage pools underlying GNMA
Certificates. GNMA Certificates constitute general obligations of the United States backed by its full faith and credit.

           CMOs. The Company may invest, from time to time, in adjustable rate and fixed rate CMOs issued by private issuers or FHLMC, FNMA or GNMA. CMOs are a series of bonds or certificates ordinarily issued in multiple classes, each of which consists of several classes with different maturities and often complex priorities of payment, secured by a single pool of Mortgage Loans, Pass-Through Certificates, other CMOs or other mortgage assets. Principal prepayments on collateral underlying a CMO may cause it to be retired substantially earlier than the stated maturities or final distribution dates. Interest is paid or accrues on all interest bearing classes of a CMO on a monthly, quarterly or semi-annual basis. The principal and interest on underlying Mortgages
Loans may be allocated among the several classes of a series of a CMO in many ways, including pursuant to complex internally leveraged formulas that may make the CMO class especially sensitive to interest rate or prepayment risk.

           CMOs may be subject to certain rights of issuers thereof to redeem such CMOs prior to their stated maturity dates, which may have the effect of diminishing the Company's anticipated return on its investment.
Privately-issued single-family, multi-family and commercial CMOs are supported by private credit enhancements similar to those used for Privately-Issued Certificates and are often issued as senior-subordinated mortgage securities. The Company intends to only acquire CMOs or multi-class Pass-Through certificates that constitute debt obligations or beneficial ownership in grantor trusts holding Mortgage Loans, or regular interests and residual interests in real estate mortgage investment conduits ("REMICs"), or that otherwise constitute Qualified REIT Real
Estate Assets.

           MORTGAGE DERIVATIVES. The Company may acquire Mortgage
Derivatives, including IOs, Inverse IOs, Sub IOs and floating rate derivatives, as market conditions warrant. Mortgage Derivatives provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans. Payments on Mortgage Derivatives are highly sensitive to the rate of prepayments on the underlying Mortgage Loans. In the event of more rapid than anticipated prepayments on such Mortgage
Loans, the rates of return on Mortgage Derivatives representing the right to receive interest only or a disproportionately large amount of interest, i.e., IOs, would be likely to decline. Conversely, the rates of return on Mortgage Derivatives representing the right to receive principal only or a disproportional amount of principal, i.e., POs, would be likely to increase in the event of rapid prepayments.

           Some IOs in which the Company may invest, such as Inverse IOs, bear interest at a floating rate that varies inversely with (and often at a multiple of) changes in a specific index. The yield to maturity of an Inverse IO is extremely sensitive to changes in the related index. The
Company also may invest in inverse floating rate Mortgage Derivatives which are similar in structure and risk to Inverse IOs, except they generally are issued with a greater stated principal amount than Inverse
IOs.

           Other IOs in which the Company may invest, such as Sub IOs, have the characteristics of a Subordinate Interest. A Sub IO is entitled to no payments of principal; moreover, interest on a Sub IO often is withheld in a reserve fund or spread account to fund required payments of principal and interest on more senior trenches of mortgage securities.
Once the balance in the spread account reaches a certain level, excess funds are paid to the holders of the Sub IO. These Sub IOs provide credit support to the senior classes and thus bear substantial credit risks. In addition, because a Sub IO receives only interest payments, its yield is extremely sensitive to the rate of prepayments (including prepayments as a result of defaults) on the underlying Mortgage Loans.

           IOs can be an effective hedging device because they generally increase in value as fixed rate mortgage securities decrease in value.
The Company also may invest in other types of derivatives currently available in the market and other Mortgage Derivatives that may be developed in the future if the Manager determines that such investments would be advantageous to the Company.

           MULTIFAMILY AND COMMERCIAL REAL PROPERTIES. The Company believes that under appropriate circumstances the acquisition of multifamily and commercial real properties, including REO Properties and other Distressed
Real Properties, may offer significant opportunities to the Company. The
Company's policy will be to conduct an investigation and evaluation of the real properties in a portfolio of real properties before purchasing such a portfolio. Prior to purchasing real estate related assets, the Manager generally will identify and contact real estate brokers and/or appraisers in the relevant market areas to obtain rent and sale comparables for the assets in a portfolio contemplated to be acquired. This information will be used to supplement due diligence that will be performed by the Manager's employees.

           The Company's policy is to conduct an investigation and evaluation of the properties in a portfolio of real properties before acquiring such a portfolio. Prior to acquiring such a portfolio, the Company's policy generally is to request that the Manager identify and contact real estate brokers and appraisers in the market are of the real properties within the portfolio to obtain information regarding rental rates and sales prices of comparable real property. The Company's policy is to determine, in consultation with the Manager, whether to obtain a Phase I environmental assessment (or, if available to the Company or the Manager, to request that the Manager review a previously obtained Phase I environmental assessment) for each real property, certain real properties, or none of the real properties within the portfolio prior to its acquisition by the Company. The policy of the Company is to use the information contained in such comparables and environmental assessments to supplement the due diligence that is to be performed by the Manager with respect to that portfolio.

           The Company's policy generally is to request that the Manager include within its due diligence review and analysis of those real properties contemplated to be acquired by the Company a review of market studies for each geographic market designated by the Company in which the real properties within a portfolio are concentrated. The Company may request that such studies include area economic data, employment trends, absorption rates and market rental rates. The Company's policy is that such due diligence analyses generally also include (i) site inspections of the most significant properties in a portfolio of real properties
(and, if the Company determines that such a review will be cost-effective, a random sampling of the less significant properties), and (ii) a review of all property files and documentation that are made available to the Company or the Manager. The Company generally will require that such reviews include, to the extent possible, examinations of available legal documents, litigation files, correspondence, title reports, operating statements, appraisals and engineering and environmental reports.

           The Company's policy is that the process of determining the fair market value of a real property is to utilize those procedures that the Company and the Manager deem relevant for the specific real property being evaluated, which procedures need not be the same for each real property being evaluated. Sources of information that may be examined in determining the fair market value of a real property may include one or more of the following: (a) current and historical operating statements;
(b) existing or new appraisals; (c) sales comparables; (d) industry statistics and reports regarding operating expenses, such as those compiled by the Institute of Real Estate Management and the Building
Owners and Managers Association; (e) existing leases and market rates for comparable leases; (f) deferred maintenance observed during site inspections or described in structural and engineering reports; and (g) correspondence and other documents and memoranda found in the files of the seller of that Real Property or other relevant parties.

           The Manager is expected to develop projections of net operating income and cash flows taking into account lease rollovers, tenant improvement costs and leasing commissions. The Manager will compare its estimates of revenue and expenses to historical operating statements and estimates provided in appraisals and general industry and regional statistics. Market capitalization rates and discount rates are then applied to the cash flow projections to estimate values. These values are then compared to available appraisals and market sale comparables to determine recommended bid prices for each asset. The amount offered by the Company generally will take into account projected holding periods, capital costs and projected profit expectations, and will be the price that the Manager estimates is sufficient to generate an acceptable risk-adjusted return on the Company's investment.

           After the Company acquires Distressed Real Property, the
Company's goal will be to improve management of that real property so as to increase its cash flow. If cash flows can be increased and the net operating income stabilized, the Company may seek an opportunity to sell the real property. The length of time the Company will hold Distressed
Real Properties may vary considerably from asset to asset, and will be based on the Manager's analysis and conclusions as to the best time to sell some or all of them.


           If the Company is offered the opportunity to acquire real property that is likely to be held for fewer than four years, the Company intends to establish a taxable corporation in which the Company will hold a 95% non-voting ownership interest to make the acquisition. Such a corporation will not be eligible for taxation as a Qualified REIT
Subsidiary, and any profits that it earns on its activities will be subject to federal corporate income tax before they are distributable to the Company. If the Company acquires real property with the intent to hold it for more than four years, but an opportunity arises to sell the property sooner, the Company will consider certain strategies, such as a like-kind exchange, to reduce any negative tax consequences relating to the sale.


           FOREIGN REAL PROPERTIES. In addition to acquiring Distressed
Real Properties, the Company may acquire or originate Mortgage Loans secured by real property located outside the United States or acquire such real property, but the Company does not intend to invest more than __% of its portfolio in foreign real property and Mortgage Loans secured by foreign real property. Investing in real estate related assets located in foreign countries creates risks associated with the uncertainty of foreign laws and markets and risks related to currency conversion. The
Company may be subject to foreign income tax with respect to its investments in foreign real estate related assets. However, any foreign tax credit that otherwise would be available to the Company for U.S.
federal income tax purposes will not flow through to the Company's stockholders.

           When acquiring real properties located outside the United
States or Mortgage Loans secured by foreign real properties, the Company will perform, or request that the Manager perform, a due diligence review and analysis of such foreign Mortgage Loans or real properties substantially similar to that described above in connection with the acquisition of performing Mortgage Loans and real properties. In addition, the Company will hire, or request that the Manager hire, a local law firm to advise the Company concerning the applicable laws, including real property laws, of the local jurisdiction and to provide a legal opinion about the Company's rights with respect to the Mortgage
Loans or real properties. If the country in which the relevant real property is located is subject to political instability, the Company may request that the Manager investigate the availability of, cost of, and benefits that reasonably can be expected to be provided to the Company by, obtaining insurance against such political risks. The Company's policy is to purchase such insurance only if the Manager advises the Company that based on the Manager's analysis of the relevant factors, the Manager has determined that the Company should purchase such insurance.
The Company may request that the Manager consider ways to minimize currency conversion risks that may be associated with the investment in foreign Mortgage Loans or foreign real properties, such as the purchase of currency swaps, and make a recommendation to the Company with respect thereto.

           REAL PROPERTIES WITH KNOWN ENVIRONMENTAL PROBLEMS. The Company may acquire real properties with known material environmental problems and Mortgage Loans secured by such real properties subsequent to an environmental assessment that would reasonably indicate that the present value of the cost of clean-up or remediation would not exceed the realizable value from the disposition of the mortgage property. In considering whether to acquire real properties with known material environmental problems and Mortgage loans secured by such real properties, the Company will perform, or request that the Manager perform, a due diligence review and analysis substantially similar to that described above in connection with the acquisition of Distressed
Mortgage Loans and real property. In addition, the Company will hire, or request that the Manager hire, an environmental engineering consultant to estimate the extent and cost of possible environmental remediation or monitoring if title was acquired to a property with a material environmental problem and the time required to effect such remediation or complete such monitoring. The Manager has no experience in investing in Mortgage Loans secured by environmental distressed real property, or in such environmentally distressed real property.

           The Company's policy is generally to avoid acquiring in its own name real property with known material environmental problems (other than such real property acquired by the Company through foreclosure, or deed-in-lieu of foreclosure, when an "innocent lender" defense appears to be available to the Company). The Company's policy instead is to establish a special purpose entity to hold such real property. If the Company determines that to do so would be appropriate, such special purpose entity could hold other real properties with known material environmental problems that the Company thereafter may wish to acquire.
The Company may acquire environmental risk hazard insurance from time-to-time when commercially available.

           NET LEASED REAL ESTATE. The Company intends to invest in net leased real estate on a leveraged basis. Net leased real estate is generally defined as real estate that is net leased on a long-term basis
(ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly net rent to the landlord for the use and occupancy of the premises ("Net
Leased Real Estate"). The Company expects to acquire Net Leased Real
Estate on a leveraged basis with triple-net rents that will provide sufficient cash flow to provide an attractive cash return on its investment therein after debt service. Although the time during which the Company will hold Net Leased Real Estate will vary, the Company anticipates holding most Net Leased Real Estate for more than ten years.
The Company will focus on Net Leased Real Estate that is either leased to creditworthy tenants or is real estate that can be leased to other tenants in the event of a default of the initial tenant.

           The Company expects to have the tax depreciation associated with such investments to offset the non-cash accrual of interest on certain MBS Interests and Mortgage Loans, including the original issue discount ("OID") generally associated with either MBS Interests that are issued at a discount from par or participating Mortgage Loans and the "phantom" taxable income associated with other MBS derivatives.

           OTHER ASSETS. The Company may invest in fixed-income securities that are not mortgage assets, including securities issued by corporations or issued or guaranteed by U.S. or sovereign foreign entities, loan participations, emerging market debt, high yield debt and collateralized bond obligations, denominated in U.S. dollars.


           The Company may also purchase the stock of other mortgage
REITs or similar companies when Management believes that such purchase will yield attractive returns on capital employed. When the stock market valuations of such companies are low in relation to the market value of their assets, such stock purchases can be a way for the Company to acquire an interest in a pool of mortgage assets at an attractive price.
The Company may also invest in securities issued by investment companies or other investment funds.


EMPLOYEES

           The Company initially expects not to have any employees other than officers, each of whom will be full-time employees of the Managers whose duties will include performing administrative activities for the Company.

FACILITIES

           The Company's executive offices are located at 345 Park
Avenue, New York, New York 10017.

LEGAL PROCEEDINGS

           There are no pending legal proceedings to which the Company is a party or to which any property of the Company is subject.


                         MANAGEMENT OF THE COMPANY

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

The executive officers of the Company are as follows:


Name                              Age     Position

Hugh R. Frater                    42      President and Chief Executive
                                            Officer

Richard M. Shea                   38      Chief Operating Officer

Mark Warner                       36      Vice President

Susan Wagner                      36      Secretary



The directors of the Company
are as follows:

Name                              Age     Position

Laurence D. Fink                  45      Chairman of the Board of Directors



           LAURENCE D. FINK, Chairman, is also Chairman and Chief
Executive Officer of the Manager, Chairman of the Manager's Management
Committee and co-chair of the Investment Strategy Group. Mr. Fink serves on the Asset Liability Committee of PNC Bank and on the oversight board of PNC Asset Management Group. He is also Chairman of the Board and a Director of BlackRock's family of closed-end mutual funds, and a Director of BlackRock's offshore funds.

           Prior to founding BlackRock in 1988, Mr. Fink was a member of the Management Committee and a Managing Director of The First Boston
Corporation. Mr. Fink joined First Boston in 1976 and quickly became one of the first mortgage-backed securities traders on Wall Street. During his tenure at First Boston, Mr. Fink was co- head of the Taxable Fixed Income
Division, which was responsible for trading and distribution of all government, mortgage and corporate securities. Mr. Fink also started the Financial Futures and Options Department and headed the Mortgage and Real
Estate Products Group. Under Mr. Fink's direction, First Boston developed the first collateralized mortgage obligation (CMO), the first asset-backed security (ABS) and the first securities credit enhanced through a senior/subordinate structure.

           Mr. Fink was featured in The Wall Street Journal Centennial
Edition (June 1989) as one of 28 businessmen, all under 45 years old, "...who could be among the business leaders of tomorrow." Mr. Fink was also featured in Investment Dealers' Digest (November 1987) as head of the mortgage-related securities group of "The Ultimate Brokerage Firm".

           Currently, Mr. Fink is a member of the Boards of Trustees of New
York University Medical Center, Dwight- Englewood School in Englewood, New
Jersey, the National Outdoor Leadership School (NOLS), and a member of the Boards of Directors of VIMRx Pharmaceuticals Inc. and Innovir Laboratories,
Inc. Previously, Mr. Fink was a member of Fannie Mae's Advisory Council.
Mr. Fink earned a BA degree in political science from the University of California at Los Angeles in 1974 and an MBA degree with a concentration in real estate from U.C.L.A. in 1976.

           HUGH R. FRATER, President and Chief Executive Officer, is a
Managing Director of the Manager, where he is co-head of the BlackRock
Account Management Group and a member of the firm's Management Committee.
During Mr. Frater's tenure as co-head of Account Management BlackRock's institutional assets under management have grown by almost $30 billion.
Mr. Frater's primary responsibilities include providing strategic and risk management advice to BlackRock's financial services clients and developing and marketing portfolio management services for tax-exempt and taxable clients. His areas of expertise include general corporate finance and bank and insurance company regulatory, accounting and investment issues.

           Prior to joining BlackRock in 1988, Mr. Frater was a Vice
President in Investment Banking at Lehman Brothers in the financial institutions department. Mr. Frater joined Lehman in 1985 as a generalist in the Mortgage and Savings Institutions Group. During his tenure at Lehman, he was responsible for executing over $3 billion in structured mortgage financing and advising on merger transactions valued at over $2 billion for clients including REITs, mortgage bankers, savings institutions, insurance companies and commercial banks. From 1980 to 1983, Mr. Frater was Director of Programming for The Learning Channel, an educational cable television network.

           Mr. Frater earned a B.A. degree in English from Dartmouth
College in 1978 and an MBA degree in finance from Columbia University in 1985.


           RICHARD SHEA, ESQ., Chief Operating Officer, is a Principal of the Manager and a member of the Risk Management and Analytics Group. Mr.
Shea is responsible for the overall management of BlackRock's eight taxable term trusts with total assets of $5.6 billion, as of September
30, 1997. The term trusts are fixed income closed-end mutual funds that terminate on a specific date with a specific targeted net asset value at termination. Mr. Shea is also responsible for tax and regulatory issues for all of BlackRock's funds and partnerships. Mr. Shea has established tax analytics, including a proactive CMO tax model, and procedures to optimize fund performance within the framework of relevant tax laws. He currently uses these systems to trade REMIC residuals and to support trading of other MBS derivatives. He also works with clients that have special tax situations and assists in designing investment strategies that take these special needs into account.


           Prior to joining BlackRock in 1993, Mr. Shea was an Associate
Vice President and tax counsel at Prudential Securities, Inc. Mr Shea joined Prudential in 1988 and was responsible for corporate tax planning, tax-oriented investment strategies and tax issues of CMOs and original issue discount obligations. Mr. Shea previously worked as a Senior Tax
Specialist at Laventhol and Horwath for over four years where he structured real estate limited partnership investments for the private placement market.

           Mr. Shea earned a BS degree, cum laude, in accounting from the State University of New York at Plattsburgh in 1981 and a JD degree from New York Law School in 1984.

           MARK S. WARNER, CFA, Vice President, is also a Vice President and portfolio manager of the Manager, where his primary responsibility is managing client portfolios, specializing in the commercial mortgage
(CMBS) and non-agency residential mortgage sectors.

           Prior to joining BlackRock in 1993, Mr. Warner was a Director in the Capital Markets Unit of the Prudential Mortgage Capital Company. Mr.
Warner joined Prudential in 1987, and was initially responsible for asset/liability strategies for the $7 billion participating annuity segment. Mr. Warner joined Prudential's Commercial Real Estate Division in
1989, where he was responsible for the sale of commercial whole loans, purchases of private placement mortgage-backed securities and securitization opportunities within Prudential's $25 billion non-residential portfolio. Between 1989 and 1993, Mr. Warner successfully structured and executed securitization of approximately $2 billion of non-residential mortgages. Mr. Warner previously worked in the fixed income department at PaineWebber.

           Mr. Warner authored the chapter entitled "Commercial
Mortgage-Backed Securities Portfolio Management" in Whole-Loan CMOs, published by Frank J. Fabozzi Associates in 1995 and, most recently, co-authored with Wesley Edens, a Managing Director of BlackRock, the article entitled "The ABC's of CMBS" for the Pension Real Estate
Association's Fourth Quarter 1996 magazine. Mr. Warner earned a BA degree in political science from Columbia University in 1983 and an MBA degree in finance and marketing from Columbia Business School in 1987.
Mr. Warner received his Chartered Financial Analyst (CFA) designation in 1993.

           SUSAN L. WAGNER, Secretary, is a Managing Director of the
Manager, where she heads the International Business and Strategic Product
Development Departments and is a member of the Management Committee. Ms.
Wagner is primarily responsible for creating asset management products for international investors and developing and maintaining relationships with international clients. Ms. Wagner has also been responsible for several special advisory assignments. Ms. Wagner serves as a Director of BlackRock's offshore funds.

           Prior to founding BlackRock in 1988, Ms. Wagner was a vice president in the Mortgage and Savings Institutions Group at Lehman
Brothers. Ms. Wagner joined Lehman in 1984 in the Capital Markets
Division and in 1986 was given responsibility for overseeing all subsidiaries through which Lehman issued structured mortgage securities.
During her tenure at Lehman, Ms. Wagner worked on a wide variety of projects including structured financings, portfolio restructuring, conventional debt and equity offerings, and merger and acquisition transactions. Of particular note is her work in structured financing product development where she created the first floating rate collateralized mortgage obligation (CMO), which was named "Deal of the Month" and "Deal of the Year" in Investment Dealers' Digest (November
1986 and January 1987, respectively).

           Ms. Wagner authored several articles for Lehman and assisted in writing and editing Conversations with Economists which was named as one of the ten best business and economics books published in 1984 by both Business Week and Forbes. Ms. Wagner earned a BA degree, magna cum laude, in economics and English from Wellesley College in 1982 and an MBA degree in finance from the University of Chicago in 1984.

           Directors will be elected for a term of three years, and hold office until their successors are elected and qualified. All officers serve at the discretion of the Company's Board of Directors. Although the Company may have salaried employees, it currently has no such employees.
The Company will pay an annual director's fee to each unaffiliated director of $______, a fee of $_______ for each meeting of the Board of Directors attended by each unaffiliated director and reimbursement of costs and expenses of all directors for attending such meetings.
Affiliated directors will not be separately compensated by the Company other than through the Company's Option Plan.

           Directors and executive officers of the Company are required to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Management Agreement provides that the Manager will assume principal responsibility for managing the affairs of the Company, the officers of the Company, in their capacities as such, are not expected to devote substantial time to the affairs of the Company. However, in their or employees of the Manager, or its Affiliates, they will their time to the affairs of the Manager as is required the duties of the Manager under the Management Agreement.

           The Bylaws of the Company provide that the Board of Directors shall have not less than three or more than nine members, as determined from time to time by the existing Board of Directors. The Board of Directors will initially have _____ members consisting of ______ directors affiliated with the Manager and ____ Unaffiliated Directors. The
Unaffiliated Directors of the Company will be named prior to the commencement of the Offering. The Bylaws further provide that except in the case of a vacancy, the majority of the members of the Board of Directors and of any committee of the Board of Directors must at all times after the issuance of the shares of Common Stock in this Offering be Unaffiliated
Directors. Vacancies occurring on the Board of Directors among the Unaffiliated Directors will be filled by the vote of a majority of the directors, including the Unaffiliated Directors. The term "Unaffiliated
Directors" refers to those directors that are not affiliated, directly, or indirectly, with the Manager or PNC, whether by ownership of, ownership interest in, employment by, any material business or professional relationship with, or serving as an officer or director of the Manager or PNC or an Affiliated business entity of the Manager or PNC.

           The Charter of the Company also provides for three classes of directors with staggered terms to provide for the election of one class each year. Each class of directors will contain one affiliated director and at least one Unaffiliated Director. After the initial staggering period (the first three years), all directors will serve for a term of three years.

           The Charter of the Company provides for the indemnification of the directors and officers of the Company and the Manager and its employees, officers, directors and controlling persons to the fullest extent permitted by Maryland law. Maryland law generally permits indemnification of directors and officers against certain costs, liabilities and expenses that any such person may incur by reason of serving in such positions unless it is proved that: (i) the act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange
Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

           The Charter of the Company provide that the personal liability of any director or officer of the Company to the Company or its stockholders for money damages is limited to the fullest extent allowed by the statutory or decisional law of the State of Maryland as amended or interpreted. Maryland law authorizes the limitation of liability of directors and officers to corporations and their stockholders for money damages except (i) to the extent that it is proved that the person actually received an improper benefit in money, property, or services for the amount of the benefit or profit in money, property or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated. Maryland law does not affect the potential liability of directors and officers to third parties, such as creditors of the Company.

EXECUTIVE COMPENSATION


           The Company has not paid, but may in the future pay, annual compensation to the Company's executive officers for their services as executive officers. The Company may from time to time, in the discretion of the Board of Directors, grant options to purchase shares of the Company's Common Stock to the Manager, executive officers and directors pursuant to the Company's 1998 Stock Option Plan. See "--Stock Options" below.


STOCK OPTIONS


           The Company has adopted a stock option plan (the "1998 Stock
Option Plan") that provides for the grant of both qualified incentive stock options ("ISOs") that meet the requirements of Section 422 of the Code, and non-qualified stock options, stock appreciation rights and dividend equivalent rights. ISOs may be granted to the officers and key employees of the Company, if any. Nonqualified stock options may be granted to the Manager, directors, officers and any key employees of the Company and to the directors, officers and key employees of the Manager.
The exercise price for any qualified option granted under the 1998 Stock
Option Plan may not be less than 100% of the fair market value of the shares of Common Stock at the time the option is granted. The purpose of the 1998 Stock Option Plan is to provide a means of performance-based compensation to the Manager in order to attract and retain qualified personnel and to provide an incentive to others whose job performance affects the Company. The 1998 Stock Option Plan will become effective upon the closing of the Offering.

           Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the 1998 Stock Option Plan authorizes the grant of options to purchase an aggregate of up to 10% of the outstanding shares of the Company's Common Stock, but not more than__________ shares of Common Stock. If an option granted under the 1998 Stock Option Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1998 Stock Option Plan. Excluding the initial stock option grants discussed in the succeeding section, option grants shall be limited annually to the purchase of the lesser of __% of the outstanding shares of Common Stock or ________ shares. Unless previously terminated by the Board of Directors, the 1998 Stock Option Plan will terminate ten years from its effective date, and no options may be granted under the 1998 Stock Option Plan thereafter.

           The 1998 Stock Option Plan will be administered by a committee of the Board of Directors comprised entirely of Unaffiliated Directors
(the "Compensation Committee"). options granted under the 1998 Stock
Option Plan will become exercisable in accordance with the terms of the grant made by the Compensation Committee. The Compensation Committee has discretionary authority to determine at the time an option is granted whether it is intended to be an ISO or a non-qualified option, and when and in what increments shares of Common Stock covered by the option may be purchased.

           Under current law, ISOs may not be granted to any director of the Company who is not also a full-time employee or to directors, officers and other employees of entities unrelated to the Company. In addition, no options may be granted under the 1998 Stock Option Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of Common Stock of the Company.


           Each option must terminate no more than ten years from the date it is granted. Options may be granted on terms providing that they will be exercisable in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.


           The exercise price of any option granted under the 1998 Stock
Option Plan is payable in full (i) by cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the optionholder,
(iv) by any combination of the foregoing, or (v) by a full recourse promissory note executed by the optionholder. The terms of the promissory note may be changed from time to time by the Company's Board of Directors to comply with applicable regulations or other relevant pronouncements of the Service or the Commission.

           The Company's Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1998 Stock
Option Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may increase the number of shares of Common
Stock subject to the 1998 Stock Option Plan (with the exception of adjustments resulting from changes in capitalization), change the class of participants eligible to receive options granted under the 1998 Stock
Option Plan or modify the period within which or the terms upon which the options may be exercised without stockholder approval.



STOCK OPTIONS OUTSTANDING


           The following table sets forth the stock options granted under the 1998 Stock Option Plan effective on the closing of the Offering.





                     STOCK OPTION GRANTS IN FISCAL 1997
                                                                               POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                               ANNUAL RATES OF STOCK
                                                                               PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                       FOR OPTION TERM
                              ----------------------------------              -----------------------
                                     OPTIONS       EXERCISE
                      OPTIONS        GRANTED TO    PRICE(2)    EXPIRATION
NAME                  GRANTED(1)     EMPLOYEES     ($/SHARE)      DATE        5% ($)     10% (S)
--------------------  --------------------------- -----------------------------------------------

                                                  $





(1) The options granted are exercisable starting one year after the date of grant.
(2) The exercise price and tax withholding obligations incurred upon exercise of the options may be paid by the option holder by delivering already owned shares of Company Common Stock, including those which are issuable upon exercise of the options.


           In addition, upon the closing of the offering, each unaffiliated director may receive an initial grant of options to purchase up to _____ shares of Common Stock at the initial public offering price. These options will expire ten years from the effective date of the 1998 Stock Option Plan. Any unaffiliated director newly elected to the Board of Directors thereafter may receive an identical initial grant at the fair market value on the date of grant.



                                THE MANAGER

           The Manager is a wholly owned subsidiary of PNC. The Manager was formed in 1988 by its Chairman, Laurence D. Fink, its President, Ralph L. Schlosstein, and several other experienced Wall Street professionals. The Manager's key personnel include several individuals with extensive experience in creating, evaluating and investing in a broad range of fixed income instruments, including complex mortgage related securities. These professionals were instrumental in many of the major innovations in the mortgage and asset-backed securities markets, including the creation of fixed and floating rate CMOs, asset-backed securities and the senior/subordinated mortgage passthrough.

           The Manager provides asset management services with respect to fixed income instruments, including mortgage assets, corporate bonds, government securities and hedging products. The Manager currently serves as discretionary investment manager to institutional and individual fixed income investors in the U.S. and overseas through numerous investment funds and separately managed accounts with combined total assets in excess of $50 billion.

           The Manager has more than $50 billion in assets under management, including over $15 billion in commercial, multifamily and residential mortgage-backed securities and other real estate related assets. The Manager and its Affiliates have significant experience in underwriting originating, servicing and securitizing commercial, multifamily and residential Mortgage Loans and has participated in several non U.S. mortgage and MBS transactions. Since the beginning of 1996, Affiliates of the Manager have acquired or originated over $5.8 billion in mortgage assets and, to date, have issued over $4 billion in securities collateralized by such assets.

           In addition, the officers of the Company have significant experience in raising and managing mortgage capital, mortgage finance and the purchase and administration of mortgage assets. Further, each executive officer of the Manager that will assist in managing the Company has at least 10 years of mortgage-related experience. See "Management of the Company -- Directors and Officers of the Company" for certain biographical information regarding the Officers and Directors of the Company. The Manager has not previously managed or operated a REIT.

           The Manager is a wholly owned subsidiary of PNC Bank N.A., which is itself a wholly owned subsidiary of PNC Bank Corp. PNC Bank N.A. is the 13th largest bank in the U.S.

           The address of the Manager is 345 Park Avenue, New York, New York 10017.

THE MANAGEMENT AGREEMENT

           The Company will enter into the Management Agreement with the Manager at the closing of the Offering. The Manager will be primarily involved in three activities: (i) underwriting, originating and acquiring Mortgage Loans and other real estate related assets; (ii) asset/liability management, financing, hedging, management and disposition of mortgage assets, including credit and prepayment risk management; and (iii) capital management, oversight of the Company's structuring, analysis, capital raising and investor relations activities. In conducting these activities, the Manager will formulate operating strategies for the Company, arrange for the acquisition of assets by the Company, arrange for various types of financing for the Company, monitor the performance of the Company's mortgage assets and provide certain administrative and managerial services in connection with the operation of the Company. The Manager will be required to manage the business affairs of the Company in conformity with the policies that are approved and monitored by the Company's Board of Directors. The Manager will be required to prepare regular reports for the Company's Board of Directors that will review the Company's acquisitions of assets, portfolio composition and characteristics, credit quality, performance and compliance with the policies approved by the Company's Board of Directors.

           At all times, the Manager will be subject to the direction and oversight of the Company's Board of Directors and will have only such functions and authority as the Company may delegate to it. The Manager will be responsible for the day-to-day operations of the Company and will perform such services and activities relating to the Mortgage Assets and operations of the Company as may be appropriate, including:

                     (i) providing a complete program of investing and reinvesting the capital and assets of the Company in pursuit of its investment objective and in accordance with policies adopted by the Company's Board of Directors from time to time;

                     (ii) serving as the Company's consultant with respect to formulation of investment criteria and preparation of policy guidelines by the Company's Board of Directors;

                     (iii) assisting the Company in developing criteria for mortgage asset purchase commitments that are specifically tailored to the Company's investment objectives and making available to the Company its knowledge and experience with respect to mortgage assets and other real estate related assets;


                     (iv) counseling the Company in connection with policy decisions made by the Board of Directors;

                     (v) evaluating and recommending hedging strategies to the Company's Board of Directors and, upon approval by the Board of Directors, engaging in hedging activities on behalf of the Company, consistent with the Company's status as a REIT;

                     (vi) supervising compliance with the REIT Provisions of the Code and maintenance of an exclusion from regulation as an investment company;


                     (vii) representing the Company in connection with the purchase and commitment to purchase or sell mortgage assets, including the accumulation of Mortgage Loans for securitization and the incurrence of debt;

                     (viii) arranging for the issuance of MBS from pools of Mortgage Loans owned by the Company;

                     (ix) furnishing reports and statistical and economic research to the Company regarding the Company's activities and the services performed for the Company by the Manager;

                     (x) monitoring and providing to the Company's Board of Directors on an ongoing basis price information and other data, obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by the Board of Directors from time to time, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

                     (xi) administering the day-to-day operations of the Company and performing and supervising the performance of such other administrative functions necessary in the management of the Company as may be agreed upon by the Manager and the Company's Board of Directors;

                     (xii) contracting, as necessary, with third parties for master and special servicing of assets acquired by the Company;


                     (xiii) communicating on behalf of the Company with the holders of the equity and debt securities of the Company as required to satisfy the reporting and other requirements of any governmental bodies or agencies and to maintain effective relations with such holders;



                     (xiv) causing the Company to qualify to do business in all applicable jurisdictions;

                     (xv) causing the Company to retain qualified accountants and legal counsel to assist in developing appropriate accounting procedures, compliance procedures and testing systems and to conduct quarterly compliance reviews;

                     (xvi) assisting the Company in complying with all regulatory requirements applicable to the Company in respect of its business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;


                     (xvii) assisting the Company in making required tax filings and reports and maintaining its status as a REIT, including soliciting stockholders for required information to the extent provided in the REIT Provisions of the Code;


                     (xviii) performing such other services as may be required from time to time for management and other activities relating to the assets of the Company as the Board of Directors shall reasonably request or the Manager shall deem appropriate under the particular circumstances; and

                     (xix) using all reasonable efforts to cause the Company to comply with all applicable laws.


           Upon termination of the Management Agreement by the Company, the Company is obligated to pay the Manager what could be a substantial termination fee other than in the case of termination by the Company for cause. The termination fee will be equal to the fair market value of the Management Agreement without regard to the Company's termination right, as determined by an independent appraisal after taking into account the performance and growth of the Company over the prior three years and utilizing a discount factor for the appraiser's estimate of future cash flows equal to __% over the Ten-Year Treasury Rate. The selection of the independent appraiser will be subject to the approval of the Unaffiliated Directors. The payment of such a fee would adversely affect the results of the Company's operations.


           The Management Agreement may not be assigned (within the meaning of the Investment Advisers Act of 1940 and the rules thereunder) by either party without the consent of the other party. For the foregoing purposes, "assigned" shall have.


MANAGEMENT COMPENSATION


           The Manager will receive a quarterly base management fee calculated as a percentage of the Average Invested Assets of the Company for each calendar quarter and equal to 1% per annum of the first $1 billion of such Average Invested Assets, 0.75% of the next $250 million of such Average Invested Assets, and 0.50% of Average Invested Assets above $1.25 billion. The term "Average Invested Assets" for any period means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the daily average of such values during such period. The Manager will not receive any management fee for the period prior to the sale of the shares of Common Stock offered hereby. The base management fee is intended to compensate the Manager, among other things, for its costs in providing management services to the Company.

           The Manager will be entitled to receive incentive compensation for each fiscal quarter in an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations of the Company (before the incentive fee) per share of Common Stock (based on the weighted average number of shares outstanding) plus (b) gains (or minus loses) from debt restructuring and sales of property per share of Common Stock (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share of the initial offering and the prices per share of any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus two percent per annum multiplied by (B) the weighted average number of shares of Common Stock outstanding during such quarter. Notwithstanding the foregoing, no payment of any portion of the incentive compensation that is attributable to net capital gains of the Company prior to the end of the first full fiscal quarter of the Company's operations following any minimum calculation period longer than a quarter required by Rule 205-3 of the Investment Advisers Act of 1940 at the time of such calculation, will accrue or be payable until completion of such fiscal quarter, at which time the cumulative net capital gains of the Company through the end of such quarter will be computed and incentive compensation will be paid on such net gains at the rate provided above and after which time the net capital gains includible above for each quarter will be the excess of such net capital gains for such minimum calculation period through the end of such quarter (the "Total Period") over the net capital gains (if any) for the portion of the Total Period other than such quarter. For any period less than a quarter during which this Agreement is in effect, the incentive fee will be prorated according to the proportion which such period bears to a full quarter of 90, 91 or 92 days, as the case may be. "Funds From Operations" as defined by NAREIT means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. As used in calculating the Manager's compensation, the term "Ten Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate will be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.


           The ability of the Company to generate Funds From Operations in excess of the Ten Year U.S. Treasury Rate, and of the Manager to earn the incentive compensation described in the preceding paragraph, is dependent upon the level of credit losses, the level and volatility of interest rates, the Company's ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within the Company's control.

           The Manager is expected to use the proceeds from its base management fee and incentive compensation in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are officers of the Company, will receive no cash compensation directly from the Company.

           The Company expects to rely primarily on the facilities, personnel and resources of the Manager to conduct its operations. The Manager will be reimbursed for (or charge the Company directly for) the Manager's costs and expenses in employing third-parties to perform due diligence tasks on assets purchased or considered for purchase by the Company. Further, the Manager will be reimbursed for any expenses incurred in contracting with third parties for the master or special servicing of assets acquired by the Company. Such arrangements may also be made using an income sharing arrangement such as a joint venture. Expense reimbursement will be made quarterly.


           The management fees are payable in arrears. The Manager's base and incentive fees and reimbursable costs and expenses will be calculated by the Manager within 45 days after the end of each quarter, and such calculation will be promptly delivered to the Company. The Company is obligated to pay such fees, costs and expenses within 60 days after the end of each fiscal quarter. If requested by the Manger, the Company will make advance payments of the base management fee as often as semi-monthly at the rate of 75% of such fee estimated by the Manager.

           The Company has adopted a 1998 Stock Option Plan. The Manager and the directors, officers and any employees of the Company and the Manager may be granted options under the Company's 1998 Stock Option Plan. See "Management of the Company -- Stock Options."


EXPENSES

           The Company will be required to pay all offering expenses (including accounting, legal, printing, clerical, personnel, filing and other expenses) incurred by the Company, the Manager or its Affiliates on behalf of the Company in connection with the Offering, estimated at $ . This payment will not be subject to the limitation on expenses to be borne by the Company as described in the paragraph below.


           Subject to the limitations set forth below, the Company will also pay all operating expenses except those specifically required to be borne by the Manager under the Management Agreement. The operating expenses required to be borne by the Manager include costs and expenses of its officers and employees and any overhead incurred in connection with its duties under the Management Agreement, the cost of office space and equipment required for the Company's day-to-day operations and the costs of any salaries or directors fees of any officers or directors of the Company who are affiliated persons of the Manager except that the Board of Directors of the Company may approve reimbursement to the Manager of the Company's pro rata portion of the salaries, bonuses, health insurance, retirement benefits and similar employment costs for the time spent on Company operations and administration other than for the provision of investment advisory services. The expenses that will be paid by the Company will include (but not necessarily be limited to) issuance and transaction costs incident to the acquisition, disposition and financing of invest-ments, legal and auditing fees expenses, the compensation and expenses of the Company's Unaffiliated Directors, the costs of printing and mailing proxies and reports to stockholders, costs incurred by employees of the Manager for travel on behalf of the Company, costs associated with any computer software or hardware that is used solely for the Company, costs to obtain liability insurance to indemnify the Company's directors and officers, the Manager and its employees and directors and the Underwriters, and the compensation and expenses of the Company's custodian and transfer agent, if any. The Company will also be required to pay all expenses incurred in connection with due diligence, the accumulation of Mortgage Loans, the master and special servicing of Mortgage Loans, the issuance and administration of MBS from pools of Mortgage Loans or otherwise, the raising of capital, incurrence of debt, the acquisition of assets, interest expenses, taxes and license fees, non-cash costs, litigation, the base and incentive management fee and extraordinary or non-recurring expenses. Such services may be provided to the Company by Affiliates of the Manager if the Manager believes such services are of comparable or superior quality to those provided by third parties and can be provided at comparable cost. The Board of Directors will periodically review the Company's expenses levels, the division of expenses between the Company and the Manager and reimbursements of expenses advanced by the Manager.


CERTAIN RELATIONSHIPS; CONFLICTS OF INTEREST

           In evaluating mortgage assets for investment and in other operating strategies, an undue emphasis on the maximization of income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive fee could result in increased risk to the value of the Company's portfolio. However, the Board of Directors will evaluate the performance of the Manager before entering into or renewing any management arrangement and the unaffiliated directors will review in connection with each renewal of the Management Agreement that the Manager's compensation is reasonable in relation to the nature and quality of services performed. Any material changes in the Company's investment and operating policies are required to be approved by the Board of Directors. See "Risk Factors--Conflicts of Interest"; and "-- Future Revisions of Policies and Strategies."

           The Company, on the one hand, and the Manager and its Affiliates, on the other, do not presently expect to, but may in the future, enter into a number of relationships other than those governed by the Management Agreement, some of which may give rise to conflicts of interest between the Manager and its Affiliates and the Company. The market in which the Company will seek to purchase mortgage assets is characterized by rapid evolution of products and services and, thus, there may in the future be relationships between the Company and the Manager and Affiliates of the Manager in addition to those described herein. Any such relationships or transactions will require the approval of the Company's Board of Directors, including a majority of the unaffiliated directors.

           CONFLICTS OF INTEREST. The Manager has informed the Company that it expects to continue to purchase and manage mortgage assets and other real estate related assets in the future for third-party accounts. The Manager and its Affiliates will have no obligation to make any particular investment opportunities available to the Company. As a result, there may be a conflict of interest between the operations of the Manager and its Affiliates in the acquisition and disposition of mortgage assets. In addition, the Manager and its Affiliates may from time to time purchase mortgage assets for their own account and may purchase or sell assets from or to the Company. The Company expects to acquire mortgage assets from the Manager's Affiliates. In addition, the Company may, but has no current plans to, invest as a co-participant with Affiliates of the Manager in loans originated or acquired by such Affiliates. Although such investments will be subject to prior review by a committee of Unaffiliated Directors, it is anticipated that they will rely primarily on information provided by the Manager. Such conflicts may result in decisions and/or allocations of mortgage assets by the Manager that are not in the best interests of the Company although the Manager seeks to allocate investment opportunities in a fair manner among accounts for which particular opportunities are suitable and to achieve the most favorable price in all transactions.

           Pursuant to the terms of the Management Agreement, the Manager will allocate investment and disposition opportunities in accordance with policies and procedures the Manager considers fair and equitable, including, without limitation, such considerations as investment objectives, restrictions and time horizon, availability of cash and the amount of existing holdings. In some cases, some forms of pro rata allocations may be used and, in other cases, random allocation processes may be used. In other cases, neither may be used.

           As of the date of this Prospectus, the Company's 100 shares of Common Stock outstanding are held by the Manager. The shares of Common Stock were issued for $1,500 cash. The Manager may be deemed to control the Company prior to the closing of this Offering.


           The Manager and its employees and the unaffiliated directors may also receive stock options pursuant to the Company's 1998 Stock Option Plan. See "Management of the Company -- Stock Options."


LIMITS OF RESPONSIBILITY

           Pursuant to the Management Agreement, the Manager will not assume any responsibility other than to under take the services called for thereunder and will not be responsible for any action of the Company's Board of Directors in following or declining to follow its advice or recommendations. The Manager, its directors and its officers will not be liable to the Company, any issuer of MBS, any subsidiary of the Company, the Unaffiliated Directors, the Company's stockholders or any subsidiary's stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties under the Management Agreement. There can be no assurance that the Company would be able to recover any damages for claims it may have against the Manager.

           The Company has agreed to indemnify the Manager and its directors, officers, employees and controlling persons with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from any acts or omissions of the Manager or its employees made in good faith in the performance of the Manager's duties under the Management Agreement. The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or rendering advice to others purchasing, mortgage assets that meet the Company's policies and criteria. See "Risk Factors -- Conflicts of Interest."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information as of _______, 1997, relating to the beneficial ownership of the Company's Common Stock by (i) all persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock,
(ii) each director of the Company, and (iii) all officers and directors of the Company as a group.


          Name and Address of             Amount and Nature        Percent
          Beneficial Owner (1)(2)       of Beneficial Ownership    of Class
-----------------------------------   --------------------------  ---------

BlackRock Financial Management Inc...        100 shares              100%

Officers and Directors as a
Group (__ persons)...................           --                    --


(1) Unless otherwise noted, the Company believes that each person named in the table has sole voting and investment power with respect to all shares of Common Stock owned by them.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Prospectus upon the exercise of warrants or options. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Prospectus have been exercised. None of the outstanding options to acquire Common Stock of the Company are exercisable within 60 days of this Prospectus.


                     FEDERAL INCOME TAX CONSIDERATIONS

           The following is a summary of material federal income tax considerations that may be relevant to a prospective holder of the Common Stock. Skadden, Arps, Slate, Meagher & Flom LLP has acted as counsel to the Company and has reviewed this summary and has rendered an opinion that the descriptions of the law and the legal conclusions contained herein are correct in all material respects, and the discussions hereunder fairly summarize the federal income tax considerations that are likely to be material to the Company and a holder of the Common Stock. The discussion contained herein does not address all aspects of taxation that may be relevant to particular stockholders in light of their personal investment or tax circumstances, or to certain types of stockholders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.


           The statements in this discussion and the opinion of Skadden, Arps, Slate, Meagher & Flom LLP are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Internal Revenue Service (the "IRS"), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.


           EACH PROSPECTIVE PURCHASER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF THE PURCHASE, OWNERSHIP, AND SALE OF THE COMMON STOCK AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY


           The Company plans to make an election to be taxed as a REIT under sections 856 through 860 of the Code, commencing with its taxable year ending on December 31, 1998.


           The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its stockholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retroactively.

           Skadden, Arps, Slate, Meagher & Flom LLP ("Counsel") has acted as counsel to the Company in connection with the Offering and the Company's election to be taxed as a REIT. In the opinion of Counsel, assuming that the elections and other procedural steps described in this discussion of "Federal Income Tax Considerations" are completed by the Company in a timely fashion, commencing with the Company's taxable year ending December 31, 1997, the Company will qualify to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's organization and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. It must be emphasized that Counsel's opinion is based on various assumptions and is conditioned upon certain representations made by the Company as to factual matters, including representations regarding the nature of the Company's properties and the future conduct of its business. Such factual assumptions and representations are described below in this discussion of "Federal Income Tax Considerations" and are set out in the federal income tax opinion that will be delivered by Counsel at the closing of the Offering. Moreover, such qualification and taxation as a REIT depends upon the Company's ability to meet on a continuing basis, through actual annual operating results, asset ownership, distribution levels, and stock ownership, the various qualification tests imposed under the Code discussed below. Counsel will not review the Company's compliance with those tests on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of failure to qualify as a REIT, see "-- Failure to Qualify."

           If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its stockholders. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference, if any. Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and nonetheless has maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which it acquired such asset, then to the extent of such asset's "built-in-gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), the Company will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the tax on "built-in-gain" assume that the Company will elect pursuant to IRS Notice 88-19 to be subject to the rules described in the preceding sentence if it were to make any such acquisition. Finally, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion derived by the Company from REMIC Residual Interests equal to the percentage of the stock of the Company held by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code) that is exempt from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative (each, a "Disqualified Organization"). Any such tax on the portion of any Excess Inclusion allocable to stock of the Company held by a Disqualified Organization will reduce the cash available for distribution from the Company to all stockholders.

REQUIREMENTS FOR QUALIFICATION

           The Code defines a REIT as a corporation, trust, or association
(i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. Conditions (i) to (iv), inclusive, must be met during the entire taxable year and condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. For purposes of determining stock ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

           Prior to the consummation of the Offering, the Company did not satisfy conditions (v) and (vi) in the preceding paragraph. The Company anticipates issuing sufficient Common Stock with sufficient diversity of ownership pursuant to the Offering to allow it to satisfy requirements
(v) and (vi). In addition, the Charter provides for restrictions regarding the transfer of the Common Stock that are intended to assist the Company in continuing to satisfy the share ownership requirements described in clauses (v) and (vi) above. See "Description of Capital Stock--Restrictions on Transfer."


           Code section 856(i) provides that a corporation that is a "Qualified REIT Subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "Qualified REIT Subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "Qualified REIT Subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "Qualified REIT Subsidiaries" of the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities, and items of income, deduction, and credit of the Company.


           In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below.

           INCOME TEST. In order for the Company to qualify and to maintain its qualification as a REIT, two requirements relating to the Company's gross income must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and interest on obligations secured by mortgages on real property or on interests in real property) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property, mortgages on real property, or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

           The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on net income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. In addition, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on the income or profits of a debtor if the debtor derives substantially all of its gross income from the related property through the leasing of substantially all of its interests in the property, to the extent the amounts received by the debtor would be characterized as rents from real property if received by a REIT.

           Interest on obligations secured by mortgages on real property or on interests in real property is qualifying income for purposes of the 75% gross income test. Any amount includible in gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if the Company held such assets), the Company will be treated as receiving directly its proportionate share of the income of the REMIC. In addition, if the Company receives interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date the Company purchased the mortgage loan, the interest income will be apportioned between the real property and the other property, which apportionment may cause the Company to recognize income that is not qualifying income for purposes of the 75% gross income test.

           Counsel is of the opinion that the interest, original issue discount, and market discount income that the Company derives from its investments in MBS Interests, IOs and Inverse IOs generally will be qualifying interest income for purposes of both the 75% and the 95% gross income tests, except to the extent that less than 95% of the assets of a REMIC in which the Company holds an interest consists of real estate assets (determined as if the Company held such assets), and the Company's proportionate share of the income of the REMIC includes income that is not qualifying income for purposes of the 75% and 95% gross income tests. Most of the income that the Company recognizes with respect to its investments in Mortgage Loans will be qualifying income for purposes of both the 75% and 95% gross income tests. In some cases, however, the loan amount of a Mortgage Loan may exceed the value of the real property securing the loan, which will result in a portion of the income from the loan being classified as qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. It is also possible that, in some instances, the interest income from a Distressed Mortgage Loan may be based in part on the borrower's profits or net income, which generally will disqualify the income from the loan for purposes of both the 75% and the 95% gross income tests.

           The Company may acquire Construction Loans or Mezzanine Loans that have shared appreciation provisions. To the extent interest from a loan that is based on the cash proceeds from the sale of property constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

           The Company may acquire and originate Mortgage Loans and securitize such loans through the issuance of non-REMIC CMOs. As a result of such transactions, the Company will retain an ownership interest in the Mortgage Loans that has economic characteristics similar to those of a MBS Interest. In addition, the Company may resecuritize MBS (or non-REMIC CMOs) through the issuance of non-REMIC CMOs, retaining an interest in the MBS used as collateral in the resecuritization transaction. Such transactions will not cause the Company to fail to satisfy the gross income tests or the asset tests described below.

           The Company may receive income not described above that is not qualifying income for purposes of the 75% and 95% gross income tests. The Company will monitor the amount of nonqualifying income produced by its assets and has represented that it will manage its portfolio in order to comply at all times with the gross income tests.


           The rent received by the Company from the tenants of its real property ("Rent") will qualify as "rents from real property" in satisfying the gross income tests for a REIT described above only if several conditions are met. First, the amount of Rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that the Rent received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or a direct or indirect owner of 10% or more of the Company, owns 10% or more of the ownership interests in such tenant, taking into account both direct and constructive ownership (a "Related Party Tenant"). Third, if Rent attributable to personal property, leased in connection with a lease of Real Property, is greater than 15% of the total Rent received under the lease, then the portion of Rent attributable to such personal property will not qualify as "rents from real property." Finally, for the Rent to qualify as "rents from real property," the Company generally must not operate or manage the Real Property or furnish or render services to the tenants of such Real Property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental or space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the Company may render a "de minimis" amount of impermissible services without violating the independent contractor requirement.

           The Company has represented that it will not charge Rent for any portion of any real property that is based, in whole or in part, on the income or profits of any person (except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above) to the extent that the receipt of such Rent would jeopardize the Company's status as a REIT. In addition, the Company has represented that, to the extent that it receives Rent from a Related Party Tenant, such Rent will not cause the Company to fail to satisfy either the 75% or 95% gross income test. The Company also has represented that it will not allow the Rent attributable to personal property leased in connection with any lease of real property to exceed 15% of the total Rent received under the lease, if the receipt of such Rent would cause the Company to fail to satisfy either the 75% or 95% gross income test. Furthermore, as a result of restrictions on the ownership of stock in the Company, no person may own, directly or indirectly, more than 9.8% of the Company so that the Related Party Tenant limitation will be avoided. Finally, the Company has represented that it will not operate or manage its real property or furnish or render noncustomary services to the tenants of its real property other than through an "independent contractor," to the extent that such operation or the provision of such services would jeopardize the Company's status as a REIT.

           REITs generally are subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purpose of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness owed to the REIT that such property secured, (ii) for which the related loan was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat such property as foreclosure property. The Company does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if the Company does receive any such income, the Company will make an election to treat the related property as foreclosure property. If property is not eligible for the election to be treated as foreclosure property because the related loan was acquired by the REIT at a time when default was imminent or anticipated, income received with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test.

           The Company will generally be subject to a 100% tax on net income derived from a prohibited transaction. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. The Company believes that no asset owned by the Company will be held for sale to customers and that a sale of any such asset will not be in the ordinary course of the Company's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

           It is possible that, from time to time, the Company will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including an interest rate swap or cap agreement, option, futures contract, forward rate agreement, or similar financial instrument (collectively, a "Qualified Hedge"). To the extent that the Company enters into a Qualified Hedge to hedge any interest rate risk on indebtedness incurred to acquire or carry Real Estate Assets, any periodic income or gain from the disposition of such Qualified Hedge should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.


           If the Company fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and the Company anticipates that any incorrect information on the schedule will not be due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of such relief provisions. As discussed above in "Federal Income Tax Considerations--Taxation of the Company," even if such relief provisions apply, a 100% tax would be imposed on the net income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test.


           ASSET TESTS. The Company, at the close of each quarter of each taxable year, also must satisfy, either directly or through partnerships in which it has an interest, two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "Real Estate Assets," or, in cases where the Company raises new capital through stock or long-term (as least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "Real Estate Assets" includes interests in real property, interests in mortgages on real property to the extent the principal balance of a mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). An "interest in real property" also generally includes an interest in mortgage loans secured by controlling equity interests in entities treated as partnerships for federal income tax purposes that own real property, to the extent that the principal balance of the mortgage does not exceed the fair market value of the real property that is allocable to the equity interest. Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its interests in any partnership and any Qualified REIT Subsidiary).

           The Company expects that any Distressed Real Properties, MBS Interests, Real Estate Related Assets and temporary investments that it acquires generally will be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of a REMIC in which the Company owns an interest consists of "Real Estate Assets" and the Company's proportionate share of those assets includes assets that are nonqualifying assets for purposes of the 75% asset test. Mortgage Loans (including Distressed Mortgage Loans, Construction Loans, Bridge Loans and Mezzanine Loans) also will be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property. The Company will monitor the status of the assets that it acquires for purposes of the various asset tests and has represented that it will manage its portfolio in order to comply at all times with such tests.

           The Company anticipates that it may securitize all or a portion of the Mortgage Loans which it acquires, in which event the Company will likely retain certain of the subordinated and IO classes of MBS Interests which may be created as a result of such securitization. The securitization of the Mortgage Loans may be accomplished through one or more REMICs established by the Company or, if a non-REMIC securitization is desired, through one or more Qualified REIT Subsidiaries established by the Company. The securitization of the Mortgage Loans through either one or more REMICs or one or more Qualified REIT Subsidiaries will not affect the qualification of the Company as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules.


           If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.


           DISTRIBUTION REQUIREMENTS. The Company, in order to avoid corporate income taxation of the earnings that it distributes, is required to distribute with respect to each taxable year dividends (other than capital gain dividends) to its stockholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its federal income tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of the January immediately following such year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. However, the Company may elect to retain, rather than distribute all or a portion of its net long-term capital gains and pay the tax on such undistributed gains, in which case the Company's stockholders would include their proportionate share of such undistributed long-term capital gains in income and receive a credit for their share of the tax paid by the Company. The Company would avoid the above 4% excise tax to the extent such an election and distributions of income exceed the requirements described above. The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements.


           It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, the Company will recognize taxable income in excess of its cash receipts when, as frequently happens, OID accrues with respect to certain of its subordinated MBS Interests, including POs and certain IOs. OID generally will be accrued using a methodology that does not allow credit losses to be reflected until they are actually incurred. In addition, the Company may recognize taxable market discount income upon the receipt of proceeds from the disposition of, or principal payments on, MBS Interests and Distressed Mortgage Loans that are "market discount bonds" (i.e., obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations), but not have any cash because such proceeds may be used to make non-deductible principal payments on related borrowings. Market discount income is treated as ordinary income and not as capital gain and, thus, is subject to the 95% distribution requirement. The Company also may recognize Excess Inclusion or other taxable income in excess of cash flow from REMIC Residual Interests or its retained interests from non-REMIC securitization transactions. It is also possible that, from time to time, the Company may recognize net capital gain attributable to the sale of depreciated property that exceeds its cash receipts from the sale. In addition, pursuant to certain Treasury Regulations, the Company may be required to recognize the amount of any payment to be made pursuant to a shared appreciation provision over the term of the related loan using the constant yield method. Finally, the Company may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Regulations section 1.1001-3(e)) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds the Company's basis in the original loan. Therefore, the Company may have less cash than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income. In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of Preferred Stock or additional Common Stock, or through the sale of assets.


           As a result of securitization or resecuritization of Mortgage Loans or other debt instruments, and the subsequent sale of the senior (or most secure) securities created in the securitization, the Company may retain subordinated securities or a residual interest in the assets being securitized on which interest or discount income will be accrued without the current payment of cash. This situation could arise because cash payments received on the assets are required to be paid to the holders of senior securitized interests. In addition, the Company would have phantom income to the extent of the market discount attributable to debt securities held by a REMIC in which the Company holds a REMIC Residual Interest. In such situations, the income related to such subordinate debt instruments will be subject to the 95% distribution requirement. In order to satisfy the REIT distribution requirements, the Company may need to distribute funds obtained through borrowing, the issuance of additional capital stock or the sale of assets. As a result, the maintenance of REIT status could affect the manner in which the Company conducts its business operations.

           Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to it stockholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the IRS interest based upon the amount of any deduction taken for deficiency dividends.


           RECORDKEEPING REQUIREMENTS. Pursuant to applicable Treasury Regulations, in order to be able to elect to be taxed as a REIT, the Company must maintain certain records and request on an annual basis certain information from its stockholders designed to disclose the actual ownership of its outstanding stock. The Company intends to comply with such requirements.

FAILURE TO QUALIFY


           If the Company fails to qualify for taxation as a REIT in any taxable year, and certain relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the Company's stockholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company nor will they be required to be made. In such event, to the extent of the Company's current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.



TAXATION OF TAXABLE U.S. STOCKHOLDERS

           As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by such U.S. stockholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. stockholder" means a holder of Common Stock that for U.S. federal income tax purposes is (i) a citizen or resident of the U.S., (ii) a corporation, partnership, or other entity created or organized in or under the laws of the U.S. or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (a) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a stockholder's Common Stock, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Stock had been held for one year or less), assuming the Common Stock is a capital asset in the hands of the stockholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the stockholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.


           Stockholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which a stockholder is a limited partner) against such income. Taxable distributions from the Company generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of Common Stock (or distributions treated as such), however, will be treated as investment income only if the stockholder so elects, in which case such capital gains will be taxed at ordinary income rates. The Company will notify stockholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

           The Company may elect to retain and pay income tax on its net long-term capital gains. If the Company makes this election, the Company's stockholders would include in their income as long-term capital gain their proportionate share of the long-term capital gain as designated by the Company. Each stockholder will be deemed to have paid the stockholder's share of the tax, which could be credited or refunded to the stockholder. The basis of the stockholder's shares is increased by the amount of the undistributed long-term capital gains (less the amount of capital gains tax paid).


           The Company's investment in MBS Interests and certain types of MBS may cause it under certain circumstances to recognize phantom income and to experience an offsetting excess of economic income over its taxable income in later years. As a result, stockholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if the Company receives phantom income, its stockholders may be required to pay federal income tax with respect to such income on an accelerated basis, i.e., before such income is realized by the stockholders in an economic sense. Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause stockholders to receive an after-tax rate of return on an investment in the Company that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. For example, if an investor subject to an effective income tax rate of 30% purchased a bond (other than a tax-exempt bond) with an annual interest rate of 10% for its face value, his before-tax return on his investment would be 10%,and his after-tax return would be 7%. However, if the same investor purchased stock of the Company at a time when the before-tax rate of return was 10%, his after-tax rate of return on his stock might be somewhat less than 7% as a result of the Company's phantom income. In general, as the ratio of the Company's phantom income to its total income increases, the after-tax rate of return received by a taxable stockholder of the Company will decrease. The Company will consider the potential effects of phantom income on its taxable stockholders in managing its investments.


           If the Company owns REMIC Residual Interests, it is possible that stockholders would not be permitted to offset certain portions of the dividend income they derive from the Company with their current deductions or net operating loss carryovers or carrybacks. The portion of a stockholder's dividends that would be subject to this limitation would equal his allocable share of any Excess Inclusion income derived by the Company with respect to the REMIC Residual Interests. The Company's Excess Inclusion income for any calendar quarter will equal the excess of its income from REMIC Residual Interests over its "daily accruals" with respect to such REMIC Residual Interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC Residual Interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC Residual Interest at the beginning of the quarter and (ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC Residual Interest. The adjusted issue price of a REMIC Residual Interest at the beginning of a calendar quarter equals the original issue price of the REMIC Residual Interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions to the Company with respect to the REMIC Residual Interest. To the extent provided in future Treasury Regulations, the Excess Inclusion income with respect to any REMIC Residual Interests owned by the Company that do not have significant value will equal the entire amount of the income derived from such REMIC Residual Interests. Furthermore, to the extent that the Company (or a Qualified REIT Subsidiary) acquires or originates Mortgage Loans and uses those loans to collateralize one or more multiple-class offerings of MBS for which no REMIC election is made ("Non-REMIC Transactions"), it is possible that, to the extent provided in future Treasury Regulations, stockholders will not be permitted to offset certain portions of the dividend income that they derive from the Company that are attributable to Non-REMIC Transactions with current deductions or net operating loss carryovers or carrybacks. Although no applicable Treasury Regulations have yet been issued, no assurance can be provided that such regulations will not be issued in the future or that, if issued, such regulations will not prevent the Company's stockholders from offsetting some portion of their dividend income with deductions or losses from other sources.


TAXATION OF STOCKHOLDERS ON THE DISPOSITION OF THE COMMON STOCK

           In general, any gain or loss realized upon a taxable disposition of the Common Stock by a stockholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Stock has been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Stock by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such stockholder as long-term capital gain. All or portion of any loss realized upon a taxable disposition of the Common Stock may be disallowed if other shares of Common Stock are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES


           The highest marginal individual income tax rate (which applies to ordinary income and gain from the sale or exchange of capital assets held for one year or less) is 39.6%. The maximum regular income tax rate on capital gains derived by non-corporate taxpayers is 28% for sales and exchanges of capital assets held for more than one year but not more than eighteen months, and 20% for sales and exchanges of capital assets held for more than eighteen months. However, any long-term capital gains from the sale or exchange of depreciable real property that would be subject to ordinary income taxation (i.e., "depreciation recapture") if treated as personal property will be subject to a maximum tax rate of 25% instead of the 20% maximum rate. For taxable years beginning after December 31, 2000, the maximum regular capital gains rate for assets which are held more than 5 years is 18%. This rate will generally only apply to assets for which the holding period begins after December 31, 2000. Thus, the tax rate differential between capital gains and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. Capital losses not offset by capital gains my be deducted against a non-corporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward indefinitely by non-corporate taxpayers. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate income tax rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.


INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING


           The Company will report to its U.S. stockholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distribution to any stockholders who fail to certify their non-foreign status to the Company.


TAXATION OF TAX-EXEMPT STOCKHOLDERS


           Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the IRS has ruled that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Stock with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs
(7), (9), (17) and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's stock is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's stock only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT be reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interest in the pension trust, and (iii) either (A) one pension trust owns more than 25% of the value of the Company's stock or (B) a group of pension trusts individually holding more than 10% of the value of the Company's stock collectively owns more than 50% of the value of the Company's stock. The Company's ownership limitations should prevent an Exempt Organization from owning more than 10% of the value of the Company's stock.


           Any dividends received by an Exempt Organization that are allocable to Excess Inclusion will be treated as UBTI. In addition, the Company will be subject to tax at the highest marginal corporate rate on the portion of any Excess Inclusion Income derived by the Company from REMIC Residual Interests that is allocable to stock of the Company held by Disqualified Organizations. Any such tax would be deductible by the Company against its income that is not Excess Inclusion income.

           If the Company derives Excess Inclusion income from REMIC Residual Interests, a tax similar to the tax on the Company described in the preceding paragraph may be imposed on stockholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in section 521 of the Code)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations. Consequently, a brokerage firm that holds shares of Common Stock in a "street name" account for a Disqualified Organization may be subject to federal income tax on the Excess Inclusion income derived from those shares.

           The Treasury Department has been authorized to issue regulations regarding issuances by a REIT of multiple- class mortgage-backed securities in non-REMIC transactions. If such Treasury regulations are issued in the future allocating the Company's Excess Inclusion Income from non-REMIC transactions pro rata among its stockholders, some percentage of the dividends paid by the Company would be treated as UBTI in the hands of stockholders that are Exempt
Organizations. See "-Taxation of Taxable U.S. Stockholders."

TAXATION OF NON-U.S. STOCKHOLDERS

           The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S.
STOCKHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING ANY REPORTING REQUIREMENTS.


           Distributions to Non-U.S. Stockholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Stock is treated as effectively connected with the Non-U.S. Stockholder's conduct of a U.S. trade or business, the Non-U.S. Stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Stockholder that is a corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Stockholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Stockholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income.

           Any portion of the dividends paid to Non-U.S. Stockholders that is treated as Excess Inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In addition, if Treasury regulations are issued in the future allocating the Company's Excess Inclusion income from non-REMIC transactions among its stockholders, some percentage of the Company's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty withholding tax rate in the hands of Non-U.S. Stockholders. See "-Taxation of Taxable U.S. Stockholders."

           Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Common Stock, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholder's Common Stock, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Stock, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, amounts so withheld are refundable to the extent it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company. However, the Small Business Job Protection Act of 1996 requires the Company to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

           For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of a U.S. real property interest (which includes certain interests in Real Property but does not include Mortgage Loans or MBS) will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a U.S. business. Non-U.S. Stockholders thus would be taxed at the normal capital gain rates applicable to U.S. stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a Non-U.S. corporate stockholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a U.S. real property capital gains dividend. The amount withheld is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

           Gain recognized by a Non-U.S. Stockholder upon a sale of his Common Stock generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. Because the Common Stock will be publicly traded, no assurance can be given that the Company will be or remain a "domestically controlled REIT." In addition, a Non-US Stockholder that owns, actually or constructively, 5% or less of the Company's stock throughout a specified "look-back" period will not recognize taxable gain on the sale of his stock under FIRPTA if the shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Stockholder if (i) investment in the Common Stock is effectively connected with the Non-U.S. Stockholder's U.S. trade or business, in which case the Non-U.S. Stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Stock were to be subject to taxation under FIRPTA, the Non- U.S. Stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).


STATE AND LOCAL TAXES

           The Company or the Company's stockholders may be subject to state and local tax in various states and localities, including those states and localities in which it or they transact business, own property, or reside. The state and local tax treatment of the Company and its stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws upon an investment in the Common Stock.

                            ERISA CONSIDERATIONS

           In considering an investment in the Common Stock, a fiduciary of a profit-sharing, pension stock bonus plan, or individual retirement account ("IRA"), including a plan for self-employed individuals and their employees or any other employee benefit plan subject to prohibited transaction provisions of the Code or the fiduciary responsibility provisions of ERISA (an "ERISA Plan") should consider (a) whether the ownership of Common Stock is in accordance with the documents and instruments governing such ERISA Plan, (b) whether the ownership of Common Stock is consistent with the fiduciary's responsibilities and satisfies the requirements of Part 4 of Subtitle B of Title I of ERISA (where applicable) and, in particular, the diversification, prudence and liquidity requirements of Section 404 of ERISA, (c) ERISA's prohibitions in improper delegation of control over, or responsibility for, "plan assets" and ERISA's imposition of co-fiduciary liability on a fiduciary who participates in, permits (by action or inaction) the occurrence of, or fails to remedy a known breach of duty by another fiduciary and (d) the need to value the assets of the ERISA Plan annually.

           In regard to the "plan assets" issue noted in clause (c) above, Counsel is of the opinion that, effective as of the date of the closing of the Offering and the listing of the shares of Common Stock on the New York Stock Exchange, and based on certain representations of the Company, the Common Stock should qualify as a "publicly offered security," and, therefore, the acquisition of such Common Stock by ERISA Plans should not cause the Company's assets to be treated as assets of such investing ERISA Plans for purposes of the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of the Code. Fiduciaries of ERISA Plans and IRAs should consult with and rely upon their own advisors in evaluating the consequences under the fiduciary provisions of ERISA and the Code of an investment in Common Stock in light of their own circumstances.


                        DESCRIPTION OF CAPITAL STOCK

           The authorized capital stock of the Company consists of 400 million shares of Common Stock, $.001 par value, and 100 million shares of preferred stock, $.001 par value, issuable in one or more series. Each share of Common Stock is entitled to participate equally in dividends when and as declared by the Board of Directors and in the distribution of assets of the Company upon liquidation. Each share of Common Stock is entitled to one vote and will be fully paid and non-assessable by the Company upon issuance. Shares of the Common Stock of the Company have no preference, conversion, exchange, preemptive or cumulative voting rights. The authorized capital stock of the Company may be increased and altered from time to time as permitted by Maryland law.


           Preferred stock may be issued from time to time in one or more classes or series, with such distinctive designations, rights and preferences as shall be determined by the Company's Board of Directors. Preferred stock would be available for possible future financings of, or acquisitions by, the Company and for general corporate purposes without any legal requirement that stockholder authorization for issuance be obtained. The issuance of preferred stock could have the effect of making an attempt to gain control of the Company more difficult by means of a merger, tender offer, proxy contest or otherwise. The preferred stock, if issued, would have a preference on dividend payments that could affect the ability of the Company to make dividend distributions to the common stockholders.


           Meetings of the stockholders of the Company are to be held annually and special meetings may be called by the Board of Directors, the Chairman of the Board, the President or a majority of the Unaffiliated Directors. The Articles of Incorporation reserve to the Company the right to amend any provision thereof in the manner prescribed by law.

REPURCHASE OF SHARES AND RESTRICTIONS ON TRANSFER


           Two of the requirements of qualification as a REIT are that
(1) during the last half of each taxable year not more than 50% in value of the outstanding shares may be owned directly or indirectly by five or fewer individuals (the "5/50 Rule") and (2) there must be at least 100 stockholders on 335 days of each taxable year of 12 months.

           In order that the Company may meet these requirements at all times, the Articles of Incorporation prohibits any person from acquiring or holding, directly or indirectly, shares of Common Stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of Common Stock of the Company. For this purpose, the term "ownership" is defined in accordance with the REIT Provisions of the Code and the constructive ownership provisions of section 544 of the Code, as modified by section 856(h)(1)(B) of the Code. Subject to certain limitations, the Company's Board of Directors may increase or decrease the ownership limitations or waive the limitations for individual investors.

           For purposes of the 5/50 Rule stockholder test, the constructive ownership provisions applicable under section 544 of the Code attribute ownership of securities owned by a corporation, partnership, estate or trust proportionately to its stockholders, partners or beneficiaries, attribute ownership of securities owned by family members and partners to other members of the same family, treat securities with respect to which a person has an option to purchase as actually owned by that person, and set forth application of such attribution provisions (i.e., "reattribution"). Thus, for purposes of determining whether a person holds shares of Common Stock in violation of the ownership limitations set forth in the Articles of Incorporation, many types of entities may own directly more than the 9.8% limit because such entities' shares are attributed to its individual stockholders. On the other hand, a person will be treated as owning not only shares of Common Stock actually or beneficially owned, but also any shares of Common Stock attributed to such person under the attribution rules described above. Accordingly, under certain circumstances, shares of Common Stock owned by a person who individually owns less than 9.8% of the shares outstanding may nevertheless be in violation of the ownership limitations set forth in the Articles of Incorporation. Ownership of shares of Common Stock through such attribution is generally referred to as constructive ownership. The 100 stockholder test is determined by actual, and not constructive, ownership. The Company will have greater than 100 stockholders of record.


           The Articles of Incorporation further provides that if any transfer of shares of Common Stock which, if effective, would result in any person beneficially or constructively owning shares of Common Stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole shares) shall be automatically transferred to a trustee (the "Trustee") as trustee of a trust (the "Trust") for the exclusive benefit of one or more charitable beneficiaries (the "Charitable Beneficiary"), and the Intended Transferee shall not acquire any rights in such shares. Shares of Common Stock held by the Trustee shall be issued and outstanding shares of Common Stock. The Intended Transferee shall not benefit economically from ownership of any shares held in the Trust, shall have no rights to dividends, and shall not possess any rights to vote or other rights attributable to the shares held in the Trust. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid to the Intended Transferee prior to the discovery by the Company that shares of Common Stock have been transferred to the Trustee shall be paid with respect to such shares to the Trustee by the Intended Transferee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. The Board of Directors of the Company may, in its discretion, waive these requirements on owning shares in excess of the ownership limitations.

           Within 20 days of receiving notice from the Company that shares of Common stock have been transferred to the Trust, the Trustee shall sell the shares held in the Trust to a person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in the Articles of Incorporation. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Intended Transferee and to the Charitable Beneficiary as follows. The Intended Transferee shall receive the lesser of (1) the price paid by the Intended Transferee for the shares or, if the Intended Transferee did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price (as defined below) of the shares on the day of the event causing the shares to be held in the Trust, and (2) the price per share received by the Trustee from the sale or other disposition of the shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Intended Transferee shall be immediately paid to the Charitable Beneficiary. In addition, shares of Common Stock transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift), and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the Trustee has sold shares held in the Trust. Upon such a sale to the Company, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Intended Transferee.

           The term "Market Price" on any date shall mean, with respect to any class or series of outstanding shares of the Company's stock, the Closing Price (as defined below) for such shares on such date. The "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc., Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.


           Every owner of more than 5%, (or such lower percentage as required by the Code or the Regulations promulgated thereunder) of the outstanding shares of any class or series of the Company's stock, within 30 days after the end of each taxable year, is required to give written notice to the Company stating the name and address of such owner, the number of shares of each class and series of stock of the Company beneficially owned and a description of the manner in which such shares are held. Each such owner shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such beneficial ownership on the Company's status as a REIT and to ensure compliance with the ownership limitations.

                         DIVIDEND REINVESTMENT PLAN

           The Company has adopted a Dividend Reinvestment Plan (the "DRP") to provide stockholders with a convenient method to automatically reinvest their cash dividends in, and, subject to the Board of Director's determination, make periodic cash subscriptions for, shares of the Company's Common Stock. The DRP is being administered by (the "Plan Administrator"). The Plan Administrator keeps records, sends statements of account to each stockholder who participates in the DRP (the "DRP Participant"), provides safekeeping for the shares, and performs other duties related to the DRP. The Plan Administrator also acts as the dividend disbursing agent, transfer agent and registrar for the Capital Stock of the Company.

           All of the Company's stockholders owning at least 100 shares or a minimum optional subscription of $250, are eligible to participate in the DRP. Stockholders whose shares are registered in their own names may participate directly in the DRP. Stockholders who beneficially own shares that are registered in a name other than their own (i.e., in the name of a broker, bank or other nominee) must either make arrangements with their broker, bank or other nominee to participate in the DRP on their behalf or become the registered owner of the stock by having such shares transferred into their names. If shares are owned in the stockholder's own name, the stockholder may elect to participate in the DRP by requesting from the Company a Prospectus for the DRP and by completing and sending an authorization form to the Plan Administrator. If the stockholder beneficially owns shares registered in the name of a broker, bank or other nominee, the stockholder must contact such broker, bank or other nominee and ask them to participate in the DRP on the stockholder's behalf.

           The authorization form provides for the purchase of shares of the Company's Common Stock through the following investment options: (i) Full Dividend Reinvestment-the Plan Administrator will apply cash dividends paid on all the shares of Common Stock registered in the record owner's name(s) toward the purchase of shares of the Company's Common Stock; (ii) Partial Dividend Reinvestment-the Plan Administrator will apply cash dividends paid on only the number of participating shares specified on the Authorization Form toward the purchase of shares of the Company's Common Stock; or (iii) optional cash subscriptions. Shares purchased by the DRP will be automatically enrolled in the DRP so that the dividends paid on such shares will also be reinvested in additional shares of the Company's Common Stock.

           Stockholders will not be automatically enrolled in the DRP. Each stockholder desiring to participate in the DRP must complete and deliver to the Agent an enrollment form, which will be sent to each eligible stockholder following the effectiveness of the registration of the shares to be issued under the DRP. Participation in the DRP will commence with all dividends and distributions payable after receipt of a DRP Participant's authorization form; provided that the authorization form must be received by the Plan Administrator at least two business days prior to the record date for any dividends in order for any stockholder to be eligible for reinvestment of such dividends. A DRP Participant may terminate participation in the DRP at any time upon delivery of a written notice to that effect to the Plan Administrator; provided that the termination notice must be received by the Plan Administrator at least two business days prior to the record date for any dividends in order for the termination to be effective with respect to such dividends. Upon termination, the Plan Administrator will send to the DRP Participant certificates evidencing the whole shares in the DRP Participant's account and a check for any fractional shares based on the current market price of the Common Stock on the date of termination.

           The Company will pay to the Plan Administrator all dividends payable with respect to shares of Common Stock owned by DRP Participants, including shares and fractional shares previously acquired under the DRP. The Plan Administrator will apply such funds towards the purchase of the Company's Common Stock for the DRP Participant's account either directly from the Company or on the open market, as instructed by the Company. The price of the shares purchased by the Plan Administrator directly from the Company will be the then-current Average Market Price or at a discount thereto at the discretion of the Company. The "Average Market Price" is the average of the daily high and low sales prices, computed to seven decimal places, of the Company's Common Stock on the [ ] during the pricing period (the ten days on which the [ ] is open and for which trades in the Company's Common Stock are reported immediately preceding the relevant investment date). In the case of purchases on the open market, the price will be the weighted average purchase price of the Company's Common Stock purchased for the DRP in respect of the related investment date.

           Generally, the Company pays all costs relating to the administration and maintenance of the DRP. There will be no brokerage commission on shares purchased directly from the Company. With respect to purchases on the open market, the Plan Administrator shall pay brokerage commissions, administration costs and other charges in an amount determined by the prevailing rates at the time of purchase. Such commissions, administration costs and charges will be reimbursed by the Company, but in no event shall the Company pay commissions, administration costs or other charges which, when combined with any discount, exceed 5% of the fair market value of the stock at the time of purchase. A DRP Participant pays a $5.00 fee and brokerage commissions in the event the DRP Participant asks the Plan Administrator to sell all of the DRP Participant's shares, to a $15.00 fee and brokerage commissions for each partial sale.

           As soon as practical after the purchase of the shares has been completed, the Plan Administrator will send each DRP Participant a statement of account confirming the transaction and itemizing the previous reinvestment activity for the calendar year. DRP Participants will receive tax information annually for their personal records and to assist in the preparation of their federal income tax returns. For federal income tax purposes, DRP Participants will generally be treated as having received a dividend distribution equal to the fair market value of the DRP shares that are purchased with the DRP , plus the brokerage commissions, if any, allocable to the purchase of such shares, and DRP Participants will have a tax basis Participant's reinvested dividends generally on the date that the Company credits such shares to the DRP Participant's account s in the shares equal to such value. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS."



                   CERTAIN PROVISIONS OF MARYLAND LAW AND
           OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS

           The following summary of certain provisions of the Maryland General Corporation Law, as amended from time to time, and of the Articles of Incorporation and the Bylaws of the Company does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and to the Articles of Incorporation and the Bylaws of the Company, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information." For a description of additional restrictions on transfer of the Common Stock, see "Description of Capital Stock-Repurchase of Shares and Restrictions on Transfer."

REMOVAL OF DIRECTORS

           The Articles of Incorporation provide that a director may be removed from office at any time but only, in the case of removal by shareholders, for cause by the affirmative vote of the holders of at least two-thirds of the votes of the shares entitled to be cast in the election of directors or, in the case of the directors, with or without cause by the affirmation vote of at least two-thirds of the directors then in office.

STAGGERED BOARD


           The Charter and the Bylaws divide the Board of Directors into three classes of directors, each class constituting approximately one-third of the total number of directors, which the classes serving staggered three-year terms. The classification of the Board of Directors will make it more difficult for stockholders to change the composition of the Board of Directors because only a minority of the directors can be elected at once. The Company believes, however, that the staggered Board of Directors will help to ensure continuity and stability of the Company's management and policies. The classification provisions could also discourage a third party from accumulating the Company's stock or attempting to obtain control of the Company, even though this attempt might be beneficial to the Company and some, or a majority, of its stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of Common Stock at a higher price than might otherwise be available.


BUSINESS COMBINATIONS

           Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation (an "Interested Stockholder") or an affiliate of such an Interested Stockholder are prohibited for five years after the most recent date on which the Interested Stockholder becomes an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. The MGCL does not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

CONTROL SHARE ACQUISITIONS


           The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.


           A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.


           If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.


           The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (ii) to acquisitions approved or exempted by the Articles of Incorporation or Bylaws of the corporation.

           The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's shares of Common Stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

AMENDMENT TO THE ARTICLES OF INCORPORATION

           The Company reserves the right from time to time to make any amendment to its Articles of Incorporation, now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in the Articles of Incorporation, of any shares of outstanding stock. The Articles of Incorporation may be amended only by the affirmative vote of holders of shares entitled to cast not less than a majority of all the votes entitled to be cast on the matter; provided, however, that provisions on removal of directors may be amended only by the affirmative vote of holders of shares entitled to cast not less than two-thirds of all the votes entitled to be cast in the election of directors.

DISSOLUTION OF THE COMPANY

           The dissolution of the Company must be approved by a majority of the directors then in office and by the affirmative vote of holders of shares entitled to cast not less than seventy-five percent of all the votes entitled to be cast on the matter unless such dissolution has been approved by at least two-thirds of the directors then in office, in which case such dissolution must also be approved by a majority of all the votes entitled to be case on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

           The Bylaws provide that (a) with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to the Company's notice of the meeting, (2) by the Board of Directors or, (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws, and (b) with respect to special meetings of stockholders, only the business specified in the Company's notice of meeting may be brought before the meeting of stockholders and nominations of persons for election to the Board of Directors or (c) provided that the Board of Directors has determined that directors shall be elected at such meeting, by a stockholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

POSSIBLE ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE ARTICLES OF INCORPORATION AND BYLAWS

           The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Articles of Incorporation on staggered board removal of directors and the advance notice provisions of the Bylaws could delay, defer or prevent a change in control of the Company or other transaction that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

TRANSFER AGENT AND REGISTRAR

           The Company intends to appoint ______________ [address and phone] as its transfer agent and registrar for the Common Stock.

REPORTS TO STOCKHOLDERS

           The Company will furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.


                                UNDERWRITING


           Subject to the terms and conditions set forth in a purchase agreement (the "Purchase Agreement"), the Company has agreed to sell to each of the underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Friedman, Billings, Ramsey & Co., Inc. and others in the future are acting as representatives (the "Representatives"), has severally agreed to purchase from the Company the number of shares of Common Stock set forth opposite its name below.


                                                              Number of
         Underwriter                                            shares
-----------------------------------------------------------------------
Friedman, Billings, Ramsey & Co., Inc. ................
_________________________________________..............
_________________________________________..............


-----------------------------------------..............--------------
           Total.......................................===============


           In the Purchase Agreement, the several Underwriters named therein have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of Common Stock being sold pursuant to the Purchase Agreement if any of such shares of Common Stock are purchased. Under certain circumstances, the commitments of non-defaulting Underwriters may be increased as set forth in the Purchase Agreement.

           The Representatives have advised the Company that the Underwriters propose to offer the shares of Common Stock offered hereby to the public initially at the public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $ ___ per share of Common Stock, and that the Underwriters may allow, and such dealers may reallow, a discount not in excess of $ ___ per share of Common Stock on sales to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

           The Company has granted to the Underwriters an option exercisable for 30 days after the date hereof to purchase up to an aggregate of ___________ additional shares of Common Stock to cover over-allotments, if any, at the initial public offering price, less the underwriting discount set forth on the cover page of this Prospectus. To the extent that the Underwriters exercise such option, each of the Underwriters will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the foregoing table is of the number of shares of Common Stock initially purchased by the Underwriters.


           The Company, the Manager and their respective officers and directors have agreed not to offer, sell, agree or offer to sell, grant any option to purchase or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock directly or indirectly, for a period of 180 days after the date of this Prospectus without the prior written consent of Friedman, Billings, Ramsey & Co., Inc. acting on behalf of the Underwriters, except that the Company may, without such consent, grant options or issue shares of Common Stock pursuant to the Company's 1998 Stock Option Plan.


           The Representatives of the Underwriters have advised the Company that the Underwriters do not intend to confirm sales to any account over which they exercise discretionary authority.

           Prior to the offering, there has been no public market for the Common Stock. The initial public offering price of the Common Stock will be determined by negotiations between the Company and the Representatives. Among the factors considered in such negotiations, in addition to prevailing market conditions, are the Company's future prospects, the experience of its management, the economic condition of the financial services industry in general, the demand for similar securities of companies considered comparable to the Company and other relevant factors. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered an indication of the actual value of the Common Stock. Such price will be subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial public offering price.

           Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

           If the Underwriters create a short position in the Common Stock in connection with the offering (i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus), the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position through the exercise of all or part of the over-allotment options described above.

           The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters, short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the Offering.

           In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

           Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

           The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make in respect thereof. The Company intends to purchase insurance that, among other things, provides coverage for the Company with respect to the foregoing indemnification and contribution agreement. See "The Manager - Expenses."

           Certain of the Underwriters have performed, and may continue to perform, investment banking, broker-dealer and financial advisory services for the Company and certain of its Affiliates and have received and will receive customary compensation therefor.

           The Underwriters undertake that the minimum distribution, issuance and aggregate market value requirements for listing on the [New York Stock Exchange] will be achieved in the Offering.


                               LEGAL MATTERS


           The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Skadden Arps Slate Meagher & Flom LLP, New York, New York, who will rely on the opinion of __________________ with respect to matters of Maryland law, and certain legal matters will be passed upon for the Underwriters by _______________. In addition, the description of federal income tax consequences contained in this Prospectus entitled "Federal Income Tax Considerations" is based upon the opinion of Skadden Arps Slate Meagher & Flom LLP.



                                  EXPERTS

           The balance sheet of Anthracite Mortgage Capital Inc. as of _____________, 1997, included in this Prospectus has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


                           ADDITIONAL INFORMATION

           Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Company will be subject to the informational requirements of the Exchange Act, and in accordance therewith, will periodically file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048, and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respect by such reference. The Commission maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

           The Company intends to furnish the holders of Common Stock with annual reports containing financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited financial statements for each of the first three quarters of each year.


                                  GLOSSARY

           There follows an abbreviated definition of certain capitalized terms used in this Prospectus.

           "Affiliate" means, when used with reference to a specified person, (i) any person that directly or indirectly controls or is controlled by or is under common control with the specified person, (ii) any person that is an officer of, partner in or trustee of, or serves in a similar capacity with respect to, the specified person or of which the specified person is an officer, partner or trustee, or with respect to which the specified person serves in a similar capacity, and (iii) any person that, directly or indirectly, is the beneficial owner of 5% or more of any class of equity securities of the specified person or of which the specified person is directly or indirectly the owner of 5% or more of any class of equity securities; provided, however, that the Company an its subsidiaries will not be treated as an Affiliate of the Manager and its Affiliates.

           "Agency Certificates" means GNMA Certificates, Fannie Mae Certificates and FHLMC Certificates.

           "ARM" means either a (i) a Mortgage Security as to which the underlying mortgage loans feature adjustments of the underlying interest rate at predetermined times based on an agreed margin to an establish index or (ii) a Mortgage Loan or any mortgage loan underlying a Mortgage Security that features adjustments of the underlying interest rate at predetermined times based on an agreed margin to an established index. An ARM is usually subject to periodic and lifetime interest rate and/or payment caps.

           "Articles of Incorporation" shall mean the Articles of Incorporation of the Company.

           "Average Invested Assets" means the average of the aggregate book value of the assets of the Company, including the assets of all of its direct and indirect subsidiaries before reserves for depreciation or bad debts or other similar noncash reserves computed by taking the daily average of such values during such period.

           "Average Net Worth" means for any period the arithmetic average of the sum of the proceeds from the offerings of its equity securities by the Company, before deducting any underwriting discounts and commissions and other expenses and costs relating to the offerings, plus the Company's retained earnings (without taking into account any losses incurred in prior periods) computed by taking the average of such values at the end of each month during such period.

           "Bankruptcy Code" means Title 11 of the United States Code, as amended.

           "Board of Directors" shall mean the Board of Directors of the Company.

           "Bridge Loans" means loans secured by real property and used for temporary financing.

           "Business Combinations" shall have the meaning specified in the MGCL.

           "Bylaws" shall mean the Bylaws of the Company.

           "Capital and Leverage Policy" means the policy of the Company that limits its ability to acquire additional Mortgage Assets during times when the capital base of the Company is less than a required amount, as described in this Prospectus.

           "Charitable Beneficiary" means a charitable beneficiary of a Trust.

           "Closely Held" shall have the meaning specified in the MGCL.

           "Closing Price" on any date shall mean the last sale price for such shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if transaction prices are not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation Systems, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Company's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Company's Board of Directors.

           "CMBS" shall mean commercial or multi-family MBS.

           "CMOs" means debt obligations (bonds) that are collateralized by mortgage loans or mortgage certificates other than Mortgage Derivative Securities and Subordinated Interests. CMOs are structured so that principal and interest payments received on the collateral are sufficient to make principal and interest payments on the bonds. Such bonds may be issued by United States government agencies or private issuers in one or more classes with fixed or variable interest rates, maturities and degrees of subordination that are characteristics designed for the investment objectives of different bond purchasers.

           "CMO Residuals" means derivative mortgage securities issued by agencies of the U.S. Government or by private originators of, or investors in, Mortgage Loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Commission" means the Securities and Exchange Commission.

           "Commitments" means commitments issued by the Company that will obligate the Company to purchase Mortgage Assets from or sell them to the holders of the commitment for a specified period of time, in a specified aggregate principal amount and at a specified price.

           "Common Stock" means the Company's shares of Common Stock, $.01 par value per share.

           "Company" means Anthracite Mortgage Capital Inc., a Maryland corporation.


           "Compensation Committee" means the committee of the Company's Board of Directors, comprised entirely of unaffiliated directors, that will administer the 1998 Stock Option Plan.


           "Construction Loans" shall mean a loan the proceeds of which are to be used to finance the costs of construction or rehabilitation of real property.


           "Control Shares" means voting shares of stock which, if aggregated with all other shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority or (iii) a majority or more of all voting power. Control shares do not include shares if the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval.


           "Control Share Acquisition" means the acquisition of control shares, subject to certain exceptions.

           "Conforming Mortgage Loans" means conventional Mortgage Loans that either comply with requirements inclusion in credit support programs sponsored by FHLMC, Fannie Mae or GNMA or are FHA or VA Loans, all of which are secured by first mortgages or deeds of trust on single-family (one to four units) residences.

           "Counsel" means Skadden Arps Slate Meagher & Flom LLP.

           "Counterparty" means a third-party financial institution with which the Company enters into an agreement.

           "Dealer Property" means real property and real estate mortgages other than stock in trade, inventory or property held primarily for sale to customers in the ordinary course of the Company's trade or business.

           "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in Section 521 of the Code) that is exempt from taxation under UBTI provisions of the Code, or any rural, electrical or telephone cooperative.

           "Distressed Mortgage Loans" shall mean Subperforming Mortgage Loans and Nonperforming Mortgage Loans.

           "Distressed Real Properties" shall mean REO Properties and other underperforming or otherwise distressed real property.

           "Dollar-Roll Agreement" means an agreement to sell a security for delivery on a specified future date and a simultaneous agreement to repurchase the same or substantially similar security on a specified future date.

           "ERISA" means the Employee Retirement Income Security Act of 1974.

           "ERISA Plan" means a pension, profit-sharing, retirement or other employee benefit plan that is subject to ERISA.

           "Excess Inclusion" shall have the meaning specified in Section 860E(c) of the Code.

           "Excess Servicing Rights" means contractual rights to receive a portion of monthly mortgage payments of interest remaining after those payments of interest have already been applied, to the extent required, to Pass-Through Certificates and the administration of mortgage servicing. The mortgage interest payments are secured by an interest in real property.

           "Excess Shares" means the number of shares of capital stock held by any person or group of persons in excess of [9.8]% of the outstanding shares.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended.

           "Exempt Organization" shall mean a Tax Exempt Entity.

           "FASIT" means Financial Asset Securitization Investment Trust.

           "FNMA" means the federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C., (S)1716 et seq.), formerly known as the Federal National Mortgage Association.

           "FNMA Certificates" means guaranteed mortgage pass-through certificates issued by Fannie Mae either in certified or book-entry form.

           "Federal Reserve Board" means the Board of Governors of the Federal Reserve System.

           "FHA" means the United States Federal Housing Administration.

           "FHA Loans" means Mortgage Loans insured by the FHA.

           "FHLMC" means the Federal Home Loan Mortgage Corporation.

           "FHLMC Certificates" means mortgage participation certificates issued by FHLMC, either in certificated or book-entry form.

           "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.

           "Foreclosure Property" means property acquired at or in lieu of foreclosure of the mortgage secured by such property or a result of a default under a lease of such property.

           "Funds From Operations" means net income (computed in accordance with GAAP) excluding gains or losses from debt restructuring and sales of property, plus depreciation and amortization on real estate assets and after adjustments for unconsolidated partnerships and joint ventures.

           "GAAP" means generally accepted accounting principles.

           "GNMA" means the Government National Mortgage Association.

           "GNMA Certificates" means fully modified pass-through mortgage-backed certificates guaranteed by GNMA and issued either in certificated or book-entry form.

           "High Quality" means either (i) securities that are rated __ or above by at least one of the Rating Agencies, (ii) securities that are unrated but are obligations of the United States or obligations guaranteed by the United States government or an agency or instrumentality thereof or (iii) securities that are of equivalent credit quality as determined by the Manager.

           "Housing Act" means the National Housing Act of 1934, as amended.

           "HUD" means the Department of Housing and Urban Development.



           "Ineligible Property" means property not eligible to be treated as foreclosure property.

           "Interested Stockholder" means any person who beneficially owns 10% or more of the voting power of a corporation's shares or an affiliate of a corporation who, at any time within the ten-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

           "IO" means Mortgage Derivative Securities representing the right to receive interest only or a disproportionately large amount of interest in relation to principal payments.

           "Intended Transferee" means, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for any restrictions on the transfer or ownership of Equity Stock, would own record title to shares of Equity Stock.

           "Inverse IOs" means IOs that bear interest rate at a floating rate that varies inversely with (and often at a multiple of) changes in a specific index.

           "Investment Company Act" means the Investment Company Act of 1940, as amended.

           "IRAs" means Individual Retirement Accounts.


           "ISOS" means qualified incentive stock options granted under the 1998 Stock Option Plan that meet the requirements of section 422 of the Code.


           "Issuers" means those entities that issue mortgage securities, including trusts or subsidiaries organized by the Company and Affiliates of the Manager.

           "Keogh Plans" means H.R. 10 Plans.

           "LIBOR" means London-Inter-Bank Offered Rate.

           "MGCL" means the Maryland General Corporation Law, as amended from time to time.

           "Management Agreement" means the agreement by and between the Company and the Manager whereby the Manager agrees to perform certain services to the Company in exchange for certain compensation.

           "Manager" means BlackRock Financial Management Inc., a Delaware corporation.

           "Market Discount Bonds" means obligations with a stated redemption price at maturity that is greater than the Company's tax basis in such obligations.

           "Market Price" on any date shall mean, with respect to a class or series of outstanding shares of the Company's stock, the Closing Price for such stock on such date.

           "Master Servicer" shall mean an entity acceptable to the Rating Agencies that regularly engage in the business of Mortgage Loans.

           "MBS" shall mean mortgage-backed securities (including CMBS and RMBS).

           "Mezzanine Loan" shall mean a loan secured by a lien on Real Property that is subordinate to a lien on such Real Property securing another loan.

           "Mortgage Back Securities" means debt obligations (bonds) that are secured by mortgage loans or mortgage certificates.

           "Mortgage Derivative Securities" means mortgage securities that provide for the holder to receive interest only, principal only, or interest and principal in amounts that are disproportionate to those payable on the underlying Mortgage Loans and may include other derivative instruments.

           "Mortgage Loans" means loans secured by real property.

           "Mortgage Warehouse Participations" means participations in lines of credit to mortgage originators that are secured by recently originated mortgage Loans that are in the process of being either securitized or sold to permanent investors.

           "NAREIT" shall mean the National Association of Real Estate Investment Trusts, Inc.

           "Net Income" means the taxable income of the Company.

           "Net Leased Real Estate" means real estate that is net leased on a long-term basis (ten years or more) to tenants who are customarily responsible for paying all costs of owning, operating, and maintaining the leased property during the term of the lease, in addition to the payment of a monthly net rent to the landlord for the use and occupancy of the premises.

           "1997 Act" means The Taxpayer Relief Act of 1997.

           "95% of Income Test" means the income-based test that the Company must meet to qualify as a REIT described in paragraph 2 of "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Gross Income Tests."

           "Non-Economic Residual" shall mean CMO Residuals that are required to report taxable income or loss but receive no cash flow from the Mortgage Loans.

           "Non-Investment Grade" means a credit rating from a Rating Agency of "BBB" or less.

           "Nonperforming Mortgage Loans" shall mean multifamily and commercial mortgage loans for which the payment of principal and interest is more than 90 days delinquent.

           "Non-REMIC Residual interests" shall mean a class of MBS that is not designated as the residual interest in one or more REMICS.

           "Non-U.S. Stockholders" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders.

           "Offering" means the shares of Common Stock offered through the Underwriters in connection with this Prospectus.

           "Offering Price" shall mean the offering price of $      per
Common Share offered hereby.

           "OID" shall mean original issue discount.

           "One-Year U.S. Treasury Rate" means average of weekly average yield to maturity for U.S. Treasury securities (adjusted to a constant maturity of one year) as published weekly by the Federal Reserve Board during a yearly period.

           "Pass-Through Certificates" means securities (or interests therein) other than Mortgage Derivative Securities and Subordinate Interests evidencing undivided ownership interests in a pool of mortgage loans, the holders of which receive a "pass-through" of the principal and interest paid in connection with the underlying mortgage loans in accordance with the holders, respective, undivided interests in the pool. Pass-Through Certificates include Agency Certificates, as well as other certificates evidencing interests in loans secured by single-family properties.

           "PNC" means PNC Bank Corp., a Delaware corporation.

           "PNC Group" means PNC together with its subsidiaries and Affiliates.

           "PO" means Mortgage Derivative Securities representing the right to receive principal only or a disproportionate amount of principal.

           "Preferred Stock" shall mean the preferred stock of the Company.

           "Privately Issued Certificates" means mortgage participation certificates issued by certain private institutions. These securities entitle the holder to receive a pass-through of principal and interest payments in the underlying pool of Mortgage Loans and are issued or guaranteed by the private institution.

           "Prohibited Transaction" means a transaction involving a sale of Dealer Property, other than Foreclosure Property.

           "Purchase Agreement" shall mean the agreement pursuant to which the Underwriters will underwrite the Common Stock.


           "Qualified Hedges" means any interest rate swap or cap agreement, option, futures contract, forward rate agreement, or similar financial instrument entered into by the Company to reduce interest rate risk with respect to any indebtedness incurred or to be incurred by the Company to acquire or carry Real Estate Assets.

           "Qualified REIT Real Estate Assets" means Pass-Through
Certificates, Mortgage Loans, Agency Certificates, real property and other assets of the type described in section 856(c)(6)(B) of the Code.

           "Qualified REIT Subsidiary" means a corporation whose stock is entirely owned by the REIT.


           "Qualified Temporary Investment Income" means income attributable to stock or debt instruments acquired with new capital of the Company received during the one-year period beginning on the day such proceeds were received.

           "Rating Agency" means, with respect to securities of U.S. issuers, any nationally recognized statistical rating organization and, with respect to non-U.S. issuers, any of the foregoing or any equivalent organization operating in the jurisdiction where the issuer's principal operations are located either Standard & Poor's and Moody's Investors Service, Inc.

           "Real Estate Asset" shall mean interests in real property, mortgages on real property to the extent the principal balance of the mortgage does not exceed the fair market value of the associated real property, regular or residual interests in a REMIC, (except that, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if the Company held such assets), the Company will be treated as holding directly its proportionate share of the assets of such REMIC), and shares of other REITs.


           "REIT" means a real estate investment trust as defined under section 856 of the Code.


           "REIT Provisions of the Code" means Sections 856 through 860 of the Code.

           "Related Party Tenant" means the Company, or a direct or indirect owner of 10% or more of the Company, owns more than 10% or more of the ownership interests in a tenant, taking into account both direct and constructive ownership.

           "REMIC" means a real estate mortgage investment conduit.

           "REMIC Residual Interests" shall mean a class of MBS that is designated as the residual interest in one or more REMICS.

           "Rent" shall mean the rent received by the Company from tenants of Real Property owned by the Company.

           "REO Property" shall mean real property acquired at foreclosure (or by deed in lieu of foreclosure).

           "Representatives" shall mean each Underwriter that is acting as a representative for other Underwriters.

           "Residual Interests" shall mean REMIC and non-REMIC Residual Interests collectively.

           "Return on Equity" means an amount calculated for any quarter by dividing the Company's Net Income for the quarter by its Average Net Worth for the quarter.

           "RMBS" shall mean a series of one- to four-family residential MBS.

           "Securities Act" means the Securities Act of 1933, as amended.

           "Service" means the Internal Revenue Service.

           "Servicers" means those entities that perform the servicing functions with respect to Mortgage Loans or Excess Servicing Rights owned by the Company.

           "75% of Income Test" means the income-based test that the Company must meet to qualify as a REIT described in paragraph 1 of "Federal Income Tax Considerations--Requirements for Qualification as a REIT--Gross Income Tests."

           "Shared Appreciation Provision" means

           "Special Servicing" shall mean servicing of defaulted mortgage loans, including oversight and management of the resolution of such mortgage loans by modification, foreclosure, deed in lieu of foreclosure or otherwise.


           "1998 Stock Option Plan" means the stock option plan adopted by the Company in 1998.


           "Sub IOs" shall mean an IO with characteristics of a Subordinated Interest.

           "Subperforming Mortgage Loans" shall mean multifamily and commercial mortgage loans for which default is likely or imminent.

           "Suppliers of Mortgage Assets" means mortgage bankers, savings and loan associations, investment banking firms, banks, home builders, insurance companies and other concerns or lenders involved in mortgage finance or originating and packaging mortgage loans, and their Affiliates.

           "Tax-Exempt Entity" means a qualified pension, profit-sharing or other employee retirement benefit plans, Keogh plans, bank commingled trust funds for such plans, and IRAs, and other similar entities intended to be exempt from federal income taxation.


           "Taxable Income" means for any year the taxable income of the Company for such year (excluding any net income derived either from property held primarily for sale to customers or from Foreclosure
Property) subject to certain adjustments provided in the REIT Provisions of the Code.


           "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to a constant maturity of ten years) published by the Federal Reserve Board during a quarter, or, if such rate is not published by the Federal Reserve Board, any Federal Reserve Bank or agency or department of the federal government selected by the Company. If the Company determines in good faith that the Ten Year U.S. Treasury Rate cannot be calculated as provided above, then the rate shall be the arithmetic average of the per annum average yields to maturities, based upon closing asked prices on each business day during a quarter, for each actively traded marketable U.S. Treasury fixed interest rate security with a final maturity date not less than eight nor more than twelve years from the date of the closing asked prices as chosen and quoted for each business day in each such quarter in New York City by at least three recognized dealers in U.S. government securities selected by the Company.

           "Treasury Regulations" shall mean the income tax regulations promulgated under the Code.

           "Trust" means a trust that is the transferee of that number of shares of Common Stock the beneficial or constructive ownership of which otherwise would cause a person to acquire or hold, directly or indirectly, shares of Common Stock in an amount that violates the Company's Articles of Incorporation, which trust shall be for the exclusive benefit of one or more Charitable Beneficiaries.

           "Trustee" means a trustee of a Trust for the exclusive benefit of a Charitable Beneficiary.


           "UBTI" means "unrelated trade or business income" as defined in section 512 of the Code.


           "UBTI Percentage" shall mean the gross income derived by the Company from UBTI (determined as if the Company was a pension trust) divided by gross income of the Company for the year in which the dividends are paid.


           "Unaffiliated Directors" shall mean a director who (a) does not own greater than a de minimis interest in the Manager or any of its Affiliates, and (b) within the last two years, has not (i) directly or indirectly been employed by the Manager or any of its Affiliates, (ii) been an officer or director of the Manager or any of its Affiliates,
(iii) performed services for the Manager or any of its Affiliates, or
(iv) had any material business or professional relationship with the Manager or any of its Affiliates.

           "Underwriters" shall mean Friedman, Billings, Ramsey & Co., Inc. as well as others in the future and each of the underwriters for whom they are acting as representatives.


           "United States Stockholder" means an initial purchaser of the Common Stock that, for United States income tax purposes, is a United States person (i.e., is not a Foreign Holder).

           "VA" means the United States Veterans Administration.

           "VA Loans" means Mortgage Loans partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended.




                      ANTHRACITE MORTGAGE CAPITAL INC.
                               BALANCE SHEET
                           ___________ ___, 1997



                                   ASSETS

Cash     .......................................      $    1,500
                                                       =========


                    LIABILITIES AND STOCKHOLDER'S EQUITY

Stockholder's Equity
           Preferred Stock, par value $0.001
           per share; 100,000,000 shares authorized,
           no shares issued; Common Stock, par value
           $0.001 per share; 400,000,000 shares
           authorized; 1000 shares issued and outstanding....   $      1

Additional paid-in-capital...................................      1,499
                                                                --------
           Total Stockholder's Equity.......................    $  1,500
                                                                ========

                  See accompanying notes to balance sheet.



                      ANTHRACITE MORTGAGE CAPITAL INC.
                           NOTES TO BALANCE SHEET
                            _________ ___, 1997


NOTE 1 - THE COMPANY

           Anthracite Mortgage Capital Inc. (the "Company") was incorporated in Maryland and was initially capitalized through the sale of 100 shares of Common Stock for $1,500 on _________ ___, 1997. The Company will seek to acquire primarily mortgage-backed securities and may also invest in other real estate related assets, including mortgage loans.

           The Company has had no operations to date other than matters relating to the organization and start-up of the Company. Accordingly, no statement of operations is presented.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

FEDERAL AND STATE INCOME TAXES

           The Company will elect to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and generally will not be subject to federal and state taxes on its income to the extent it distributes annually 95% of its predistribution taxable income to stockholders and maintains its qualification as a real estate investment trust.

INCOME RECOGNITION

           Income and expenses are to be recorded on the accrual basis of accounting.


NOTE 3 - TRANSACTIONS WITH AFFILIATES

           The Company intends to enter into a Management Agreement (the "Management Agreement") with BlackRock Financial Management Inc. (the "Manager"), a wholly owned subsidiary of PNC Bank Corp, under which the Manager will manage the Company's day-to-day operations, subject to the direction and oversight of the Company's Board of Directors. The Company will pay the Manager annual base management compensation, payable quarterly, equal to 1% of the Average Net Invested Capital as further defined in the Management Agreement. The Company will also pay the Manager, as incentive compensation, an amount equal to 25% of the Funds from Operation of the Company plus gains (minus losses), before incentive compensation, in excess of the amount that would produce an annualized Return on Equity on the invested amount of common stock equal to 2% over the Ten-Year U.S.
Treasury Rate as further defined in the Management Agreement.

           The Company intends to adopt a stock option plan that provides for the grant of qualified stock options, non-qualified stock options, stock appreciation rights and dividend equivalent rights ("Options") under which Options may be granted to the Manager, directors, officers and any key employees of the Company and to the directors, officers and key employees of the Manager.

NOTE 4 - PUBLIC OFFERING OF COMMON STOCK

           The Company is in the process of filing a Registration Statement for the sale of its common stock. Contingent upon the consummation of the public offering, the Company will be liable for organization and offering expenses in connection with the sale of the shares offered.



NO DEALER, SALESPERSON, OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE COMMON STOCK BY ANYONE IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.
-------------------------------------------------------------------------


                             TABLE OF CONTENTS


                                                                    PAGE

PROSPECTUS SUMMARY...................................................6

DIVIDEND POLICY AND DISTRIBUTIONS...................................10

RISK FACTORS........................................................14

USE OF PROCEEDS.....................................................23

DIVIDEND AND DISTRIBUTION POLICY....................................23

CAPITALIZATION......................................................24

MANAGEMENT OF THE COMPANY...........................................42

THE MANAGER.........................................................47

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT......53

FEDERAL INCOME TAX CONSIDERATIONS...................................54

ERISA CONSIDERATIONS................................................67

DESCRIPTION OF CAPITAL STOCK........................................67

CERTAIN PROVISIONS OF MARYLAND LAW AND
OF THE COMPANY'S ARTICLES OF INCORPORATION AND BYLAWS...............70

UNDERWRITING........................................................73

LEGAL MATTERS.......................................................75

EXPERTS    .........................................................75

ADDITIONAL INFORMATION..............................................75

GLOSSARY   .........................................................76



           UNTIL _________, (25 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
------------------------------------------------------------------------



                            ____________ SHARES


                            ANTHRACITE MORTGAGE
                                CAPITAL INC.




                                COMMON STOCK


                              ---------------


                                 PROSPECTUS

                              ---------------



                   FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


                              ---------------



                                   , 1997



ITEM 30.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

           Not Applicable.

ITEM  31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

           The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.


                                                          AMOUNT TO BE PAID


SEC Registration Fee..................................   $
NYSE listing fee......................................         *
NASD filing fee.......................................
Printing and engraving expenses.......................         *
Legal fees and expenses...............................         *
Accounting fees and expenses..........................         *
Transfer agent and custodian fees.....................         *
Miscellaneous.........................................         *

Total.................................................         *


*   To be provided by amendment.


ITEM 32.   SALES TO SPECIAL PARTIES

           The securities described in Item 33(a) were issued to BlackRock Financial Management Inc. in exchange for cash.

ITEM 33.    RECENT SALES OF UNREGISTERED SECURITIES.

           (a) Pursuant to the exemption provided by Section 4(2) of the Securities Act, on September 15, 1997 the Company issued 100 shares of Common Stock for an aggregate purchase price of $1,500 to BlackRock Financial Management Inc.

           (b) Pursuant to the exemption provided by Rule 701 promulgated under the Securities Act, on __________, 1997, the Company issued options to purchase shares of Common Stock with an exercise price of $ per share.

ITEM 34.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           As permitted by the MGCL, the Company's Articles of Incorporation obligate the Company to indemnify its present and former directors and officers and the Manager and its employees, officers, directors and controlling persons and to pay or reimburse reasonable expenses for such persons in advance of the final disposition of a pro-ceeding to the maximum extent permitted from time to time by Maryland law. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith, or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. The Bylaws of the Company implement the provisions relating to indemnification contained in the Company's Articles of Incorporation. The MCGL permits the charter of a Maryland corporation to include a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except to the extent that (i) the person actually received an improper benefit or profit in money, property or services, or (ii) a judgment or other final adjudication is entered in a proceeding based on a finding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Articles of Incorporation contain a provision providing for elimination of the liability of its directors or officers to the Company or its stockholders for money damages to the maximum extent permitted by Maryland law from time to time. In addition, the officers, directors, and controlling persons of the Company are indemnified against certain liabilities by the Company under the Purchase Agreement relating to this Offering. The Company will maintain for the benefit of its officers and directors, officers' and directors' insurance.

           The Purchase Agreement (Exhibit 1.1) also provides for the indemnification by the Underwriters of the Company, its directors and officers and persons who control the Company within the meaning of
Section 15 of the Securities Act with respect to certain liabilities, including liabilities arising under the Securities Act.

ITEM 35.   TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

           Not applicable.

ITEM 36.   FINANCIAL STATEMENTS AND EXHIBITS.

           (a)   Financial Statements included in the Prospectus are:

                 Balance sheet at __________ ___, 1997

                 Notes to financial statements

                 All schedules have been omitted because they are not applicable.

           (b)   Exhibits


                 *1.1     Form of Purchase Agreement
                  3.1     Articles of Incorporation of the Registrant
                 *3.2     Bylaws of the Registrant
                 *5.1     Opinion of Skadden Arps Slate Meagher & Flom LLP
                 *8.1     Opinion of Skadden Arps Slate Meagher & Flom LLP
                 *10.1    Management Agreement between the Registrant and
                          BlackRock Financial Management Inc.
                 *10.6    1998 Stock Option Incentive Plan
                 *10.8    1998  outside Directors Stock Option Plan
                  23.1    Consent of Deloitte & Touche LLP
                 *23.2    Consent of Skadden Arps Slate Meagher & Flom LLP
                          (included in Exhibits 5.1 and 8.1)
                  24.1    Power of Attorney (included on page II-5)
                 *99.1    Consents to be named as a director pursuant to
                          Rule 438


           *     To be filed by amendment.



ITEM 37.   UNDERTAKINGS

           The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing of the Offering certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

           Insofar as indemnification by Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling person of the Registrant pursuant to the provisions referenced in Item 34 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

           The undersigned Registrant hereby undertakes:

           (1) That for purposes of determining any liability under the Securities Act, the information omitted from the Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



G10                                 SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, State of New York, on the 11th day of December, 1997.


                                          ANTHRACITE MORTGAGE CAPITAL INC.



                                          By:   /s/Richard Shae
                                                Chief Operating Officer






           PURSUANT TO REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


/s/   LAURENCE D. FINK       Chairman of the Board
      Laurence D. Fink

/s/   HUGH R. FRATER         President (Principal Executive
      Hugh R. Frater         Officer)


/s/   RICHARD SHAE           Chief Operating Officer
      Richard Shae           (Principal Financial and
                             Accounting Officer)




                               EXHIBIT INDEX



*1.1       Form of Purchase Agreement
 3.1 Articles of Incorporation of the Registrant is incorporated by reference to Exhibit 3.1 of the Registration Statement filed with the Securities and Exchange Commission on November 21, 1997.
*3.2       Bylaws of the Registrant
*5.1       Opinion of Skadden Arps Slate Meagher & Flom LLP
*8.1       Opinion of Skadden Arps Slate Meagher & Flom LLP
*10.1 Management Agreement between the Registrant and BlackRock Financial Management Inc.
*10.6      1998 Stock Option Incentive Plan
*10.8      1997 Outside Directors Stock Option Plan
*23.1      Consent of Deloitte & Touche LLP
*23.2 Consent of Skadden Arps Slate Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)
 24.1 Power of Attorney (included on page II-5) is incorporated by reference to Exhibit 24.1 of the Registration Statement filed with the Securities and Exchange Commission on November 21, 1997.
*99.1      Consents to be named as a director pursuant to Rule 438



*          To be filed by amendment.